Filed with the Securities and Exchange Commission on May 29, 2003

Registration No. 333-[        ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NISSAN MASTER OWNER TRUST RECEIVABLES

(Issuer with respect to the Securities)

NISSAN WHOLESALE RECEIVABLES CORPORATION II

(Originator of the trust described herein)
(Exact name of Registrant as specified in its charter)

Delaware	65-1184628
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

990 West 190th Street
Torrance, California 90502
(310) 719-8369
(Name, address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Jin W. Kim, Esq.
Nissan Wholesale Receivables Corporation II
990 West 190th Street
Torrance, California 90502
(310) 719-8289
(Name, address, including zip code, and telephone number,
including area code, of agent for service with respect to the Registrant)

COPIES TO:

Daniel F. Passage, Esq.
O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, California 90071
(213) 430-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [ x ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  [  ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed	Amount of
Title of each class of Registration	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit(2)	Price	Fee
Asset Backed Notes	$1,000,000	100%	$1,000,000	$80.90

(1)	With respect to Notes denominated in a foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Notes are originally offered.

(2)	Estimated solely for the purpose of calculating the registration fee.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INTRODUCTORY NOTE

          This Registration Statement contains (i) a form of Prospectus relating to the offering of one or more series of Asset Backed Notes by Nissan Master Owner Trust Receivables and (ii) a form of Prospectus Supplement relating to the offering by Nissan Master Owner Trust Receivables of a particular series of Asset Backed Notes as described therein. The form of Prospectus Supplement relates only to the securities described therein and is a form which may be used, among others, by Nissan Master Owner Trust Receivables to offer Asset Backed Notes under this Registration Statement.

PROSPECTUS

NISSAN MASTER OWNER TRUST RECEIVABLES
Issuer
Auto Dealer Floorplan Loan Asset Backed Notes

NISSAN WHOLESALE RECEIVABLES CORPORATION II,
Transferor

NISSAN MOTOR ACCEPTANCE CORPORATION,
Servicer

     The Issuer –

•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own a revolving pool of receivables arising from time to time in connection with the purchase and financing by various retail motor vehicle dealers of their new and used automobile and light-duty truck inventory.

     The Notes –

•	will be obligations of the issuer only;

•	will be paid only from the assets of the issuer;

•	will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes;

•	will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized statistical rating organization; and

•	may have the benefit of one or more forms of credit enhancement.

     Before you decide to invest in any of the Notes, please read this prospectus and the related prospectus supplement. There are material risks in investing in the Notes. Please read the risk factors beginning on page 10 of this prospectus and in the accompanying prospectus supplement. The Notes will be obligations of the Issuer only and neither the Notes nor the assets of the Issuer will represent interests in or obligations of Nissan Wholesale Receivables Corporation II, Nissan Motor Co., Ltd., Nissan Motor Acceptance Corporation, Nissan North America, Inc. or any of their affiliates or any other person.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Notes or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 29, 2003.

Reading this Prospectus and the Accompanying Prospectus Supplement

     Information on your Notes is provided in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of Notes, including your Notes and

•	the accompanying prospectus supplement provides a summary of the specific terms of your Notes.

     If the terms of the Notes described in this prospectus differ from those described in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     This prospectus uses defined terms. Definitions can be found in the “Glossary of Principal Terms” beginning on page A-1 of this prospectus.

     Cross-references to sections in these documents where you can find further related discussions are provided. Refer to the table of contents in the front of each document to locate the referenced sections.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. No one has been authorized to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

Where You Can Find More Information

     The Transferor has filed a registration statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the offering of the Notes described herein. This prospectus does not contain all of the information contained in that registration statement.

     That registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330). The Securities and Exchange Commission also maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Copies of the operative agreements relating to the Notes also will be filed with the Securities and Exchange Commission.

SUMMARY OF TERMS
RISK FACTORS
THE TRANSFEROR
THE SERVICER
USE OF PROCEEDS
DEALER FLOORPLAN FINANCING BUSINESS
THE TRUST PORTFOLIO
DESCRIPTION OF THE NOTES
SOURCES OF FUNDS TO PAY THE NOTES
DESCRIPTION OF THE INDENTURE
DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT
DESCRIPTION OF HEDGE AGREEMENT
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
REPORTS TO NOTEHOLDERS
GLOSSARY OF PRINCIPAL TERMS
SUMMARY OF TERMS
RISK FACTORS
USE OF PROCEEDS
THE ISSUER
OWNER TRUSTEE
INDENTURE TRUSTEE
ADMINISTRATOR
DEALER FLOORPLAN FINANCING BUSINESS
SERIES PROVISIONS
DEPOSIT AND APPLICATION OF FUNDS
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
NOTE RATINGS
GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT
Global Clearance, Settlement and Tax Documentation Procedures
Series of Notes Issued by the Issuer
PART II
SIGNATURES
Exhibit Index
EXHIBIT 25.1

-i-

SUMMARY OF TERMS

     The following summary is a short, concise description of the main structural features that a series or class of notes may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a note. You will find a detailed description of the possible terms of a note following this summary. Refer to the “Glossary of Principal Terms” for the definitions of each capitalized term used in this summary and elsewhere in this prospectus.

PARTIES

Issuer	Nissan Master Owner Trust Receivables, a Delaware statutory trust

Transferor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation.

Servicer and Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Indenture Trustee	JPMorgan Chase Bank.

Owner Trustee	Wilmington Trust Company.

Title of Securities	Auto Dealer Floorplan Loan Asset Backed Notes.

The Issuer	The issuer will be governed by a trust agreement between the transferor and the Owner Trustee. The primary assets of the issuer will be: (1) receivables existing under the designated accounts at the close of business on the date set forth in the related prospectus supplement, receivables generated under the designated accounts from time to time after that date, as well as receivables generated under any accounts added from time to time; (2) all funds collected or to be collected in respect of the receivables; (3) all funds on deposit in the accounts of the issuer; (4) any other enhancement issued with respect to any particular series or class; and (5) a security interest in motor vehicles and in some cases, parts inventory, equipment, fixtures, service accounts and, realty and/or a personal guarantee securing the receivables.

The Accounts	The accounts under which the receivables have been or will be generated are revolving credit agreements entered into with Nissan Motor Acceptance Corporation by dealers to finance the purchase of their automobile and light duty truck inventory. Accounts may be added to, or under limited circumstances, removed from the issuer trust estate.

The Receivables	The designated accounts in which the receivables arise are revolving floorplan accounts established by motor vehicle dealers with Nissan Motor Acceptance Corporation to finance their inventories of automobiles and light-duty trucks. However, the designated accounts themselves, along with any obligations to fund new purchases of vehicles under the floorplan financing agreements, remain with Nissan Motor Acceptance Corporation. The receivables consist primarily of principal and interest payments received on the designated accounts. Only the receivables arising in connection with the designated accounts are transferred to the issuer.

At the time that Nissan Motor Acceptance Corporation designates an account for transfer to the issuer, the account must meet eligibility criteria which may include limitations on the dealers’ geographic location, among others.

Once Nissan Motor Acceptance Corporation has designated an account for transfer to the issuer, all new receivables arising in connection with that designated account will be transferred automatically to the issuer generally unless the account becomes an ineligible account or is redesignated for removal. Accordingly, the total amount of receivables comprising assets of the issuer will fluctuate daily as new receivables arise in designated accounts and are transferred to the issuer and existing receivables are collected, charged off as uncollectible or otherwise adjusted.

Interest	Each note entitles the holder to receive payments of interest as described in the related prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for interest payments, priority of interest payments, interest payment dates, interest rates, methods for computing interest and rights to any series enhancement.

Each class of notes may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the notes. See “Description of the Notes—Interest Payments” in this prospectus and “Series Provisions—Interest” in the related prospectus supplement.

Principal	Each note entitles the holder to receive payments of principal as and to the extent described in the related prospectus supplement. If a series of notes consists of more than one class, each class may differ in, among other things, the amounts allocated thereto for principal payments, priority of principal payments, principal payment dates, expected final principal payment dates, final maturity dates and rights to any series enhancement. See “Description of the Notes—Principal Payments” in this prospectus and “Series Provisions—Principal” in the related prospectus supplement.

Revolving Period	Generally, each series of notes will begin with a period during which the issuer will not pay or accumulate principal for payment to the noteholders of that series. This period is called the revolving period for such series. During the revolving period, the issuer will pay available principal amounts to the noteholders of other series or to the holders of the transferor interest or will use such amounts to purchase additional receivables. The revolving period for a series begins on its issuance date specified in the related prospectus supplement and ends on the earlier of the close of business on the day immediately preceding the date on which an early amortization period or an accumulation period for that series begins. Under certain limited circumstances, the revolving period can be suspended for redemptions or can recommence if an early amortization event terminates.

Following its revolving period, each series or class of notes will have one or more of the following periods in which:

•	principal is accumulated in specified amounts per month and paid on an expected final payment date, called an accumulation period;

•	principal is paid in fixed amounts at scheduled intervals, called a controlled amortization period; or

•	principal is paid in varying amounts each month based on the amount of principal collections received following an early amortization event, called an early amortization period.

In addition, each series or class of notes may have other types of accumulation periods or amortization periods as specified in the related prospectus supplement.

Accumulation Period	A series or class of notes is intended to receive payment in full of all principal thereof on the expected final payment date specified in the prospectus supplement for that series or class. If the series has more than one class, each class may have a different priority for payment, a different payment methodology and a different expected final payment date. For each class or series, there will be a specified period of time before the expected final payment date during which the issuer will deposit amounts available therefor into the accumulation account such that the full amount due as principal thereof will be available on such expected final payment date. The accumulation period for a series or class begins on a date specified in the related prospectus supplement and ends on the earlier of:

•	the end of the collection period preceding the payment date on which the notes of that series or class will be paid in full; and

•	the close of business on the day immediately preceding the date on which an early amortization period for that series begins.

Controlled Amortization Period	If a series or class of notes is in its controlled amortization period, the issuer will pay available principal up to a fixed amount, plus any amounts not previously paid, to those noteholders on each payment date during that period. If the series has more than one class, each class may have a different priority for payment and a different payment methodology. The controlled amortization period for a series or class starts on the date specified in the related prospectus supplement and ends on the earlier of:

•	the end of the collection period preceding the payment date on which the notes of that series or class will be paid in full; and

•	the close of business on the day immediately preceding the date on which an early amortization period for that series begins.

Early Amortization	If a series or class of notes is in its early amortization period, the issuer will pay available principal amounts to those noteholders on each payment date. If the series has more than one class, each class may have a different priority for payment. The early amortization period for a series or class begins on the close of business on the business day immediately preceding the date on which an early amortization event occurs, and ends on the earliest of:

•	the end of the collection period preceding the payment date on which the notes of that series or class will be paid in full;

•	the final maturity date for that series; and

•	the issuer termination date;

provided that an Early Amortization Period may terminate and the Revolving Period with respect to the series and any class may recommence if the event giving rise to the beginning of the Early Amortization Period no longer exists, in each case if and to the extent described in the prospectus supplement for such series.

Early Amortization Events	An early amortization event for any series of notes will include adverse events described in the related prospectus supplement. In addition to these series early amortization events, the following events are early amortization events for all series:

•	the failure of the transferor to transfer to the issuer receivables arising in any designated accounts within five business days of when required under the transfer and servicing agreement or agreements;

•	bankruptcy, insolvency or similar events relating to the transferor, Nissan Motor Acceptance Corporation, Nissan North America, Inc., or Nissan Motor Co., Ltd.; and

•	the issuer becomes subject to regulation as an “investment company” under the Investment Company Act of 1940.

See “Sources of Funds to Pay the Notes—Early Amortization Events” in this prospectus.

Events of Default	The indenture and related indenture supplement governing the terms and conditions of the notes issued by the issuer include a list of adverse events called events of default. Events of default include the following:

•	the issuer fails to pay interest on any note within five days of its due date;

•	the issuer fails to pay the principal of any note in full on its final maturity date;

•	the issuer defaults in the observance or performance of any covenant or any agreement under the indenture and the default or breach continues unremedied for 60 days after written notice of the default is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by holders of at least 50% of the outstanding principal balance of the affected notes;

•	the bankruptcy, insolvency, reorganization or similar events relating to the issuer or transferor; and

•	any other events of default described in the prospectus supplement.

If an event of default occurs, then, after any applicable cure period, the indenture trustee or the holders of at least a majority of the outstanding principal balance of the affected notes may accelerate the notes by declaring all affected notes to be immediately due and payable. However, if the event of default constitutes the bankruptcy, insolvency, reorganization or similar events, all the notes will be automatically accelerated. Any acceleration of the notes may, under limited circumstances described under “Description of the Indenture—Events of Default; Rights upon Event of Default” in this prospectus be rescinded by the holders of at least a majority of the outstanding principal balance of the affected notes.

It is not an event of default if the principal of a note is not paid on its expected final payment date.

Events of Default Remedies	After an event of default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuer’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes to the extent permitted by law. After an event of default, principal collections and interest collections allocated to the affected notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

After an event of default, the indenture trustee, acting on its own or at the direction of holders of a specified percentage of the outstanding principal balance of the accelerated notes, will have a limited right to foreclose on the assets of the issuer having a value equal to the percentage thereof that is allocable to the accelerated notes on a pro rata basis by causing the issuer to sell assets of the issuer having a principal amount generally equal to the invested amount of the accelerated notes. The proceeds from such sale of assets of the issuer will be used to pay the accelerated notes. See “Description of the Indenture—Events of Default; Rights upon Event of Default” in this prospectus.

Credit Enhancement	Credit enhancement for your class or series of notes may be in the form of overcollateralization, subordination of other classes or series of notes, a cash collateral guaranty or account, a reserve fund, a demand note, a letter of credit, a surety bond or insurance policy or any combination of the above or any other form of credit enhancement specified in the prospectus supplement. The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series. See “Description of the Notes—Credit Enhancement” in this prospectus.

Collections and Allocations	The servicer will receive collections on the receivables. The servicer will deposit these collections up to specified amounts into the collection account for the issuer and keep track of them as either interest collections or principal collections.

The servicer will allocate collections among each outstanding series of notes issued by the issuer and then between the noteholders of each series and the transferor interest. The servicer will also allocate receivables in accounts written off as uncollectible among each outstanding series of notes issued by the issuer and then between the noteholders of each series and the transferor interest. The servicer generally will make such allocations among series on a pro rata basis based on allocation percentages specified in the related prospectus supplements.

The interest in the assets of the issuer not allocated to any series of notes is the transferor interest. The transferor interest will fluctuate based on the principal amount of receivables, the amount of notes outstanding and the overcollateralization amount allocated to each series of notes. Each transfer and servicing agreement will require the transferor to transfer to the issuer receivables arising in connection with additional accounts if the pool balance falls below the required participation amount. The transferor may sell all or part of its interest in the transferor interest through the issuance of a supplemental interest.

Hedge Agreement	To the extent specified in the related prospectus supplement, any series or class of notes may have the benefit of a swap or interest rate cap entered into between the issuer or indenture trustee for the benefit of holders of such notes and a counterparty specified in such prospectus supplement, the principal terms and provisions of which will be specified in such prospectus supplement. See “Description of Hedge Agreement” in this prospectus and the related prospectus supplement.

Form and Denomination of Notes; Record Date	You may purchase notes in book-entry form only and in $1,000 increments. The record date for payments on the notes will be the day preceding the related payment date.

Tax Matters	Subject to important considerations described herein, O’Melveny & Myers LLP, special federal income tax counsel to the Transferor and the issuer, will deliver its opinion that the notes of each series will be characterized as debt for federal income tax purposes, and that the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income and California income and franchise tax purposes. If you purchase the notes, you will agree to treat the notes as debt for all applicable tax purposes. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences.”

ERISA Considerations	If you are an employee benefit plan, you should review the considerations discussed under “ERISA Considerations” in this prospectus and consult counsel before investing in the notes. In general, subject to those considerations and to the conditions described in that section and unless otherwise specified in the prospectus supplement, you may purchase notes of any series.

Note Ratings	Notes will only be issued if they are rated in an investment grade rating category by at least one nationally recognized rating agency. The rating agencies and their ratings do not address whether you will receive any principal on your notes on the expected final payment date.

Risk Factors	An investment in any series of notes involves material risks. See “Risk Factors” in this prospectus and in the accompanying prospectus supplement.

RISK FACTORS

     In this section and in the related prospectus supplement under the heading “Risk Factors,” the principal risk factors for an investment in the notes are discussed.

You must rely for repayment only upon payments from the issuer’s assets which may not be sufficient to make full payments on your notes	The notes represent interests solely in the issuer or indebtedness of the issuer and will not be insured or guaranteed by Nissan Motor Acceptance Corporation (the servicer), Nissan Motor Co., Ltd., Nissan North America, Inc., the transferor, or any of their respective affiliates, the indenture trustee, the owner trustee or any other person or entity other than the issuer. The only sources of payment on your notes are payments received on or liquidation proceeds of the receivables and, if and to the extent available, any credit enhancement, incoming payments under any hedge agreement, amounts on deposit in a reserve account or similar account, if any, established for the benefit of your notes. Moreover, if your notes are accelerated following an event of default and the assets of the issuer are sold, the proceeds of such sale may not be sufficient to repay your notes.

Competition in the automobile industry may result in a decline in Nissan Motor Acceptance Corporation’s ability to generate new receivables resulting in the payment of principal to you earlier or later than expected or in reduced amounts	The issuer depends on Nissan Motor Acceptance Corporation for the generation of new receivables. The ability of Nissan Motor Acceptance Corporation to generate receivables, in turn, depends to a large extent on the sale and lease of automobiles and light-duty trucks manufactured by Nissan Motor Co., Ltd. and Nissan North America, Inc. and distributed by Nissan North America, Inc. There is no assurance that Nissan Motor Acceptance Corporation will continue to generate receivables at the same rates as in past years. If the rate at which the vehicles so financed are sold declines significantly, new receivables may be generated more slowly and outstanding receivables may be repaid more slowly. If the former occurs, an early amortization event may occur resulting in repayment of all or a portion of your notes before the related expected final payment date. If the latter occurs, you might receive principal more slowly than planned.

Early amortization events could result in losses or acceleration of payments on your notes	If an early amortization event occurs, it may shorten the average term and date of final payment of your notes. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the full principal balance of your notes if the assets of the issuer allocable to your notes are insufficient. For more details about the risks associated with early amortization events, see “Sources of Funds to Pay the Notes—Early Amortization Events” in this prospectus. If so specified in the related prospectus supplement, the occurrence of an early amortization event may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuer or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of such notes after such event.

Additional assets of the issuer may decrease the credit quality of the assets securing the repayment of your notes, resulting in reduced, accelerated or delayed payments on your notes	The transferor expects that it will periodically transfer to the issuer receivables arising in connection with additional designated accounts and may, at times, be obligated to transfer receivables arising in connection with additional designated accounts to the issuer. While each additional designated account must be an eligible account at the time of its designation, additional designated accounts may not be of the same credit quality as the accounts currently designated for the issuer. For example, additional designated accounts may have been originated or acquired by Nissan Motor Acceptance Corporation using credit criteria different from those applied by Nissan Motor Acceptance Corporation to the initial accounts designated for the issuer. Consequently, there is no assurance that future additional designated accounts will have the same credit quality as those currently designated for the issuer. If additional designated accounts for the issuer reduce the credit quality of the assets of the issuer, it will increase the likelihood that your receipt of payments will be reduced or will be received earlier or later than the expected final payment date.

You may suffer a loss on your notes if Nissan North America, Inc. or Nissan Motor Acceptance Corporation terminate dealer financial assistance	Nissan Motor Acceptance Corporation currently provides to Nissan-franchised dealers financial assistance in the form of working capital and other loans from Nissan Motor Acceptance Corporation as well as offering a $50 incentive for each Nissan or Infiniti retail automobile sales contract or lease that such dealer sells to Nissan Motor Acceptance Corporation. Nissan North America, Inc. provides repurchase protections and other limited incentives to Nissan-franchised dealers. If Nissan Motor Acceptance Corporation or Nissan North America, Inc. were to become unable or were to elect to terminate this financial assistance or these incentives to the dealers, losses on the receivables may increase and you may suffer losses on your notes.

Bankruptcy of Nissan Motor Acceptance Corporation or the transferor could result in payment delays or losses on your notes	Nissan Motor Acceptance Corporation will treat the transfer of receivables to the transferor as a sale, and the transferor will treat the transfer of the receivables purchased from Nissan Motor Acceptance Corporation to the issuer as a valid transfer. However, if Nissan Motor Acceptance Corporation or the transferor were to become a debtor in a bankruptcy case, a creditor or a trustee-in-bankruptcy of such debtor, or even such debtor itself, may argue that the sale of receivables to the transferor or the transfer of receivables to the issuer should be recharacterized as a pledge of the receivables to secure a borrowing of the debtor. In that case, the issuer could experience delays in receiving collections on the receivables and required payments to be made on your notes may be delayed. Moreover, if the bankruptcy court were to agree with the argument that the transfers of the receivables were pledges, the issuer could also receive less than the full amount of collections. Some liens on the property of Nissan Motor Acceptance Corporation or the transferor may have priority over the issuer’s interest in the receivables. Those liens include a tax or government lien or other liens permitted under law without the consent of Nissan Motor Acceptance Corporation or the transferor. See “Material Legal Aspects of the Receivables—Matters Relating to Bankruptcy” in this prospectus.

Loss of security interest in the underlying vehicle could result in losses on your notes	The assets of the issuer will include an assignment of Nissan Motor Acceptance Corporation’s security interests in the underlying vehicles securing the receivables. Under applicable state laws, a security interest in an automobile or light-duty truck securing floorplan financing obligations may be perfected by filing a financing statement under the Uniform Commercial Code. Nissan Motor Acceptance Corporation will undertake to perform all actions necessary under applicable state laws to perfect the security interests in the vehicles. However, at the time that a dealer sells or leases a vehicle, the issuer’s security interest in the vehicle generally will terminate. Consequently, if a dealer sells or leases a vehicle and subsequently defaults in repaying the amount owed on the related receivable, the issuer will not have any recourse to the vehicle and you could suffer a loss on your notes.

The issuer’s interest in non-vehicle collateral may be a second lien or subordinated interest	In addition to first-priority perfected security interests in the vehicles whose financing relates to the Receivables, the assets of the issuer will include an assignment of security interests in certain non-vehicle collateral that also secures the Receivables. Certain of these security interests in non-vehicle collateral will be junior to interests of other lenders to or creditors of the dealers. Moreover, these security interests generally will be subordinate to senior interests of Nissan Motor Acceptance Corporation. Accordingly, any non-vehicle related collateral (or proceeds thereof) may not be freely available for liquidation to repay your notes.

Other security interests in the collateral securing the notes could result in reduced, accelerated or delayed payments on your notes	Certain other creditors of the dealers who are obligors on the receivables may have security interests in or claims on the vehicle and non-vehicle collateral securing such payment obligations. All such security interests in the vehicles whose financing relates to the receivables will be junior to the security interests in such vehicles of Nissan Motor Acceptance Corporation and of the issuer. Such security interests in the non-vehicle collateral securing any receivables may be junior to or senior to the security interests therein of Nissan Motor Acceptance Corporation or the issuer, and Nissan Motor Acceptance Corporation’s security interest therein generally will be senior to the security interest therein of the issuer. The lender or creditor having any such other security interest or claim on such collateral may be able to commence foreclosure upon the collateral securing a receivable at times or under circumstances other than those when the servicer would.

Any such foreclosure may result in liquidation of such collateral and recognition of a loss in respect of such receivable, and receipt of collections in respect of amounts due or overdue on such receivable earlier or later than you expected. Such action and collections may result in payment on your notes occurring earlier or later than you expected, and the realization of reduced collections and resulting losses on your notes.

You may suffer losses because the servicer may hold collections and commingle them with its own funds	So long as the conditions as set forth in the accompanying prospectus supplement and the transfer and servicing agreement are met, the servicer will be permitted to hold and commingle some or all of the collections it receives on the receivables with its own funds. During this time, the servicer may invest collections at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these funds to the issuer on the payment date, you may incur a loss on your notes.

If an event of default occurs, your remedy options will be limited and you may not receive full payment of principal and accrued interest	Your remedies will be limited if an event of default with respect to your series or class of notes occurs. After an event of default and the acceleration of your notes, interest collections and principal collections allocated to your series or class of notes and, if applicable, any funds in the accumulation account, reserve fund or any other accounts established for the benefit of your series or class of notes, will be applied to make payments of monthly interest and principal on your notes until the earlier of the date those notes are paid in full and the final maturity date for your series or class. However, no principal collections will be allocated to a series or class of notes if its invested amount is zero, even if the outstanding principal balance of the notes has not been paid in full. If so specified in the related prospectus supplement, the occurrence of an event of default may also terminate any hedge agreement entered into for the benefit of a series or class of notes, and may obligate the issuer or indenture trustee to pay a termination payment to the hedge agreement counterparty, further reducing the amounts available to make payments to the holders of such notes after such event.

If Nissan Motor Acceptance Corporation, the transferor or the servicer breaches representations and warranties relating to the receivables, payments on your notes may be accelerated, delayed or reduced	Nissan Motor Acceptance Corporation, the transferor and the servicer are generally not obligated to make any payments on your notes or the receivables. However, if Nissan Motor Acceptance Corporation breaches any of its representations and warranties with respect to a receivable or an account, Nissan Motor Acceptance Corporation may be required to repurchase the receivable from the transferor, and the transferor will be required to repurchase the receivable from the issuer. Nissan Motor Acceptance Corporation, as servicer, will also be required to repurchase receivables from the issuer if it breaches its servicing obligations regarding that issuer’s receivables. If Nissan Motor Acceptance Corporation, the servicer or the transferor fails to repurchase the affected receivable, you may experience delays, reductions or accelerated payments on your notes.

You may have limited or no ability to control actions under the indenture	Under the indenture for the issuer, noteholders holding a specified percentage of the outstanding principal balance of notes of a series or class or all the notes issued by the issuer may take actions, or may direct the indenture trustee to take various actions described under “Description of the Indenture—Events of Default; Rights Upon Events of Default” in this prospectus, including accelerating the payment of principal of the notes. In the case of votes by series or votes by holders of all the notes, the voting rights of the most senior class of notes will generally be substantially greater than those of the subordinate class or classes of notes. The holders of the most senior class of notes will therefore generally have the ability to determine whether and what actions are to be taken. The holders of the subordinate class or classes of notes will generally need the holders of the most senior class of notes to concur to cause actions to be taken. The actions taken or not taken by the controlling noteholders may be contrary to the actions that you determine to be in your best interest.

Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables may result in delays, reductions or accelerated payments on your notes	Nissan Motor Acceptance Corporation has the ability to change the terms of the receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and the amount of the dealer’s credit line under the designated account, as well as the underwriting procedures. Nissan Motor Acceptance Corporation’s ability to change the terms of the receivables under designated accounts may result in delays, reductions or accelerated payments on your notes.

Issuance of additional series by the issuer could affect the timing and amounts of the payments on your notes	The issuer is a master owner trust. Consequently, the issuer may issue additional series of notes from time to time. The issuer may issue series with terms that are different from your series without your prior review or consent. The terms of a new series could affect the timing and amounts of payments on any other outstanding series. In addition, some actions require the consent of a majority of the noteholders of all outstanding series. The interests of the holders of any new series of notes issued by the issuer could be different from your interests. For more details about the issuance of new series, see “Description of the Notes—New Issuances” in this prospectus.

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes	The receivables pay interest at a variable rate based on the prime rate. A series, class or sub-class of notes may bear interest either at a fixed rate or at a floating rate based on a different index. As specified in the related prospectus supplement, your notes may or may not have the benefit of a hedge agreement that provides limited protection against such risk. If the rate charged on the receivables declines, collections of receivables allocated to a series, class or sub-class of notes may be reduced without a corresponding reduction in the amounts payable as interest on such notes, class or series. This could result in delayed or reduced principal and interest payments to you. If so specified in the related prospectus supplement, the interest rate applicable to your notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of interest collections and other amounts specifically currently owed to fund payments of interest on your notes.

     This prospectus contains a description of the calculations used to determine the allocations of collections on the Receivables, and information with respect to the application of the distributions of such collections with respect to the series issued by the Issuer. Many of the calculations are complex but are needed in order to tell you more precisely the amounts that will be available to make certain allocations and distributions. The section called “Glossary of Principal Terms” at the end of this prospectus contains the definitions of many of the terms used throughout this prospectus.

THE ISSUER

     The Issuer is a Delaware statutory trust formed pursuant to the Trust Agreement. The Issuer will not engage in any activity other than:

•	acquiring, owning and managing the Trust Assets and the proceeds of the Trust Assets;

•	issuing and making payments on the Notes that it issues; and

•	engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities.

     NMAC will be appointed to act as the Servicer with respect to the Receivables. The Servicer will service the Receivables pursuant to the Transfer and Servicing Agreement and will be compensated for those services as described under “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Series Provisions—Servicing Compensation and Payment of Expenses” in the accompanying prospectus supplement.

     The Issuer’s principal offices are in Wilmington, Delaware, in care of the Owner Trustee, at the address set forth below under “The Owner Trustee and the Indenture Trustee.”

     The terms of each series of notes issued by the Issuer, and additional information concerning the assets of the Issuer and any applicable credit enhancement will be set forth in a supplement to this prospectus.

THE TRANSFEROR

     The Transferor is a wholly owned subsidiary of NMAC and was incorporated in the State of Delaware on April 29, 2003. The Transferor was organized for limited purposes, which include purchasing Receivables from NMAC and transferring those Receivables to third parties. The Transferor’s certificate of incorporation limits the activities of the Transferor to the foregoing purposes. The Transferor has no substantial assets other than those related to the activities described in this paragraph. The principal executive office of the Transferor is located at 990 W. 190th Street, Torrance, California 90502. The telephone number of the Transferor is (310) 719-8369.

THE SERVICER

     Nissan Motor Acceptance Corporation was incorporated in California in November of 1981 and began operations in February of 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc., the primary distributor of Nissan vehicles in the continental United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation, which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

     NMAC provides indirect automotive consumer loan and lease financing and direct dealer financing, through (and to) approximately 1,069 Nissan and 162 Infiniti Dealers in the United States. NMAC’s underwriting, servicing and collection activities are conducted principally at a processing center in Irving, Texas.

     The principal executive offices of the Servicer are located at 990 W. 190th Street, Torrance, California 90502 and its telephone number is (310) 719-8000.

USE OF PROCEEDS

     The net proceeds from the sale of each series of Notes received by the Issuer will be paid to the Transferor for the Receivables, and the Transferor will, in turn, pay such amounts to NMAC to purchase the Receivables. The Issuer may use the net proceeds to retire, in whole or in part, the outstanding principal balance of one or more outstanding series of Notes issued by the Issuer, in accordance with the Transfer and Servicing Agreement. However, if the Notes of a series benefit from some forms of enhancement as specified in the related prospectus supplement, the Issuer may need to pay all or a portion of these proceeds to an enhancement provider or deposit them into one or more relevant accounts. NMAC will use any proceeds that it receives for its general corporate purposes.

DEALER FLOORPLAN FINANCING BUSINESS

General

     The Receivables transferred to the Issuer under the Transfer and Servicing Agreement were or will be selected from extensions of credit and advances, known as “wholesale” or “floorplan” financing, made by NMAC to domestic motor vehicle dealers. These funds are used by dealers to purchase new, pre-owned or used vehicles obtained in the normal course of business for sale to retail buyers.

     As described in this prospectus, Receivables transferred to the Issuer are secured by vehicles, parts inventory, machinery, tools, equipment, fixtures and service accounts of vehicle dealers. In some cases, the Receivables are also secured by realty owned by, and/or a personal guarantee of, a vehicle dealer.

     NMAC is the largest single wholesale financing source for Nissan and Infiniti-franchised dealers in the United States. Nissan vehicles for which NMAC provides wholesale financing include vehicles manufactured under the NISSAN and INFINITI trademarks.

     NMAC has extended credit lines to Nissan and Infiniti-franchised dealers that operate exclusive Nissan dealerships, that operate Nissan and non-Nissan franchises in one dealership, and that may also operate dealerships franchised by non-Nissan manufacturers. Dealers who have non-Nissan franchises may obtain financing of non-Nissan vehicles from such other manufacturers or may use part of their NMAC financing to finance vehicles purchased from such other manufacturers. In the case of certain Nissan-franchised dealers who also are franchised by other manufacturers, NMAC provides floorplan financing for new Nissan and Infiniti vehicles, but not the new vehicles of other manufacturers. When such other manufacturers provide floorplan financing for their vehicles, NMAC requires that such dealers enter into intercreditor agreements with NMAC and such other manufacturers whereby the relative rights in the payment on the receivables and the security interests in the vehicles and other collateral are specified as between NMAC and such other manufacturer. NMAC conducts its underwriting and servicing of its domestic dealer accounts primarily at its centralized processing center in Irving, Texas and corporate offices in Torrance, California. As of April 1, 2003, approximately 9.9% of NMAC’s domestic dealer accounts, based on dollar amount, were comprised of non-Nissan vehicles represented by financing of dealerships or inventory other than that of Nissan or Infiniti-franchised dealerships.

     Vehicles financed by any dealer under the floorplan program are categorized by NMAC, under its policies and procedures, as New Vehicles, Pre-Owned Vehicles or Used Vehicles based upon whether the vehicles qualify for the new, pre-owned or used wholesale and retail interest rate chargeable to the dealer in connection with the vehicles financed.

     The terms “New Vehicles”, “Pre-Owned Vehicles” and “Used Vehicles” as they are currently used by NMAC in connection with the practices and procedures described herein and with the data supplied herein are defined in the “Glossary of Principal Terms”. In the future, NMAC may categorize vehicles as New Vehicles, Pre-Owned Vehicles and Used Vehicles differently from the way it currently does based on its current practices and policies.

Creation of Receivables

     NMAC finances 100% of the wholesale invoice price of new vehicles, including destination charges. NMAC originates receivables in respect of New Vehicles concurrently with the shipment of the vehicles to the financed dealer. NMAC finances Pre-Owned Vehicles at 100% of the purchase price. NMAC finances Used Vehicles at the greater of 100% of the purchase price or 100% of the base wholesale value using the appropriate designation from either the NADA, the Black Book or the Blue Book.

     Dealers must remit funds advanced under the floorplanning program the earlier of (i) 10 days after the sale of the vehicles financed or (ii) within 2 days after the funds are received for a vehicle sold by the dealership. If a financed vehicle is not sold within a specified period of time, the dealer may, with NMAC approval, commence making payments to amortize the amount advanced by NMAC for the purchase of such vehicle, in equal monthly installments commencing the month following such specified period of time. See “—Billing, Collection Procedures and Payment Terms” in this prospectus for more information on this payment policy.

     Once a dealer has commenced the floorplanning of a manufacturer’s vehicles through NMAC, NMAC will finance all purchases of vehicles by the dealer from NNA or any other manufacturer covered by the NMAC financing arrangement. NMAC will cancel this arrangement, however, if a dealer’s inventory is considered by NMAC to be heavily overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In those circumstances, known as “Status”, the applicable manager recommends a course of action to the Commercial Credit Department, who may assume control of vehicle releases to the dealer, or take other appropriate remedial action. NMAC provides arrangements to finance inter-dealer sales of primarily New Vehicles.

     For dealers who participate in certain floorplanning programs, NMAC may finance land acquisition (through short-term loans used to acquire real property prior to construction), construction (through short-term loans used to construct a new Nissan dealership facility), mortgage loans (through long-term loans used to pay off existing land or construction loans, or to refinance real property for an existing dealership), equipment, capital loans and revolving lines of credit. The loans advanced other than for vehicle purchases will not constitute Receivables that secure your Notes and will not be purchased by the Issuer.

Credit Underwriting Process

     NMAC extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of New, Pre-Owned and Used Vehicles. All Nissan-franchised dealers that have a New Vehicle line of credit are also eligible for a Pre-Owned and Used Vehicle credit line. A New Vehicle credit line relates to New Vehicles, a Pre-Owned Vehicle credit line relates to Pre-Owned Vehicles, and a Used Vehicle credit line relates to Used Vehicles, as defined above.

     A newly franchised dealer requesting the establishment of a new vehicle credit line must submit an application to NMAC. After receipt of the application, NMAC, through the Commercial Credit Department investigates the prospective dealer. The Commercial Credit Department reviews the prospective dealer’s financial status and bank references and evaluates the dealer’s marketing capabilities, financial resources and credit requirements, and either recommends approval or denial of the dealer application. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the Commercial Credit Department reviews the dealer’s credit reports, including the experience of the dealer’s current financing source, and bank references. Further, the Commercial Credit Department investigates the dealer’s current state of operations and management, including evaluating a factory reference, and marketing capabilities. For requested credit lines that are within the Commercial Credit Department’s approval limits, the Commercial Credit Department either approves or disapproves the dealer’s request. For credit lines in excess of the Commercial Credit Department’s approval limits, the Commercial Credit Department transmits the requisite documentation to NMAC’s full credit committee for approval or disapproval. NMAC applies the same underwriting standards for dealers franchised by other manufacturers.

     Upon approval, dealers execute a series of financing agreements with NMAC. These agreements provide NMAC a first priority security interest in the financed vehicles and other collateral financed (with certain limited exceptions for assets financed by other creditors of such dealer as to which NMAC takes a subordinated lien position) and a demand master promissory note in favor of NMAC. Under these agreements, NMAC requires all dealers to maintain insurance coverage for each vehicle for which it provides floorplan financing, with NMAC designated as loss payee. Additionally, NMAC requires delivery of evidence that the dealership is at or above NMAC Capitalization Guides for working capital and net cash prior to initially funding any vehicles under a floorplanning arrangement. NMAC monitors each dealership’s ongoing compliance with NMAC Capitalization Guides for working capital and net cash, and may either terminate new fundings or otherwise modify the terms under which new fundings will be made for a dealership that is not in compliance therewith or that does not demonstrate to NMAC’s satisfaction prompt efforts to come back into compliance with such guides.

     The size of a credit line initially offered to a dealer is based upon the dealer’s sales record, or, in the case of a prospective dealer, expected annual sales, and the dealer’s net worth. The amount of a dealer’s credit line for New Vehicles is adjusted periodically by NMAC. Each adjustment is based upon the dealer’s average New Vehicle sales during the prior twelve months and, typically, is an adjustment to an amount sufficient to finance a 60-day supply of vehicles at such average sales volume. The amount of a dealer’s credit line for Pre-Owned Vehicles is also adjusted periodically. This adjustment is based upon the dealer’s average Pre-Owned Vehicle sales for the prior twelve months and is, typically, in an amount sufficient to finance a 30 to 45-day supply of vehicles at such average sales volume. NMAC determines the size of a dealer’s Used Vehicle credit line on a case-by-case basis and makes adjustments periodically based on NMAC’s practices and procedures.

Issuer Agreements Regarding Security Interests in Vehicles and Non-Vehicle Related Security

     The floorplan financing arrangements constituting dealer credit lines, including the accounts designated for the Issuer, grant NMAC a security interest in the related vehicles and any applicable additional security. Generally, the security interest in the vehicle terminates, as a matter of law, at the time the vehicle is sold or leased by the dealer. NMAC will represent to the Transferor that this security interest in each financed vehicle is a perfected first-priority security interest. Under certain circumstances, NMAC’s security interest in other collateral securing Receivables and other fundings under its agreements with dealerships are not first-priority security interests (as when certain non-vehicle assets of such dealerships are financed by other lenders or pledged as collateral to other lenders prior to NMAC entering into floorplan financing arrangements with such dealers). Pursuant to the Receivables Purchase Agreement between the Transferor and NMAC, and subject to the limitations specified in the next paragraph, NMAC will assign to the Transferor its security interests in vehicles and in other collateral securing the Receivables. The Transferor will assign these security interests to the Issuer pursuant to the Transfer and Servicing Agreement.

     In its other lending activities to the same dealers and under the same sets of lending documents, NMAC may make capital loans, real estate loans or other advances to dealers or their parent holding companies or other affiliates that are also secured by a security interest in the vehicles and other non-vehicle collateral securing the Receivables, such as parts, inventory, equipment, fixtures, service accounts and/or a personal guarantee securing the Receivables. In the Receivables Purchase Agreement, NMAC will agree not to assert its security interest in any vehicle until the Issuer has been paid in full on the Receivables secured by the Issuer’s security interest in the vehicle. Although the Issuer in each case will have a first-priority perfected security interest in the related vehicles, a default under any such loans made to a dealer’s parent holding company or other affiliates may result in a default in respect of such dealer’s Receivables that have been transferred to the Issuer. In addition, in connection with capital loans, real estate loans or other advances made by NMAC to a dealer or their parent holding companies or other affiliates, NMAC also may take a security interest in any non-vehicle related security, such as certain parts, inventory, equipment, fixtures, service accounts, realty and/or personal guarantees of the dealer. NMAC, in its sole discretion, may realize on the non-vehicle related security for its own benefit before the Issuer is permitted to. Because the Issuer will have a subordinate position in the non-vehicle related security, there is no assurance that the Issuer will realize proceeds from the liquidation of any non-vehicle collateral.

Billing, Collection Procedures and Payment Terms

     NMAC prepares and distributes each month to each dealer a statement setting forth billing and related account information. NMAC generates and reviews each dealer’s bills at month end. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed.

     Upon the sale of an NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance within ten days of the sale, but not later than two days after the dealership has received payment therefor.

Dealers remit payments by check or electronically directly to NMAC’s Irving, Texas office. If not sold or leased within twelve months, advances for New Vehicles are typically due in the twelfth month after the date funded, but, with NMAC approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such thirteenth month. If not sold or leased within four months, advances for Pre-Owned and Used Vehicles are typically due in the fourth month after the date funded, but, with NMAC approval, may be repaid in 10 equal monthly installments of 10% of the original amount of such advance commencing in such fifth month.

     Dealers who maintain their Cash Management Accounts with NMAC may have funds automatically debited from their accounts.

     For wholesale financing, NMAC generally charges dealers interest at a floating rate based on the rate designated as the prime rate from time to time by financial institutions selected by NMAC, plus a designated spread ranging from 1.50% to -1.00%, for all advances with respect to New, Pre-Owned and Used Vehicles. NMAC does not use risk-based pricing to set the spreads charged to dealers. The spreads for all dealers are set at substantially equal spreads based on the amounts loaned by NMAC. In the case of a limited number of dealers whose other financial dealings are conducted on a LIBOR basis, NMAC has accommodated their requests to set the related floating interest rate based on LIBOR plus 1.75%, not to exceed the same prime rate designated by NMAC plus 1.00%. The prime rate for such wholesale financing is reset ten days after change by the financial institutions selected by NMAC on the first and sixteenth days of every month and is applied to all balances outstanding during the applicable period. The prime rate for other lending activities is reset on the first day of the month following each such reset of the prime rate.

Relationship with Nissan

     NMAC provides to some Nissan-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, NNA provides floorplan assistance to all Nissan-franchised dealers through a number of formal and informal programs. NNA also has a supplemental floorplan assistance program. In this program, NNA reimburses dealers at the time of retail sale, for a specified amount depending upon the vehicle model.

     Under an agreement between NNA and each Nissan-franchised dealer, NNA commits to repurchase unsold new vehicles in inventory upon dealer termination, at the vehicles’ wholesale prices less a specified margin. NNA only repurchases current model year vehicles that are new, undamaged and unused. NNA also agrees to repurchase from dealers, at the time of franchise termination, current parts inventory. All of the assistance, however, is provided by NNA for the benefit of its dealers, and does not relieve the dealers of any of their obligations to NMAC.

Dealer Monitoring

     In order to verify a dealer’s collateral and to ensure that the terms of the financing agreement between the dealer and NMAC are being met by the dealership, each dealership participating in floorplan financing is ranked on a relative basis by the Commercial Credit Department. The rankings do not measure the risk potential of the NMAC portfolio against the industry. The scoring determines where internal resources should be allocated based on the greatest risk of loss to NMAC. The categories of ranking are “A,” “B” and “C.” All new wholesale dealerships are initially ranked as “B” dealers. This ranking determines the audit frequency for the dealership, and such information is compiled in an Audit Planning Schedule and updated quarterly.

     For “A” dealers, those considered to be financially strong relative to other dealers financed by NMAC and thus presenting the lowest risk of loss by NMAC, vehicle audit frequency will not exceed an average of 90 days (+/- 15 days) between audits, with a minimum of 2 full wholesale audits in any 12 month period (the remaining audits may consist of a Certificate of Origin inspection with a physical inspection of 10% of the outstanding inventory). Auditors are given greater flexibility for scheduling and audit closure for dealers ranked in the “A” category.

     For “B” dealers, those with moderate financial strength relative to other dealers financed by NMAC and a corresponding moderate risk of loss to NMAC, vehicle audit frequency will not exceed 60 days (+/- 15 days)

between audits, with a full inspection performed during each audit. Auditors are given somewhat less flexibility for scheduling and audit closure for dealers ranked in the “B” category.

     For “C” dealers, those considered to be financially weak relative to other dealers financed by NMAC and who pose the greatest risk of loss to NMAC, vehicle audit frequency will not exceed 30 days (+/- 15 days) between audits, with a full inspection performed during each audit. Auditors are given the least amount of flexibility for scheduling and audit closure for dealers ranked in the “C” category.

     For all vehicles not inspected during a given audit or not waived by the appropriate authority, the Auditor is required to resolve the status of each vehicle. While this monitoring procedure is currently used by NMAC and the Commercial Credit Department, such procedures may change in the future.

Extension of Overline Credit

     The Commercial Credit Department will monitor the level of each dealer’s wholesale credit line(s) on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer’s credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. For certain Nissan dealers, overline credit may be extended in an appropriate amount with respect to such dealer’s circumstances. If at any time NMAC learns that a dealer’s balance exceeds its approved credit lines, NMAC will evaluate the dealer’s financial position and may temporarily increase the dealer’s credit lines.

Dealer “Status” and NMAC’s Write-Off Policy

     Under some circumstances, NMAC will classify a dealer “Status.” The circumstances include:

•	failure to remit any principal or interest payment when due,

•	any vehicle is “sold out of trust”, that is, the vehicle is sold and the inventory loan is not repaid as required by the financing agreements,

•	any loss, theft, damage or destruction to the vehicles, or any encumbrance of the collateral (except as expressly permitted in the financing agreements), and

•	a general deterioration of its financial condition or failure to meet any financial requirements.

     Once a dealer is designated “Status,” NMAC determines any further extension of credit on a case-by-case basis.

     NMAC attempts to work with dealers to resolve instances of dealers designated “Status.” If, however, a dealer remains designated “Status,” it can result in one of the following:

•	an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers,

•	a forced liquidation in which NMAC repossesses the dealer’s inventory and, in the case of Nissan-franchised dealers, closes the franchise,

•	a voluntary surrender of the dealer’s inventory and, in the case of Nissan-franchised dealers, franchise closure, or

•	a forced sale of the dealership.

     NMAC typically works with franchised dealers to find third parties to purchase a troubled dealership.

     The proceeds of the sales are used to repay amounts due to NMAC. NMAC’s right to use the proceeds to repay its floorplan loans will be affected by the priority of its interests in the sold collateral as described above under “—Issuer Agreements Regarding Security Interests in Vehicles and Non-Vehicle Related Security.” Once liquidation has begun, NMAC performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, NMAC may recognize additional losses or recoveries.

Additional Information

     The prospectus supplement for each series will set forth additional information with respect to the Dealer Floorplan Financing Business.

THE TRUST PORTFOLIO

Receivables in Designated Accounts

     The assets of the Issuer will consist primarily of a revolving pool of Receivables transferred to it by the Transferor under the Transfer and Servicing Agreement. The revolving pool of Receivables constituting the Trust Portfolio and assets of the Issuer will be those arising from time to time in connection with designated accounts selected from NMAC’s U.S. portfolio of dealer floorplan accounts. Each designated account must meet specified eligibility criteria. Only the Receivables relating to designated Eligible Accounts will be sold by NMAC to the Transferor, and then transferred by the Transferor to the Issuer. The designated accounts themselves will not be sold or transferred when their Receivables are sold by NMAC to the Transferor and then transferred by the Transferor to the Issuer. NMAC will continue to own the designated accounts after their designation and, so long as NMAC is the wholesale financing source, will remain obligated under the terms of the dealer financing agreement to make all related advances. Afterwards, all new Receivables arising in connection with that designated account will be transferred automatically to the Issuer generally, unless the account becomes an Ineligible Account. Dealer floorplan accounts may contain special subaccounts for the financing of vehicles other than automobiles and light-duty trucks and for fleet purchases. These special subaccounts are not included when the account is designated for the Issuer, and any Receivables arising under these special subaccounts will not be transferred to the Issuer.

     At the time a dealer’s floorplan financing account is designated for the Issuer, the account must meet specified eligibility criteria in order to be an Eligible Account. The criteria applicable to the Issuer will be set forth in the Transfer and Servicing Agreement and may include limitations on the dealers’ geographic location, among others. The prospectus supplement for your Notes will specify whether any dealer location requirements or other limitations apply to the eligibility criteria for the Issuer’s designated accounts as of the time of issuance of your Notes.

     Upon its formation, the Issuer will have an initial pool of accounts designated for it. Over time, the composition of this pool may change. The Transfer and Servicing Agreement will permit the Transferor to transfer Receivables arising under additional Eligible Accounts. At other times, the Transfer and Servicing Agreement may require the Transferor to transfer Receivables arising under additional Eligible Accounts. See “Description of the Transfer and Servicing Agreement—Additional Designated Accounts” below in this prospectus. The Transfer and Servicing Agreement will also permit the Transferor to redesignate Eligible Accounts, the Receivables of which will be removed from the Issuer in limited circumstances and may require the Transferor to redesignate Ineligible Accounts, all or a part of the Receivables of which will be removed from the Issuer. See “Description of the Transfer and Servicing Agreement—Redesignation of Accounts” below in this prospectus. As long as the Issuer has not been terminated, the accounts giving rise to its Receivables will be those initially designated at the Issuer’s formation plus any Additional Accounts minus any Redesignated Accounts.

DESCRIPTION OF THE NOTES

     The Notes will be issued in series. Each series will represent an obligation only of the Issuer. Each series of Notes will be issued under the Indenture, as supplemented by an Indenture Supplement entered into by the Issuer and the related Indenture Trustee. Although the following discussion summarizes the terms generally applicable to the Notes of any series, all references to “Notes,” “Noteholders” and “series” must be read in conjunction with the prospectus supplement relating to a particular series.

General

     Each series of Notes will consist of Class A Notes (or a single class of Notes) and may also consist of Class B Notes and Class C Notes. Each class of Notes may have subclasses. Whenever a “class” of Notes is referred to in this prospectus or any prospectus supplement, it also includes all subclasses of that Note class, unless the context otherwise requires.

     The Issuer will pay principal of and interest on a class of Notes solely from the collections on Receivables that are available to that class of Notes after giving effect to all allocations and reallocations, and amounts in any Issuer account relating to that class of Notes. If those sources are not sufficient to pay the Notes of that class, those Noteholders will have no recourse to any other assets of the Issuer or the assets of any other entity for the payment of principal of or interest on those Notes.

     The Transferor initially will own the Transferor Interest. The holders of the Transferor Interest will have the right, subject to limitations, to the collections from the assets in the Trust Portfolio not allocated to the holders of the Notes. The Transferor Interest may be transferred, in whole or in part, subject to the limitations and conditions set forth in the Trust Agreement and the Transfer and Servicing Agreement. See “Description of the Transfer and Servicing Agreement—Matters Regarding the Servicer and Transferor” below in this prospectus. At the discretion of the Transferor, the Transferor Interest may be held either in uncertificated form or in the form of a Transferor Certificate.

     During the Revolving Period, the Invested Amount of a series or class will remain constant except under limited circumstances. See “Sources of Funds to Pay the Notes—Investor Defaulted Amount and Reallocated Principal Collections” below in this prospectus. The Pool Balance, however, will vary each day as new Principal Receivables are created and others are paid, charged off as uncollectible or otherwise adjusted. In addition, the Pool Balance will increase when new Receivables are generated in existing designated accounts and Receivables arising in connection with Additional Accounts are transferred to the Issuer, and will decrease when Receivables are transferred from the Issuer. The Transferor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the Pool Balance relative to the Invested Amounts of the Notes. When a series or class is amortizing, the Invested Amount of that series or class will decline as Principal Receivables are collected and distributed, to the Noteholders or deposited into Accumulation Accounts. As a result, the Transferor Interest will generally increase to reflect reductions in the Invested Amount of that series or class and will also change to reflect variations in the Pool Balance. The Transferor Interest may also be reduced as the result of new issuances. See “—New Issuances” below.

     If, on any day, the Servicer adjusts the amount of any Receivable because of a rebate to the dealer, billing error or certain other noncash items, the Pool Balance will be reduced by the amount of the adjustment. In the event that the Pool Balance is reduced in this way, the Transferor Amount will be correspondingly reduced. Furthermore, if, on any such day, any reduction in the Pool Balance would cause the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer on that date) to fall below the Required Participation Amount for the prior Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following that Determination Date), the Transferor will be required to contribute additional Receivables to the Issuer or deposit into the Excess Funding Account funds in an amount equal to the deficiency on the day when the adjustment occurs.

     The following terms of the Notes will be set forth in a related supplement to this prospectus:

•	the series designation;

•	the rate per annum at which the Notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

•	the interest and principal Payment Dates, if any, for the Notes;

•	the priority of payments;

•	the amounts allocated to interest and principal payments during any Collection Period or on any Payment Date;

•	the stated principal amount of each Class of Notes and, if there is more than one class of Notes, whether they are Class A Notes, Class B Notes or Class C Notes or a subclass of any of those classes;

•	the Invested Amount of each series of Notes;

•	the Overcollateralization Amount, if any, for each series of Notes;

•	the Expected Final Payment Date of the Notes;

•	the Final Maturity Date of the Notes;

•	the times at which the Notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

•	any additional events of default or early amortization events for the Notes of that series; and

•	other terms of the Notes.

     Holders of Notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of Notes. A series or class of Notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus or a related prospectus supplement.

     The Issuer may, without the consent of any Noteholders, issue additional Notes of an existing series or class of Notes. Any such issuance of additional Notes must satisfy the applicable conditions under “—New Issuances” below.

Note Ratings

     Any rating of the Notes by a Rating Agency will indicate:

•	its view on the likelihood that Noteholders will receive timely payment of interest and ultimate payment of principal; and

•	its evaluation of the Receivables and the availability of any credit enhancement for the Notes.

     Among the things a rating will not indicate are:

•	the likelihood that principal payments will be paid on a scheduled date;

•	the likelihood that an Early Amortization Event will occur;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. Noteholders;

•	the marketability of the Notes;

•	the market price of the Notes; or

•	whether the Notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the Notes. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The Transferor will request a rating of the Notes offered by this prospectus and the prospectus supplement from at least one Rating Agency. Rating Agencies other than those requested could assign a rating to the Notes and, if so, that rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

Book-Entry Registration

     Each series or class of Notes offered by this prospectus will be represented by one or more Notes registered in the name of Cede & Co., as nominee of the Depository Trust Company. Noteholders may hold beneficial interests in Notes through the DTC (in the United States) or Clearstream Banking Luxembourg or the Euroclear System (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     No Noteholder will be entitled to receive a Note representing that Person’s interest in the Notes, except as set forth below. Unless and until Notes of a series or class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede, as nominee of DTC. Noteholders will not be recognized by the Indenture Trustee as Noteholders as the term will be used in the relevant agreements, and Noteholders will only be permitted to exercise the rights of holders of Notes of the related series or class indirectly through DTC and DTC Participants, as further described below.

     Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between Persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Banking Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission.

     Unless otherwise specified in the applicable prospectus supplement, Noteholders that are not DTC Participants or indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through DTC Participants and indirect DTC Participants. DTC Participants will receive a credit for the Notes on DTC’s records. The ownership interest of each Noteholder will in turn be recorded on respective records of the DTC Participants and indirect DTC Participants. Noteholders will not receive written confirmation from DTC of their purchase, but Noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or indirect DTC Participant through which the Noteholder entered into the transaction. Transfers of ownership interests in the Notes of any series or class will be accomplished by entries made on the books of DTC Participants acting on behalf of Noteholders.

     To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Noteholders and its records will reflect only the identity of the DTC Participants to whose accounts those Notes are credited, which may or may not be the Noteholders. DTC Participants and indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Notes of a series are held in book-entry form, Noteholders will not have access to the list of Noteholders of that series, which may impede the ability of Noteholders to communicate with each other.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to indirect DTC Participants and by DTC Participants and indirect DTC Participants to Noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes. DTC Participants and indirect DTC Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Noteholders.

     DTC’s practice is to credit DTC Participants’ accounts on each Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that Payment Date. Payments by DTC Participants and indirect DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), the Transferor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on each series or class of Notes to DTC will be the responsibility of the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Noteholders will be the responsibility of DTC Participants and indirect DTC Participants. DTC will forward those payments to its DTC Participants which thereafter will forward them to indirect DTC Participants or Noteholders.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect DTC Participants and some other banks, a Noteholder may be limited in its ability to pledge Notes to Persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Notes due to the lack of a physical certificate for those Notes.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Noteholders only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Transferor that it will take those actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of DTC Participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those interests.

     Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an “Omnibus Proxy” to the Indenture Trustee as soon as possible after any applicable record date for that consent or vote. The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

     Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” or “Euroclear”), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Securities offered by this prospectus. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the

Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with Persons holding through Euroclear Participants.

     Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this prospectus. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholders on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

     The Notes of each series will be issued in fully registered, certificated form to Noteholders or their nominees, rather than to DTC or its nominee, only if:

•	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Transferor, the Administrator or the Indenture Trustee is unable to locate a qualified successor (and if it is the Transferor or the Administrator that has made that determination, the Transferor or that Administrator so notifies the Indenture Trustee in writing);

•	the Transferor or the Administrator or the Indenture Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default or a Servicer Default with respect to those Notes, holders representing at least a majority of the outstanding principal amount of the Notes of that class, acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to those Notes is no longer in the best interests of the holders of that class of Notes.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given series through DTC Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to those Noteholders.

     Payments of principal of, and interest on, the Definitive Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture, directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable record date specified for those Notes in the applicable prospectus supplement. Those payments will be made by check mailed to the address of that holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of that Definitive Note at the office or agency specified in the notice of final payment to the applicable Noteholders. The Indenture Trustee will provide that notice to the applicable Noteholders not less than 15 nor more than 30 days prior to the date on which the final payment is expected to occur.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Indenture Trustee, or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

New Issuances

     The Indenture provides that, under any one or more Indenture Supplements, the Transferor may cause the Owner Trustee, on behalf of the Issuer, to issue one or more new series of Notes and may define all principal terms of those Notes. Each series issued may have different terms and enhancements than any other series. If the related prospectus supplement so provides, and on the specified terms and conditions, additional Notes of any series may be issued. Upon the issuance of an additional series of Notes, the Transferor, the Servicer, the Indenture Trustee and the Issuer are not required and do not intend to obtain the consent of any Noteholder of any other series previously issued by the Issuer. The Issuer may offer any series under a prospectus or other disclosure document, in offerings under this prospectus or in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

     Unless otherwise specified in a prospectus supplement, a new issuance may only occur upon the satisfaction of conditions provided in the Indenture. The Transferor may cause the Owner Trustee, on behalf of the Issuer, to issue new series of Notes by notifying the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency at least two days in advance of the date upon which the new issuance is to occur. The notice will state the date upon which the new issuance is to occur.

     Unless otherwise specified in the related prospectus supplement, the Owner Trustee will execute, and the Indenture Trustee will authenticate, the Notes of any series only upon delivery to them of the following items, or satisfaction of the following conditions, among others:

•	an Indenture Supplement specifying the principal terms of the new series;

•	if required by the related Indenture Supplement, the form of any enhancement and an appropriate enhancement agreement for the enhancement executed by the Transferor and the Person providing such enhancement;

•	a certificate of an authorized officer of the Transferor to the effect that it reasonably believes the new issuance will not have a Significant Adverse Effect or cause an Event of Default or an Early Amortization Event for any outstanding series; and

•	after giving effect to the new issuance, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer) exceeds the Required Participation Amount.

     To the extent set forth in the related prospectus supplement, additional series of Notes and additional Notes of the same series may be issued only if each Rating Agency has confirmed that it will not reduce or withdraw the rating of any class of any series outstanding at the time of the new issuance because of the new issuance, and otherwise, subject to the conditions set forth in the applicable Indenture Supplement.

Funding Period

     For any series of Notes, the total amount of Principal Receivables in the Issuer allocable to that series may be less than the total initial principal balance of the Notes of that series. If this occurs, that series’ initial amount invested in Principal Receivables will be less than its initial note principal balance. In this case, the related prospectus supplement will set forth the terms of a funding period for that series.

     During the Funding Period for any series, the portion of the series’ amount not invested in Principal Receivables will be maintained in a pre-funding account. On the Series Issuance Date for that series of Notes, this amount may be up to 100% of the principal balance of that series of Notes. The amount invested in Principal Receivables for that series will increase as new Receivables are transferred to the Issuer or as the amount invested in Principal Receivables of other outstanding series is reduced.

     During the Funding Period, funds on deposit in the pre-funding account will be paid to the Transferor as the amount invested in Principal Receivables increases. If the amount invested in Principal Receivables for that series is not increased so that it equals the principal balance of the Notes of that series by the end of the Funding Period, any amount remaining in the pre-funding account will be repaid to Noteholders. This type of event may also cause repayment of other amounts to Noteholders, as set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, funds on deposit in the pre-funding account will be invested by the Indenture Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement. On each Payment Date during the Funding Period, earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account as Interest Collections to make interest payments on the Notes of the related series in the manner specified in the related prospectus supplement.

     The prospectus supplement for a series with a Funding Period will set forth:

•	the series’ initial amount invested in Principal Receivables;

•	the series’ full amount invested in Principal Receivables, which is the initial principal balance of the series of Notes;

•	the date on which the series’ amount invested in Principal Receivables is expected to equal the full amount invested in Principal Receivables;

•	the date by which the Funding Period will end, provided that the Funding Period will not exceed one year; and

•	any other events that will occur if the Funding Period ends before the full amount invested in Principal Receivables is funded.

Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount

     Each Note will have a stated principal amount and an outstanding principal amount. Each series of Notes will have an Invested Amount and a Series Nominal Liquidation Amount.

     Stated Principal Amount. The stated principal amount of a Note is the amount that is stated on the face of the Note to be payable to its holders, which will be expressed in U.S. dollars.

     Outstanding Principal Amount. For Notes (other than discount notes), the outstanding principal amount is the same as the stated principal amount, less principal payments to the Noteholders. For discount notes, the outstanding principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement.

     Invested Amount. In most circumstances, the Invested Amount of a series of Notes will be equal to the outstanding principal amount of the Notes in that series. However, if there are unreimbursed reductions in the Invested Amount of a series of Notes as a result of unreimbursed charge-offs of Defaulted Receivables as described below under “—Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Nominal Liquidation Amount—Series Nominal Liquidation Amount”, there will be a reduction in the Invested Amount of that series of Notes. Unless that deficiency is reimbursed from Interest Collections or otherwise, the stated principal amount of such Notes will not be paid in full.

     The Invested Amount of a series of Notes may not be reduced below zero and may not be increased above the outstanding principal amount of the Notes in such series.

     Series Nominal Liquidation Amount. The Series Nominal Liquidation Amount is used to calculate the amount of collections that will be allocated to any series of Notes and then to determine the portion of those collections available to make payment to the holders of the Notes within that series. The Series Nominal Liquidation Amount is also used to establish the maximum amount that can be repaid on a series of Notes. This means that if the Series Nominal Liquidation Amount of any series of Notes has been reduced by charge-offs of Defaulted Receivables or by Reallocated Principal Collections, the holders of Notes of the series with the reduced Series Nominal Liquidation Amount may receive less than the full stated principal amount of their Notes, because the amount of U.S. dollars allocated to pay them is less than the outstanding principal amount of the Notes of that series.

     The Series Nominal Liquidation Amount of any series of Notes may be reduced as follows:

•	If there are Defaulted Receivables, the portion of the related Defaulted Amounts allocated to a series of Notes will reduce the Series Nominal Liquidation Amount of that series to the extent the amount so allocated is greater than the Series Investor Available Interest Amounts and Shared Excess Interest Amounts. We will allocate these reductions first to the Overcollateralization Amount. Any remaining reductions will be allocated to the Invested Amount of that series. If the series has subordinated classes of Notes, the reductions in the Series Nominal Liquidation Amount for that series of Notes will be first borne by the subordinated classes of Notes of that series in succession, beginning with the most subordinated class. The effect of this can be seen in the following example. If a series of Notes has three classes, Class A, Class B and Class C, with Class C being the most subordinated, if the Invested Amount of that series has been reduced, there will not be enough dollars to fully repay the outstanding principal amount of all three classes of Notes of that series. Class A will receive Series Investor Available Principal Amounts, Shared Excess Principal Amounts and the allocable share of funds in the Excess Funding Account until its outstanding principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; Class B will then receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts and the allocable share of funds in the Excess Funding Account until its principal amount is paid in full, but in no event more than the reduced Invested Amount for that series; and then Class C will receive remaining Series Investor Available Principal Amounts, Shared Excess Principal Amounts and the allocable share of the Excess Funding Account, up to the remaining Invested Amount for that series. The Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•	If Principal Collections are reallocated from an Overcollateralization Amount of a series to the Notes of that series, the Overcollateralization Amount will be reduced by the amount of that reallocation. Unless the related series of Notes has subordinated classes, Principal Collections will only be reallocated to the extent such reallocations do not exceed the Overcollateralization Amount of that series. If the related series of Notes has subordinated classes, and the Overcollateralization Amount of that series has been reduced to zero, then further reallocations of Principal Collections will reduce the Invested Amount of that series, but not below the outstanding principal amount of the most senior class. The other effects of such reductions on series of Notes that have subordinated classes will be as described in the preceding paragraph. The Prospectus Supplement for any series of Notes may provide for a different allocation of these reductions.

•	The Invested Amount portion of the Series Nominal Liquidation Amount of a Note will be reduced by the amount of all payments of principal with respect to the Notes of that series.

•	If the holders of a class or series of Notes direct a sale of Receivables after an Event of Default and acceleration or on its Final Maturity Date, the Series Nominal Liquidation Amount of that class or series is automatically reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Receivables.”

     The Series Nominal Liquidation Amount of a series of Notes can be increased as follows:

•	For a class of discount Notes, the Series Nominal Liquidation Amount will increase over time as interest accretes, to the extent that Interest Collections are allocated to that class for that purpose.

•	If Series Investor Available Interest Amounts and Shared Excess Interest Amounts are available, they will be applied to reimburse earlier reductions in the Series Nominal Liquidation Amount from charge-offs of Defaulted Receivables or from reallocations of Principal Collections.

     If the Invested Amount portion of the Series Nominal Liquidation Amount has been reduced and not fully reinstated, then the increase in the Series Nominal Liquidation Amount will be applied first to the Invested Amount portion thereof until the Invested Amount is fully reinstated and then to the Overcollateralization Amount.

     Allocations of charge-offs of Defaulted Receivables and reallocations of Principal Collections to Notes reduce the Series Nominal Liquidation Amount of outstanding Notes only, and do not affect Notes that are issued after that time.

Interest Payments

     For each series of Notes and each related class, interest will accrue from the relevant Series Issuance Date on the applicable outstanding principal balance at the applicable interest rate. The interest rate on any Note may be a fixed, floating or any other type of rate as specified in the prospectus supplement. Interest on the Notes, other than zero coupon Notes, will generally be paid, or deposited for later payment, to Noteholders on the Payment Dates specified in the prospectus supplement. In addition, as specified in the related prospectus supplement, interest payments or deposits on any Payment Date generally will be funded from:

•	Interest Collections received during the preceding Collection Period or periods;

•	investment earnings, if any, on any funds held in the Issuer’s bank accounts;

•	any Shared Excess Interest Amounts from other series (which may be limited to series in a sharing group);

•	any credit enhancement, to the extent described in the prospectus supplement; and

•	other amounts specified in the prospectus supplement.

     If interest payments will be made less frequently than monthly, an Interest Funding Account may be established to accumulate the required interest amount. If a series has more than one class of Notes, that series may have more than one Interest Funding Account. See “Sources of Funds to Pay the Notes—Issuer Accounts” for a discussion of the accounts of the Issuer.

     Your class of Notes will pay interest on the dates and at the interest rate specified in the prospectus supplement. If your Notes bear interest at a floating or variable rate, the prospectus supplement will describe how that rate is calculated.

     The Receivables generally pay interest at a variable rate based on the prime rate. A series, class or sub-class of notes may bear interest either at a fixed rate or at a floating rate based on a different index.

     If so specified in the related prospectus supplement, the interest rate applicable to your Notes may be subject to an available funds cap, meaning that the interest rate applicable thereto will be deemed not to exceed the aggregate amount of Interest Collections and other amounts specifically owed to fund payments of interest on your notes.

     If so specified in the related prospectus supplement, your series of Notes (or any class of that series) may have the benefit of a Hedge Agreement entered into between the Issuer or Indenture Trustee for the benefit of holders of the specified Notes of such series and a counterparty specified in such prospectus supplement that provides limited protection against such risk. The principal terms and provisions of any Hedge Agreement will be specified in such prospectus supplement.

Principal Payments

     Generally, each series or class of Notes will begin with a Revolving Period during which no principal payments will be made to the holders of such Notes. Following its Revolving Period, each series or class of Notes is expected to begin to accumulate principal or begin to distribute principal to Noteholders. The prospectus supplement describes the conditions under which an Accumulation Period, Early Amortization Period or other principal payment period will begin for your series or class of Notes.

     Principal payments for any series or class of Notes will be funded from Principal Collections, other Trust Assets treated as Principal Collections received during the related Collection Period or periods and certain other amounts as specified in the prospectus supplement and allocated to that series or class.

     Principal will accumulate in an Accumulation Account if your series or class of Notes features an Accumulation Period. As described in the prospectus supplement, during the Accumulation Period, on each Payment Date an amount of principal, up to the amount specified, will be set aside in an Accumulation Account. This accumulated principal is expected to be paid to those Noteholders on the date specified in the prospectus supplement for that series or class, or earlier if an Early Amortization Period begins before your Expected Final Payment Date. If an Early Amortization Event occurs, the full amount of principal available to your series or class of Notes will be deposited into the Accumulation Account for payment on the next Payment Date, subject to any limits specified in the related prospectus supplement. Although your series may feature an Accumulation Period, your series or class of Notes might not accumulate principal as expected during such period if an Early Amortization Event or Event of Default occurs.

     Funds on deposit in any Accumulation Account for a series or class of Notes may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the prospectus supplement intended to assure a minimum rate of return on the investment of those funds. In order to enhance the likelihood of the payment in full of the principal balance of a series or class of Notes at the end of an Accumulation Period, that series or class of Notes may be subject to a principal guaranty or other similar arrangement specified in the prospectus supplement.

     If your series or class of Notes features a Controlled Amortization Period and this amortization period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. Your series or class of Notes might also begin to pay principal to you without regard to the limits of such increments if an Early Amortization Event occurs.

     If the series described in the prospectus supplement features multiple classes, different classes of your series may have differing priorities for the accumulation or payment of principal. This means that Noteholders of other classes could begin to receive payments of principal before you do. The prospectus supplement will specify the manner, timing and priority of principal payments to Noteholders of each class.

     There can be no assurance that principal will be available when expected, either to accumulate or to pay to you. The Expected Final Payment Date for your series or class of Notes is based upon assumptions about payment rates on the Receivables, as detailed in the prospectus supplement. There can be no assurance that these payment rate assumptions will be correct. Payment rates depend on collections of Receivables. Collections can vary seasonally and are also affected by general economic conditions. The prospectus supplement will provide historical payment rates, total charge-offs and other information relating to NMAC’s entire floorplan portfolio. There can be no assurance that future events will be consistent with this historical performance or that the performance of the Receivables in the Trust Portfolio will be similar to the performance of NMAC’s entire floorplan portfolio. The life of your Notes might be longer than expected if principal is collected more slowly. Alternatively, the occurrence of any Early Amortization Event may substantially shorten the average life of your Notes.

Credit Enhancement

     Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the Transferor Interest), subordination of other series or classes of Notes, a cash collateral guaranty or account, a reserve fund, a demand note, a liquidity agreement, a letter of credit, a surety bond or insurance policy or any combination of the above or any other form of credit enhancement. The prospectus supplement for each series will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.

     Unless otherwise provided in the related prospectus supplement, each series of Notes will have credit enhancement in the form of an Overcollateralization Amount. If a series of Notes has more than one class, then the Subordinated Notes of that series will serve as credit enhancement for the senior Notes of that series. Such a series of Notes may also have an Overcollateralization Amount. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A Notes, Class B Notes and Class C Notes. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

     Principal payments on Class B Notes and Class C Notes of a series are subordinated to payments of principal on Class A Notes of that series. Subordination of Class B Notes and Class C Notes of a series provides credit enhancement for Class A Notes of that series.

     Principal payments on Class C Notes of a series are subordinated to payments of principal on Class A Notes and Class B Notes of that series. Subordination of Class C Notes of a series provides credit enhancement for the Class A Notes and Class B Notes of that series.

     Generally, no principal payments will be made on a subordinated class of Notes until all principal of the senior classes of Notes of that series has been paid in full. However, if so specified in the related prospectus supplement, principal may be paid to the holders of subordinated classes while Notes of senior classes of that series are still outstanding under the circumstances specified therein.

Subordination Between Series or Classes

     If so specified in the prospectus supplement, a series or one or more classes of that series will be subordinated as described in the prospectus supplement to the extent necessary to fund payments with respect to other series or to the senior Notes within that series. The rights of the holders of these Subordinated Notes to receive distributions of principal and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of other senior series or senior Notes within that series, but only to the extent set forth in the prospectus supplement. If so specified in the prospectus supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

     The related prospectus supplement will also set forth information concerning:

•	the amount of subordination of a series or a class or classes of Subordinated Notes within a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will change over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those Subordinated Notes will be distributed to holders of other senior series or senior Notes of that series.

Cash Collateral Guaranty or Account

     If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by a guaranty, referred to as the cash collateral guaranty, secured by the deposit of cash or permitted investments in an account, referred to as the cash collateral account, reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available under the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the prospectus supplement. The prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account.

Reserve Fund

     If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve fund, which will be funded, to the extent provided in the prospectus supplement, through an initial deposit and/or through periodic deposits of available excess cash from the Trust Assets. The reserve fund is intended to assist with the payment of interest and/or principal on the Notes of the series or the related classes and other expenses and amounts of that series or classes in the manner specified in the prospectus supplement.

Letter of Credit

     If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the prospectus supplement.

     The maximum liability of an issuer of a letter of credit will generally be an amount equal to a percentage specified in the prospectus supplement of the initial Invested Amount of a series of Notes. The maximum amount available at any time to be paid under a letter of credit will be set forth in the prospectus supplement.

Surety Bond or Insurance Policy

     If so specified in the prospectus supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the prospectus supplement.

SOURCES OF FUNDS TO PAY THE NOTES

General

     The primary source of funds for the payment of principal of and interest on the Notes are the collections made on the Receivables owned by the Issuer. For a description of the Issuer and its assets, see “The Issuer” and “Dealer Floorplan Financing Business” in this prospectus.

     Allocations of Defaulted Amounts and Interest Collections are made, first, pro rata among each series based on the ratio that the Series Nominal Liquidation Amount of each series of Notes bears to the Trust Nominal Liquidation Amount. This ratio, when expressed as a percentage, is the Series Allocation Percentage. Next, within each series, allocations of Series Allocable Defaulted Amounts and Series Allocable Interest Collections will be made to the Noteholders of such series based on the ratio of:

•	the Series Nominal Liquidation Amount of Notes in the series to

•	the product of (a) the Series Allocation Percentage for such series and (b) the Pool Balance.

     This ratio, when expressed as a percentage, is referred to as the Floating Allocation Percentage. Application of this percentage allocates Interest Collections and Defaulted Amounts to the Noteholders of a series of Notes. Except as described below under “—Application of Collections”, Interest Collections not allocated to the Noteholders are released to the Transferor and are not available for payments on the Notes.

     Principal Collections are allocated among series of Notes similarly to the allocation of Interest Collections on the Receivables (i.e., on the basis of the Series Allocation Percentage). Principal Collections on the Receivables will be further allocated to the holders of the Transferor Interest, on the one hand, and the Noteholders, on the other, as set forth in the related prospectus supplement and the related Indenture Supplement. The Noteholders of each series will be allocated a portion of the Principal Collections allocated to that series based on its Series Nominal Liquidation Amount and the Series Allocation Percentage of the Pool Balance. For those series of Notes that do not require principal amounts to be deposited into an Accumulation Account or paid to Noteholders, the Series Nominal Liquidation Amount used to calculate the Noteholders’ allocation (and the allocations of the holders of the Transferor Interest) will be “floating,” i.e., calculated generally as of the last day of each Collection Period. For those series of Notes which require principal amounts to be deposited into an Accumulation Account or paid to Noteholders, the Series Nominal Liquidation Amount used to calculate the Noteholders’ allocation (and the allocations of the holders of the Transferor Interest) will be “fixed” as of the last day of the Collection Period immediately before the Issuer begins to allocate Series Investor Available Principal Amounts to the Accumulation Account for that series or before the occurrence of the Expected Final Payment Date, an Early Amortization Event, an Event of Default or other optional or mandatory redemption, i.e., calculated generally as of the last day of the first Collection Period prior to any reductions in the Series Nominal Liquidation Amount due to deposits or payments of principal.

     The ratios described above will adjust on Reset Dates to account for any additional issuances (including increases in any series of Notes), redemptions or final payments of Notes as specified in a prospectus supplement. A prospectus supplement for a series of Notes may provide for allocations for that series that are different from those described above.

     For a detailed description of the application of collections, and the allocation of charge-offs and the application of Transferor Deposit Amounts, see “—Application of Collections” and “—Excess Funding Account” below in this prospectus.

Deposit and Application of Funds

     Series Allocable Interest Collections will be allocated between the Noteholders of each series and the holders of the Transferor Interest as described under “—General” above. These allocations will be made on each day during a Collection Period. The Series Allocable Interest Collections allocated to the Noteholders of any series, together with any Reallocated Principal Collections for such series and any other amounts specified in the prospectus supplement as available for such purpose, are “Series Investor Available Interest Amounts.”

     The Series Allocable Principal Collections will be allocated between the Noteholders of each series and the holders of the Transferor Interest as described under “—General” above. These allocations will be made on each day in a Collection Period. The Series Allocable Principal Collections allocated to the Noteholders of any series (less any Reallocated Principal Collections), together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series, are “Series Investor Available Principal Amounts.” The Series Investor Available Interest Amounts and the Series Investor Available Principal Amounts are collectively referred to as the “Series Investor Available Amounts”.

     If Series Investor Available Amounts available for distribution on any Payment Date are less than the aggregate monthly interest payments or applications, or principal payments or deposits required to be made with respect to any one or more series of Notes, and any other series of Notes has Excess Interest Amounts or Excess Principal Amounts remaining after the application of its allocation in accordance with its Indenture Supplement, then any such excess from other series will be applied to such series of Notes to the extent such series still needs to cover a monthly interest payment or application or a monthly principal payment or deposit, as the case may be, pro rata on the basis of their respective shortfalls, although such application may be limited to series in a Sharing Group which will be specified in the related prospectus supplement.

     In the case of a series of Notes having more than one class, Series Investor Available Principal Amounts and Series Investor Available Interest Amounts allocated to that series will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

Paired Series

     If so specified in the related prospectus supplement, during the Accumulation Period or the Controlled Amortization Period for any series, the Issuer may issue a second, or paired, series that is effectively supported by the same Principal Receivables that support the initial series. As the Issuer accumulates principal for the benefit of the initial series, the Series Nominal Liquidation Amount of the paired series will increase by the amount of Principal Collections that are being accumulated so that, in the aggregate the Series Nominal Liquidation Amount (and Series Allocation Percentage) for the initial series will decline, but the Series Nominal Liquidation Amount for the paired series is correspondingly increased such that the aggregate amount of Principal Collections being allocated to the initial and paired series remains constant and new Receivables continue to be purchased at the same rate. To make monthly principal deposits in spite of a declining Series Nominal Liquidation Amount (and Series Allocation Percentage), the Issuer may maintain an amount of Principal Receivables to support this initial series that exceeds such Series Nominal Liquidation Amount during the Accumulation Period or Controlled Amortization Period. To finance these excess Principal Receivables, the Issuer may issue a paired series. Initially the Issuer would reallocate the Principal Collections for the paired series to make scheduled principal deposits for the initial series. However, if an Early Amortization Event for the paired series occurs before the Issuer pays in full the principal for this series:

•	the Issuer may use Principal Collections allocated to the paired series that it would otherwise have reallocated to this series, to repay the principal of the paired series;

•	the Issuer may make principal deposits into the series Accumulation Account that are smaller than scheduled; and

•	the Issuer’s final payment of principal to you may be delayed.

     The Issuer will not seek your review or consent before it issues a paired series. The outstanding principal amount of any paired series may vary over time. The Early Amortization Events for a paired series may vary from the Early Amortization Events for the series with which it is paired. In particular, the Early Amortization Events for a paired series may include events that are unrelated to the status of the Issuer, the Servicer or the Receivables, including events that relate to the continued availability and rating of third-party providers of credit enhancement to the paired series.

Sharing Groups

     If so specified in the related prospectus supplement, any series may be grouped into Sharing Groups. A Sharing Group may be further separated into interest sharing group and a principal sharing group. To the extent that available amounts are not needed to make required interest or principal payments or deposits for a series in a Sharing Group, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other series that are included in the Sharing Group.

Issuer Accounts

     The Issuer will establish a Collection Account for the purpose of receiving distributions on the Receivables and an Excess Funding Account for the purpose of retaining certain Transferor Deposit Amounts. If so specified in the related prospectus supplement, the Issuer may direct the Indenture Trustee to establish and maintain in the name of the Indenture Trustee supplemental accounts for any series or class of Notes for the benefit of the related Noteholders. Each series which has an accumulation period will have an Accumulation Account, which will be established by the Issuer for the purpose of making payments of principal of the Notes and for other purposes as specified in the related prospectus supplement.

     The Collection Account, Excess Funding Account and Accumulation Accounts described in this section, are referred to as Issuer accounts. Any Issuer account will be a Qualified Account and amounts deposited to Issuer accounts may only be invested, at the direction of the Servicer, in Eligible Investments.

     The Paying Agent will have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders of any series under the related Indenture Supplement.

Sale of Receivables

     In addition to a sale of Receivables following an insolvency of the Transferor, NNA, NML or NMAC, if a series or class of Notes has an Event of Default and is accelerated before its Final Maturity Date, the Issuer may sell Receivables, or interests therein, if the conditions described in “Description of the Indenture—Events of Default; Rights Upon Events of Default” are satisfied.

     If principal of or interest on a series or class of Notes has not been paid in full on its Final Maturity Date, the sale will automatically take place on that date. Proceeds from such sale will be immediately paid toward payment on those Notes.

     Unless otherwise specified in the related prospectus supplement, the amount of Receivables sold will be up to the Invested Amount of the series. The Invested Amount of a series in respect of which a sale is made will be automatically reduced to zero upon such sale. No more Principal Receivables or Interest Receivables will be allocated to those Notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the lesser of (i) the outstanding principal amount of those Notes, plus unpaid interest on those Notes and (ii) the Invested Amount of such series, plus accrued interest. Notes whose Noteholders have directed sales of Receivables are no longer outstanding under the Indenture once the sale occurs.

     After giving effect to a sale of Receivables for a series or class of Notes, the amount of proceeds on deposit in a Accumulation Account may be less than the outstanding principal amount of that series. This deficiency can arise because the Series Nominal Liquidation Amount of that series or class was reduced before the sale of Receivables or because the sale price for the Receivables was less than the outstanding principal amount. Unless otherwise specified in the prospectus supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuer; Security for the Notes

     The Series Investor Available Interest Amounts, Series Investor Available Principal Amounts, Shared Excess Interest Amounts (if applicable), Shared Excess Principal Amounts (if any), funds for that series or class on deposit in the applicable Issuer accounts and proceeds of sales of Receivables for that series or class provide the only source of payment for principal of or interest on that series or class of Notes. Noteholders will have no recourse to any other assets of the Issuer or any other Person for the payment of principal of or interest on the Notes.

     The Notes of all series are secured by a shared security interest in the assets of the Issuer, the Collection Account and the Excess Funding Account, but each series or class of Notes is entitled to the benefits of only that portion of those assets allocable to it under the Indenture and the related Indenture Supplement. Each series or class of Notes is also secured by a security interest in any applicable supplemental account.

Early Amortization Events

     Beginning on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred with respect to any series, the Servicer will no longer pay Principal Collections allocable to the Noteholders’ Interest of the series to the Transferor, allocate those collections to any other series or retain those collections in the Accumulation Account for the series, but instead will distribute those collections to Noteholders of the series monthly on each Payment Date, and the Controlled Deposit Amount, if any, will no longer apply to distributions of principal on the Notes of the series, in each case except as described below under “—Early Amortization Events” or stated in the related prospectus supplement.

     Early Amortization Events generally will be deemed to have occurred without any notice or other action on the part of any other party immediately upon its occurrence. The Early Amortization Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Noteholders of the series will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as described below. The failure of the Issuer to pay the outstanding principal amount of the Notes of any series or class by their Expected Final Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to the series or class. All references in this prospectus to Early Amortization Events include that type of failure.

     Even if an Early Amortization Period begins with respect to a series, that period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the beginning of the Early Amortization Period no longer exists, whether as a result of the distribution of principal to Noteholders of the series, the transfer of additional Receivables to the Issuer, or otherwise, in each case if and to the extent described in the prospectus supplement for such series.

     In addition, if an insolvency event occurs with respect to the Transferor, or the Transferor violates its covenant not to create any lien on any Receivable, in each case as provided in the Transfer and Servicing Agreement, on the day of the insolvency event or violation, as applicable, the Transferor will, subject to the actions of the Noteholders, immediately cease to transfer Receivables to the Issuer and promptly give notice to the trustee of the insolvency event or violation, as applicable. Under the terms of the Transfer and Servicing Agreement the Indenture Trustee will publish a notice of the insolvency event or violation within 15 days of the Indenture Trustee having notice or actual knowledge thereof. Such notice will state that the Indenture Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a stated period of time holders of Notes of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the Notes of each outstanding series, or, with respect to any series with two or more classes and the Notes of each class, and each the holders of the Transferor Interest, instruct the Indenture Trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before the insolvency event or violation, as applicable. If the portion of the proceeds allocated to the Noteholders’ Interest and the proceeds of any collections on the Receivables in the Collection Account or amounts on deposit in the Excess Funding Account allocable to the Noteholders’ Interest are not enough to pay the aggregate unpaid principal balance of the Notes in full plus accrued and unpaid interest on the Notes, Noteholders will incur a loss.

     Unless otherwise specified in the prospectus supplement, above, the Revolving Period will continue through the date specified in the prospectus supplement unless an Early Amortization Event occurs before that date.

Redemption and Early Redemption of Notes

     Each class of Notes will be subject to redemption on its Expected Final Payment Date.

     If so specified in the related prospectus supplement, the Issuer may, at its option, redeem any Note in whole or in part before its Expected Final Payment Date or the Servicer may repurchase the outstanding Receivables, the effect of which would be the prepayment of the Notes. The prospectus supplement will indicate the circumstances under which any such redemption by the Issuer or repurchase by the Servicer may occur.

     If so specified in the related prospectus supplement, a Noteholder may, at its option, require the Issuer to redeem the holder’s Notes before the Expected Final Payment Date. The prospectus supplement will indicate at what times a Noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

     In addition, if an Early Amortization Event occurs in respect of a series, the Issuer will be required to redeem each affected Note of that series to the extent funds are available for that purpose. The Issuer will give notice to holders of the affected Notes before an early redemption date.

     Whenever the Issuer is required to redeem a Note before its Final Maturity Date, it will do so only if and to the extent funds are allocated to that Note. A Noteholder will have no claim against the Issuer if the Issuer fails to make a required redemption of Notes because no funds are available for that purpose. The failure to redeem before the Final Maturity Date under these circumstances will not be an Event of Default.

Final Payment Of Principal; Termination

     The Notes of each series will be retired on the day following the date on which the final payment of principal is made to the Noteholders, whether as a result of optional redemption by the Issuer, repurchase of Receivables by the Servicer or otherwise. Each prospectus supplement will specify the Final Maturity Date for the related series, which will be the latest date on which principal and interest for the series of Notes is due in full. Notes may be subject to prior redemption as provided above, and may or may not ultimately be paid in full on their related Final Maturity Dates depending on the sufficiency of collections and liquidation proceeds therefor. The Issuer’s failure to pay the principal of any series of Notes in full on the related series Final Maturity Date will be an Event of Default under the Indenture. In this event, the Indenture Trustee or the holders of a specified percentage of the Notes of that series will have the rights described below under “Description of the Indenture—Events of Default; Rights upon Event of Default” in this prospectus.

     Unless the Servicer and the holders of the Transferor Interest instruct the Indenture Trustee otherwise, the Issuer will terminate no later than the Trust Termination Date specified in the related prospectus supplement. Upon the termination of the Issuer and the surrender of the Transferor Interest, the Indenture Trustee will convey to the holders of the Transferor Interest all right, title and interest of the Issuer in the Receivables and all other Trust Assets.

Defeasance

     If so specified in the prospectus supplement relating to a series, the Transferor may terminate its substantive obligations in respect of that series or the Issuer by depositing with the Indenture Trustee, under the terms of an irrevocable trust agreement, from amounts representing, or acquired with, collections of Receivables, money or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on that series or all outstanding series of Notes of the Issuer, as the case may be, on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be. Before its first exercise of its right to substitute money or Eligible Investments for Receivables, the Transferor will deliver to the Indenture Trustee:

•	a statement from a firm of nationally recognized independent public accountants, who may also render other services to the Transferor, to the effect that the deposit is sufficient to make all the payments specified above;

•	an officer’s certificate stating that the Transferor reasonably believes that the deposit and termination of obligations will not, based on the facts known to that officer at the time of the certification, then cause an Early Amortization Event with respect to any series;

•	written confirmation from each Rating Agency that the deposit and termination of obligations will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	an opinion of counsel to the effect that:

(1)	for federal income tax purposes, the deposit and termination of obligations will not cause the Issuer, or any portion of the Issuer, to be treated as an association, or publicly traded partnership, taxable as a corporation; and

(2)	the deposit and termination of obligations will not result in the Issuer being required to register as an “investment company” within the meaning of the Investment Company Act of 1940.

Reports to Noteholders

     On each Payment Date, Noteholders of each series will receive Payment Date Statements issued by the Issuer and forwarded by the Paying Agent setting forth the information about that series and the Issuer specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class.

     Periodic information to Noteholders generally will include:

•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	Interest Collections and Principal Collections allocated to the series;

•	the Defaulted Amount allocated to the series;

•	reductions of the Invested Amount of the series and any reimbursements of previous reductions of the Invested Amount;

•	the monthly servicing fee for the series (and any portion thereof that has been temporarily or permanently waived by the Servicer);

•	the Pool Balance and the outstanding principal amount of the Notes;

•	the Invested Amount of the series; and

•	the amount available under any credit enhancement for the series or for each class of the series.

     In addition, with respect to a series that incorporates a Funding Period, as described above under “Description of the Notes—Funding Period” in this prospectus, periodic information to Noteholders will include:

•	the series’ initial amount invested in Principal Receivables, the series’ full amount invested in Principal Receivables and the series’ current amount invested in Principal Receivables; and

•	the amount on deposit in the pre-funding account.

     Within 90 days of the end of each fiscal year for the Issuer, the Paying Agent will also provide to each Person who at any time during the preceding calendar year was a Noteholder of record a statement, prepared by the Servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the Notes were outstanding, together with other information that is customarily provided to holders of debt, to assist Noteholders in preparing their United States tax returns.

     In addition, Noteholders will receive reports with information about the Indenture Trustee. See “Description of the Indenture—Indenture Trustee’s Annual Report” below in this prospectus.

Application of Collections

     On each day in a Collection Period, the Servicer will calculate the amounts to be allocated in respect of collections on Receivables to the Noteholders of each outstanding series or class or to the holders of the Transferor Interest in accordance with this prospectus and the related prospectus supplement.

     Except in the circumstances described below, the Servicer must deposit into the Collection Account, no later than two business days after processing, a portion of the payments received on the Receivables. The amount of the required deposit will be specified in the Indenture Supplement for each series and will be a function of, among other things, whether that series is in its Revolving Period or Early Amortization Period. However, so long as NMAC is the Servicer, it will be able to make these deposits on a monthly basis if any of the following conditions is met:

(1)	NMAC’s short-term unsecured debt obligations are rated “P-1” by Moody’s and “A-1” by Standard & Poor’s (so long as Moody’s and Standard & Poor’s are Rating Agencies);

(2)	NMAC maintains a letter of credit or other form of enhancement acceptable to the Rating Agencies to support NMAC’s obligation to deposit collections into the Collection Account; or

(3)	NMAC otherwise satisfies each Rating Agency’s requirements.

     In these circumstances, NMAC may use collections for its own benefit and will not be required to deposit the collections that it receives during any Collection Period until the Payment Date occurring in the following calendar month. On that Payment Date, NMAC will deposit into the Collection Account funds equal to the total amount that otherwise would be required to be deposited into the Collection Account during the related Collection Period had NMAC been required to make daily deposits of collections.

     The Servicer must make daily or periodic deposits in the Collection Account only to the extent that the funds are required for deposit or for distribution to the Noteholders or other parties, pursuant to this prospectus or the related prospectus supplement. If the Collection Account balance ever exceeds the amount required for deposit or distribution, the Servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the Servicer may retain its servicing fee with respect to any series and will not be required to deposit it into the Collection Account.

     The Servicer must make daily or periodic deposits into the Collection Account only to the extent that the funds are required for deposit into other Issuer accounts or for distribution to the Noteholders or other parties. If the Collection Account balance ever exceeds the amount required for deposit or distribution, the Servicer will be able to withdraw the excess. Subject to the immediately preceding sentence, the Servicer may retain its servicing fee with respect to any series and will not be required to deposit it into the Collection Account.

     On each day in a Collection Period, the Servicer will distribute directly to the holders of the Transferor Interest the amount of the Interest Collections allocable to the Transferor Interest with respect to each series specified in the related Indenture Supplement. However, the Servicer will make that distribution only if and to the extent that the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer on that date) equals or exceeds the Required Participation Amount as of such date, after giving effect to the allocations, distributions, withdrawals and deposits the Servicer is to make on the Payment Date immediately following such date. Also, during the Revolving Period for any series, subject to limitations, the Servicer will distribute directly to the holders of the Transferor Interest on each day in a Collection Period the amount of Principal Collections allocable to the Transferor Interest with respect to each series stated in the related Indenture Supplement if the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer on that date) equals or exceeds the Required Participation Amount as of such date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such date. Any amounts not distributed to the holders of the Transferor Interest will be treated as Transferor Deposit Amounts and deposited into the Excess Funding Account.

     Allocations Among Series of Notes. Under the Indenture, during each Collection Period the Servicer will allocate to each outstanding Series its share of Interest Collections, Principal Collections and Defaulted Amounts based on the Series Allocation Percentage for each series. Allocations will be made with respect to each series of Notes and each day during each Collection Period based on the product of the Series Allocation Percentage for such series on such day and the amount of Interest Collections, Principal Collections and Defaulted Amounts. The Series Allocation Percentage for each series will be calculated on each day in a Collection Period and will be increased or decreased on each Reset Date (if any) in each Collection Period.

     Allocation between the Noteholders and the Transferor. The Servicer will allocate amounts initially allocated to each series between the Noteholders’ Interest and the holders of the Transferor Interest for each day in a Collection Period on the basis of various percentages as described in the related prospectus supplement. Which percentage is used depends on whether the collections being allocated are Series Allocable Interest Collections or Series Allocable Principal Collections or other amounts and, in the case of the Series Allocable Principal Collections, whether or not the collections are received in the Revolving Period for a series. The manner in which amounts allocated to the Notes are allocated between the holders of the Transferor Interest and the Noteholders is described under “Sources of Funds to Pay the Notes—General.”

     Interest Collections. The Servicer will allocate the Series Investor Available Interest Amounts of any series for each day in a Collection Period as stated in the Indenture Supplement for that series and as described in the related prospectus supplement. The Servicer will determine the amount, if any, of Excess Interest Amounts for any Collection Period on the Determination Date in the month following such Collection Period. The Servicer will treat Excess Interest Amounts as Shared Excess Interest Amounts to fund Interest Shortfalls for other series in the same Sharing Group. To the extent such Interest Shortfalls for such other series exceed such Excess Interest Amounts, Excess Interest Amounts will be allocated pro rata among the applicable series based on the relative amounts of Interest Shortfalls, unless otherwise provided in the applicable Indenture Supplements. To the extent Excess Interest Amounts exceed Interest Shortfalls, the Indenture Trustee will pay the balance to the holders of the Transferor Interest, or, if the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer on that date) does not exceed the Required Participation Amount, transfer such amount to the Transferor to purchase additional Receivables for the Issuer, or deposit such amount in the Excess Funding Account.

     Principal Collections. The Servicer will allocate Series Investor Available Principal Amounts for each day in a Collection Period first to make required payments of principal to the Accumulation Account or to the Noteholders of the series or class, in each case if and to the extent required in the Indenture Supplement for the series and as described in the related prospectus supplement. The Servicer will determine the amount, if any, of Excess Principal Amounts for each series and Collection Period on the Determination Date in the month following such Collection Period after the required payments have been made. The Servicer will treat Excess Principal Amounts as Shared Excess Principal Amounts to cover any Principal Shortfalls with respect to distributions to Noteholders of any series which are in the Sharing Group of that series. Excess Principal Amounts will not be used to cover Investor Charge-Offs for any series. To the extent Principal Shortfalls exceed Excess Principal Amounts for any Collection Period, Excess Principal Amounts will be allocated pro rata among the applicable series in the Sharing Group based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable Indenture Supplement. To the extent that Excess Principal Amounts exceed Principal Shortfalls, the Indenture Trustee will pay the balance to the holders of the Transferor Interest if the sum of the Pool Balance and the amounts on deposit in the Excess Funding Account (determined after giving effect to any Principal Receivables transferred to the Issuer on that date), exceeds the Required Participation Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the Determination Date.

Excess Funding Account

     The Indenture Trustee will invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. The investments must mature on or prior to the next Payment Date. The Servicer may select an agent for the purpose of designating the investments. On each Payment Date, all investment income earned on amounts in the Excess Funding Account since the preceding Payment Date will be applied as described in this prospectus and in the related prospectus supplement.

     The Indenture Trustee will deposit into the Excess Funding Account all Transferor Deposit Amounts received from the Transferor or withheld from payment to the Transferor. On each Payment Date on which funds are on deposit in the Excess Funding Account and, after giving effect to all other allocations, distributions, deposits and payments to be made on such date and all distributions to be made from the Excess Funding Account on the succeeding Payment Date, the Pool Balance together with amounts on deposit in the Excess Funding Account exceed the Required Participation Amount, the Indenture Trustee will withdraw such excess amount from the Excess Funding Account and pay such excess amount to the holders of the Transferor Interest.

     The amounts on deposit in the Excess Funding Account shall be allocated among the series based on the respective Series Allocation Percentages. On each Payment Date, the Indenture Trustee will distribute funds in the Excess Funding Account as follows:

•	to the Accumulation Account for any Series in its Accumulation Period or Controlled Amortization Period, an amount equal to the excess of (i) the Controlled Deposit Amount for such series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series which are available on such Payment Date to be deposited in the Accumulation Account for such series and (b) Shared Excess Principal Amounts which are available on such Payment Date to be deposited in the Accumulation Account for such series (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account);

•	to the Accumulation Account for any Series if an Early Amortization Event has occurred and is continuing with respect to such series, an amount equal to the excess of (i) the Invested Amount of that series for such Payment Date over (ii) the sum of (a) the Series Investor Available Principal Amounts for such series which are available on such Payment Date to be deposited in the Accumulation Account for such series and (b) Shared Excess Principal Amounts which are available on such Payment Date to be deposited in the Accumulation Account for such series (but not in excess of the Series Allocation Percentage for that series of the amounts on deposit in the Excess Funding Account); and

•	to the Collection Account or the Accumulation Account for any series in the manner described in the related prospectus supplement for such series, but only after giving effect to the deposit or distribution of Series Investor Principal Amounts and Shared Excess Principal Amounts available for that series, and then only to the extent of the Series Allocable Percentage for that series of the amounts on deposit in the Excess Funding Account, and only to the extent that after giving effect to such distribution, the Pool Balance (determined after giving effect to any Receivables transferred to the Issuer) continues to exceed the Required Participation Amount.

Distributions

     The Servicer will make payments to Noteholders of a series or a class from the Collection Account and any accounts established for the benefit of the Noteholders as described in the related prospectus supplement.

     If, on any Payment Date there would not be sufficient funds, after application of funds from the Collection Account and any other account established for the benefit of the Noteholders, to make distributions as described in the related prospectus supplement, then, in certain circumstances if so described in the related prospectus supplement, payments may be made using amounts on deposit in the Collection Account, or amounts held by the Administrator, or which the Administrator reasonably estimates to be held by the Administrator, for deposit into the Collection Account which would have been made available for distribution on the succeeding Payment Date, up to the amount necessary to pay such items, and the funds available for the succeeding Payment Date will be adjusted accordingly.

Investor Defaulted Amount and Reallocated Principal Collections

     Unless otherwise specified in the prospectus supplement, for each series of Notes, on each day in a Collection Period, the Servicer will calculate the Series Investor Defaulted Amount for such day. If so provided in the related prospectus supplement, an amount equal to the aggregate of the Series Investor Defaulted Amounts for any Collection Period may be funded from Series Investor Available Interest Amounts and other amounts specified in the prospectus supplement, including credit enhancement, and applied to pay principal to Noteholders or, subject to limitations, the holders of the Transferor Interest, as appropriate.

     For each series of Notes, the related Series Nominal Liquidation Amount will be reduced by the amount of any Investor Charge-Offs for such series. In addition, a Series Nominal Liquidation Amount may decrease by the amount of any Series Investor Available Principal Amounts reallocated to pay interest on Notes and other amounts of such series. Such amounts are referred to herein as “Reallocated Principal Collections.” Reductions in a Series

Nominal Liquidation Amount due to Investor Charge-Offs and any Reallocated Principal Collections will be reimbursed on any subsequent Payment Date to the extent that Series Investor Available Interest Amounts on deposit in the Collection Account on such Payment Date, together with Excess Interest Amounts from all other series of Notes available to be applied on such Payment Date, exceed the interest owed on the Notes, the Series Investor Defaulted Amount and any other fees specified in the prospectus supplement that are payable on that date without further reduction of such Series Nominal Liquidation Amount. This reimbursement will result in an increase in the Series Nominal Liquidation Amount with respect to that series.

DESCRIPTION OF THE INDENTURE

     A form of the Indenture was filed as an exhibit to the registration statement of which this prospectus forms a part. The Issuer will be a party to an Indenture, under which the Issuer will issue Notes in one or more series, the terms of which will be specified in an Indenture Supplement to the Indenture. The Indenture and each related Indenture Supplement will be executed by the Issuer and the Indenture Trustee. The following summarizes the material terms of the Indenture.

Events of Default; Rights Upon Event of Default

     With respect to the Notes of any series, Events of Default will include the items specified in the definition thereof included in the “Glossary of Principal Terms” as well as any additional items specified in the related Indenture Supplement and prospectus supplement.

     Failure to pay the full principal balance of a Note on its Expected Final Payment Date will not constitute an Event of Default. An Event of Default with respect to one series of Notes will not necessarily be an Event of Default with respect to any other series of Notes.

     If an Event of Default, other than a bankruptcy, insolvency or similar event with respect to the Issuer or the Transferor, should occur and be continuing with respect to the Notes, the Indenture Trustee or the holders of at least a majority of the outstanding principal balance of the Notes of the affected series may declare all the Notes of that series to be immediately due and payable. If an event of bankruptcy, insolvency, conservatorship, receivership, liquidation, or similar event relating to the Issuer or Transferor should occur and be continuing, the Indenture Trustee will declare all of the Notes immediately due and payable. Upon any such declaration, the Revolving Period or other period of principal payment or accumulation, other than an Early Amortization Period, for the affected series will terminate and an Early Amortization Period will commence. Any such declaration of acceleration of the Notes may, under limited circumstances, be rescinded by the holders of at least a majority of the outstanding principal balance of the Notes of that series or of all series, as applicable.

     Generally, in the case of any Event of Default, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture if requested or directed by any Noteholder if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to those provisions for indemnification and limitations contained in the Indenture, the holders of at least a majority of the outstanding principal balance of the Notes of the affected series:

•	will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee; and

•	may, in limited cases, waive any past default with respect to the Notes before the declaration of the acceleration of the Notes, except for a default in the payment of principal or interest or a default relating to a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the Noteholders of each affected Note.

     After acceleration of the Notes, Principal Collections and Interest Collections allocated to those Notes will be applied to make monthly principal and interest payments on the Notes until the earlier of the date the Notes are paid in full or the Final Maturity Date of the Notes. Funds in the Collection Account and other Issuer accounts for the accelerated Notes will be applied to pay principal of and interest on those Notes.

     Upon acceleration of the maturity of the Notes of a series following an Event of Default, the Indenture Trustee will have a lien on the Trust Assets for those Notes for its unpaid fees and expenses that ranks senior to the lien of those Notes on the Trust Assets.

     In general, the Indenture Trustee will enforce the rights and remedies of the holders of the accelerated Notes. However, Noteholders will have the right to institute any proceeding with respect to the Indenture if the following conditions are met:

(1)	the Noteholders of at least 25% of the outstanding principal balance of the affected series make a written request to the Indenture Trustee to institute a proceeding in its own name as indenture trustee;

(2)	the Noteholders give the Indenture Trustee written notice of a continuing Event of Default;

(3)	the Noteholders offer reasonable indemnification to the Indenture Trustee against the costs, expenses and liabilities of instituting a proceeding;

(4)	the Indenture Trustee has not instituted a proceeding within 60 days after receipt of the notice, request and offer of indemnification; and

(5)	the Indenture Trustee has not received during the 60-day period described in clause (4) above, from the holders of at least a majority of the outstanding principal balance of the Notes of that series a direction inconsistent with the request described in clause (1) above;

     A Noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its Note, and such right may not be impaired without the consent of such Noteholder. If the Notes of a series have been accelerated following an Event of Default, and the Indenture Trustee has not received any valid directions from the Noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, the Indenture Trustee may elect to continue to hold the portion of the Trust Assets securing those Notes and apply distributions on such Trust Assets to make payments on those Notes to the extent funds are available.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case any Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee:

•	may institute proceedings in its own name for the collection of all amounts then payable on the affected Notes;

•	may take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders of the affected Notes;

•	may, at its own election or at the direction of the holders of at least a majority of the outstanding principal balance of the accelerated Notes of a series, excluding any Notes held by the Transferor or one of its affiliates, foreclose on the portion of the Trust Assets securing the accelerated Notes by causing the Issuer to sell assets having an aggregate principal amount generally equal to the Invested Amount of the accelerated Notes plus the related interest components of those assets to a third party, who would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes, but only if the Indenture Trustee determines that the proceeds of the sale of such assets will be sufficient to pay the principal of and interest on the accelerated Notes in full; or

•	must, at the direction of the holders of at least 66 2/3% of the outstanding principal balance of the Notes of each class of the accelerated series, excluding any Notes held by the Transferor or one of its affiliates, foreclose on the portion of the Trust Assets securing the accelerated Notes by causing the Issuer to sell assets in the Trust Portfolio having an aggregate principal amount generally equal to the Invested Amount of the accelerated Notes plus the related interest components of those assets to a third party, who would not cause the Issuer to be taxable as a publicly traded partnership for federal income tax purposes, regardless of the sufficiency of the proceeds from the sale of such assets to pay the principal of and interest on the accelerated Notes in full.

     Following the foreclosure and sale of all or a portion of the Trust Assets for the Notes of a series and the application of the proceeds of that sale to those Notes and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Issuer accounts for that series and any amounts available from credit enhancement for that series, that series will no longer be entitled to any allocation of collections or other Trust Assets for the Notes of that series under the Indenture or the Indenture Supplement, and those Notes will no longer be outstanding.

     None of the Transferor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NML, NNA or the Issuer, in its individual capacity, nor any holder of an ownership interest in the Issuer, nor any of their owners, beneficiaries, agents, officers, directors, managers, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture. The Notes will represent obligations solely of the Issuer, and the Notes will not be insured or guaranteed by the Transferor, the Administrator, the Owner Trustee, the Indenture Trustee, the Servicer, NMAC, NNA, NML or any other Person.

Material Covenants

     The Indenture provides that the Issuer may not consolidate with, merge into or sell its assets to, another Person, unless:

•	the Person formed by or surviving the consolidation or merger, or that acquires the Issuer’s assets, is organized under the laws of the United States, any state of the United States or the District of Columbia;

•	the Person expressly assumes, by supplemental indenture, the Issuer’s obligation to make due and punctual payments upon the Notes and the performance of every covenant of the Issuer under the Indenture;

•	no Early Amortization Event or Event of Default will have occurred and be continuing immediately after the merger, consolidation or sale;

•	written confirmation is received from each Rating Agency that the transaction will not result in a reduction or withdrawal of its rating of any outstanding series or class;

•	any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken; and

•	the Issuer has delivered to the Indenture Trustee an opinion of counsel and an officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the Indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

     The Issuer will not, among other things:

•	except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the Notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former Noteholders because of the payment of taxes levied or assessed upon the Issuer;

•	voluntarily dissolve or liquidate in whole or in part;

•	permit (1) the validity or effectiveness of the Indenture to be impaired, or permit the lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part of the Issuer, except as may be created by the terms of the Indenture; or (3) the lien of the Indenture not to constitute a valid first priority perfected security interest in the assets of the Issuer that secure the Notes; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes and the Indenture.

Modification of the Indenture

     The Issuer and the Indenture Trustee may, without the consent of any Noteholders, enter into one or more supplemental indentures, upon receiving written confirmation from each Rating Agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class, for any of the following purposes:

•	to correct or enhance the description of any property subject to the lien of the Indenture, or to take any action that will enhance the Indenture Trustee’s lien under the Indenture, or to add to the property pledged to secure the Notes;

•	to reflect the agreement of another Person to assume the role of the Issuer;

•	to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power of the Issuer;

•	to transfer or pledge any property to the Indenture Trustee;

•	to appoint a successor to the Indenture Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture to allow more than one indenture trustee to act under the Indenture;

•	to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted; or

•	to terminate any credit enhancement in accordance with the related Indenture Supplement.

     The Issuer and the Indenture Trustee may also, without the consent of any Noteholders and without prior notice to any Rating Agency, enter into one or more supplemental indentures in order:

•	to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; or

•	to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture;

in each case, upon receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor’s reasonable belief, the action will not have a Significant Adverse Effect.

     Subject to the satisfaction of the conditions described above under “Description of the Notes—New Issuances” in this prospectus, the Issuer and the Indenture Trustee may also, without the consent of any Noteholders, but with prior notice to the Rating Agencies, enter into one or more supplemental indentures in order to provide for the issuance of one or more series of Notes under the Indenture.

     The Issuer and the Indenture Trustee may also, without the consent of any Noteholders, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture, upon:

•	receipt of written confirmation from each Rating Agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class;

•	receipt of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor’s reasonable belief, the action will not have a Significant Adverse Effect; and

•	receipt of a Required Federal Income Tax Opinion regarding the action.

     The Issuer and the Indenture Trustee may also, without the consent of the Noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuer or any portion of the Issuer to qualify as, and to permit an election to be made for the Issuer to be treated as, a “financial asset securitization investment trust” under the Code and to avoid the imposition of state or local income or franchise taxes on the Issuer’s property or its income. The following conditions apply for the amendments described in this paragraph:

•	delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Transferor to the effect that the requirements under the Indenture applicable to the proposed amendments have been met;

•	receipt of written confirmation from each Rating Agency that the action will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Indenture.

     The Issuer and the Indenture Trustee will not, without the consent of each Noteholder affected, enter into any supplemental indenture:

•	to change the due date of any installment of principal of or interest on any Note or reduce the principal balance of a Note, the Note interest rate or the redemption price of the Note or change any place of payment where any Note is payable;

•	to impair the right to institute suit for the enforcement of specified payment provisions of the Indenture;

•	to reduce the percentage which constitutes a majority of the outstanding principal balance of the Notes of any series the consent of the holders of which is required for execution of any supplemental indenture or for any waiver of compliance with specified provisions of the Indenture or of some defaults under the Indenture and their consequences provided in the Indenture;

•	to reduce the percentage of the outstanding principal balance of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Assets if the proceeds of the sale would be insufficient to pay the principal balance and interest due on those Notes;

•	to decrease the percentage of the outstanding principal balance of the Notes required to amend the sections of the Indenture that specify the percentage of the aggregate principal balance of the Notes necessary to amend the Indenture or other related agreements;

•	to modify any provisions of the Indenture regarding the voting of Notes held by the Issuer, any other party obligated on the Notes or NMAC or any of their affiliates; or

•	to permit the creation of any lien superior or equal to the lien of the Indenture with respect to any of the collateral for any Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the collateral or deprive any Noteholder of the security provided by the lien of the Indenture.

     The Issuer and the Indenture Trustee may otherwise, with prior notice to each Rating Agency and with the consent of the holders of at least a majority of the outstanding principal balance of the Notes of each adversely affected series, enter into one or more supplemental indentures to add provisions to, change in any manner or eliminate any provision of the Indenture, or to change the rights of the Noteholders under the Indenture.

Annual Compliance Statement

     The Issuer will be required to furnish to the Indenture Trustee each year a written statement as to the performance of its obligations under the Indenture.

Indenture Trustee’s Annual Report

     The Indenture Trustee will be required to mail to the Noteholders each year a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, the property and funds physically held by the Indenture Trustee and any action it took that materially affects the Notes and that has not been previously reported.

List of Noteholders

     Three or more Noteholders of any series or the Noteholders of at least 10% of the outstanding principal balance of the Notes of any series may obtain access to the list of Noteholders by submitting to the Indenture Trustee a written application and agreeing to indemnify the Indenture Trustee for its costs and expenses.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the Notes of any series upon, among other things, the delivery to the Indenture Trustee for cancellation of all the Notes or of such series, with specific limitations, upon irrevocable deposit by the Issuer with the Indenture Trustee of funds sufficient for the payment in full of all such Notes not delivered to the Indenture Trustee for cancellation.

Resignation and Removal of Indenture Trustee

     The Indenture Trustee may resign at any time, in which event the Administrator will appoint a successor indenture trustee. The holders of at least a majority of all series of Notes outstanding may remove the Indenture Trustee. The Servicer must, by giving 30 days written notice, also remove the Indenture Trustee if it ceases to be eligible to continue as an indenture trustee under the Indenture or if the Indenture Trustee becomes insolvent. The Servicer will then be obligated to appoint a successor indenture trustee. If an Event of Default occurs under the Indenture and the prospectus supplement provides that a given class of Notes of your series is subordinated to one or more other classes of Notes of your series, under the Trust Indenture Act of 1939, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of those classes of Notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of Notes and may provide for rights of senior Noteholders to consent to or direct actions by the Indenture Trustee that are different from those of Subordinated Noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts its appointment.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT

     A form of the Transfer and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. In the future, there may be more than one entity that is a transferor of

Receivables to the Issuer, in which case each entity will enter into a separate Transfer and Servicing Agreement with the Issuer and the Servicer which will contain substantially the same provisions as the form filed as an exhibit to the registration statement. Each Transfer and Servicing Agreement will permit the addition of subsequent transferors. In each Transfer and Servicing Agreement, NMAC will agree to service the Receivables for the Issuer. The following summarizes the material terms of each Transfer and Servicing Agreement.

Transfer of Assets

Transfer of Receivables and Related Security

     Under the Transfer and Servicing Agreement, the Transferor will transfer to the Issuer on a daily basis all of its rights in:

•	Receivables existing in connection with the designated accounts as of the related Series Cut-Off Date for the first series issued by the Issuer and Receivables arising in connection with Additional Accounts as of the applicable Additional Cut-Off Date;

•	Receivables arising in connection with the designated accounts after the first Series Cut-Off Date and the Additional Cut-Off Dates, as applicable;

•	all related security consisting of:

(1)	the first priority security interests granted by the dealers in the related vehicles;

(2)	the security interests, which may be subordinate, granted by some of the dealers in non-vehicle related security, such as parts inventory, equipment, fixtures, service accounts and, in some cases, realty and personal guarantees;

(3)	the Floorplan Financing Agreements; and

(4)	all related rights under the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, and under the intercreditor agreements between NMAC and other creditors or lenders with respect to certain dealers;

•	the Transferor’s rights relating to the Receivables under the Receivables Purchase Agreement with NMAC; and

•	the proceeds of all of the above.

     NMAC and the Transferor each will indicate in its computer records that the Receivables and related security are owned by the Issuer and have been pledged by the Issuer to the Indenture Trustee under the Indenture. The Transferor will provide the Owner Trustee with one or more account schedules showing each designated account, identified by account number and by outstanding principal amount. At the time that the Transferor designates any Additional Accounts for the Issuer as described below under “—Additional Designated Accounts” in this prospectus or redesignates any accounts as described below under “—Redesignation of Accounts” in this prospectus, the Transferor will provide a new account schedule specifying the applicable Additional Accounts or Redesignated Accounts, as the case may be.

     As Servicer, NMAC will retain or cause to be retained all records and agreements relating to the Receivables transferred to the Issuer. Except as set forth above, NMAC will not segregate the related records and agreements that it retains from those relating to accounts that have not been designated for the Issuer. In addition, NMAC will not stamp or mark the Receivables’ documentation to reflect their transfer to the Issuer. The Transferor, however, will file one or more financing statements in accordance with applicable state law to perfect the Issuer’s interest in the Receivables, the related security, the Receivables Purchase Agreement and their proceeds. See “Risk Factors—Bankruptcy of Nissan Motor Acceptance Corporation or the transferor could result in payment delays or losses on your notes” above in this prospectus and “Material Legal Aspects of the Receivables” below in this prospectus. At NMAC’s sole discretion, the security interests transferred to the Issuer in non-vehicle related security may be subordinate to a senior security interest that it or other lenders retain in the security. See “Dealer Floorplan Financing Business—Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this prospectus. Neither the Owner Trustee nor the Indenture Trustee will be required to make periodic examinations of the Receivables transferred to the Issuer or any records relating to them.

Representations and Warranties of the Transferor

Representations as to Transferor and Agreement

     When the Issuer issues a series of Notes, the Transferor will make several representations and warranties to the Issuer in the Transfer and Servicing Agreement. These representations and warranties include, among others, the following:

•	the Transferor is duly formed and in good standing and has the authority to consummate the transactions contemplated in the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party;

•	the Transferor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which the Transferor is a party;

•	all required governmental approvals in connection with the Transferor’s execution and delivery of the Transfer and Servicing Agreement and each other document relating to the issuance have been obtained;

•	the Transfer and Servicing Agreement and each other document relating to the issuance to which it is a party constitutes a legal, valid and binding obligation, enforceable against the Transferor, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•	the Transfer and Servicing Agreement constitutes a valid transfer and assignment to the Issuer of all of the Transferor’s rights in the Receivables and the related security, and the Issuer will have a first priority perfected ownership interest in those transferred assets other than as permitted under the Transfer and Servicing Agreement.

     In the event that any representation or warranty described immediately above is breached and, as a result, the interests of Noteholders in the Receivables are materially and adversely affected; then any of the Owner Trustee, the Indenture Trustee or the holders of at least a majority of the principal balance of all of the Issuer’s outstanding series may give notice to the Transferor, and to the Owner Trustee, the Indenture Trustee and the Servicer, if given by the Noteholders, directing the Transferor to accept reassignment of all of the Receivables that it had transferred to the Issuer and to pay to the Collection Account a cash deposit equal to the sum of the amounts specified with respect to each outstanding series in the related Indenture Supplement. However, no reassignment or cash deposit will be required if within 60 days, or such longer period if specified in the notice, the relevant representation and warranty is then satisfied in all material respects and any material adverse effect resulting from the breach has been cured. The Transferor’s obligations to accept reassignment of all Receivables that it had transferred to the Issuer and to pay the cash deposit are the only remedies for any breach of the representations and warranties described above.

Representations as to Receivables, Related Security and Designated Accounts

     In the Transfer and Servicing Agreement, the Transferor will make several representations and warranties to the Issuer as to the Receivables and the related security and designated accounts. These representations and warranties include the following:

•	at the time of transfer, the Transferor is transferring each Receivable and its related security to the Issuer free and clear of any liens (other than permitted liens, such as those of NMAC and third party creditors of dealers with respect to non-vehicle collateral) and has obtained all governmental consents required to transfer that Receivable and related security;

•	each designated account is an Eligible Account at the time the Transferor designates that account for the Issuer and as of each Series Cut-Off Date; and

•	at the time of transfer, each Receivable being transferred is an Eligible Receivable or an Ineligible Receivable arising in connection with an Eligible Account so long as (i) the Overcollateralization Amount for each series (or any incremental overcollateralization amount specified in the related prospectus supplement) is increased as specified in the related prospectus supplement and (ii) after giving effect to such transfer, the Pool Balance, together with amounts on deposit in the Excess Funding Account, equals or exceeds the Required Participation Amount.

     In the event that any representation or warranty described immediately above is not true and correct when made and such breach has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Transferor will be required to accept reassignment of the relevant Receivables within 30 days, or such longer period if agreed to by the Indenture Trustee, after the Transferor or the Servicer discovers the breach or receives written notice of the breach. If the breach relates to the eligibility of a designated account, the account will be redesignated and all the Receivables arising in connection with that account, even those that are otherwise Eligible Receivables, will be deemed Ineligible Receivables and will be reassigned to the Transferor.

     In accepting reassignment of a Receivable as to which a representation or warranty is not true when made, the Transferor will direct the Servicer to deduct the principal amount thereof from the Pool Balance. If the deduction would cause the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer on that date) to fall below the Required Participation Amount, the Transferor is required to purchase additional Receivables and transfer them to the Issuer or deposit into the Excess Funding Account the Transferor Deposit Amounts representing such shortfall. Reassignment of such Receivables to the Transferor will not occur if the Transferor fails to transfer such additional Receivables or pay the related Transferor Deposit Amounts, in which case the principal balance of the related Receivables will not be deducted from the Pool Balance for purposes of determining whether the Pool Balance is below the Required Participation Amount and collections in respect of such Receivables will continue to be included in Interest Collections and Principal Collections. The reassignment of each Receivable as to which a representation or warranty is not true when made to the Transferor and the deposit of any funds into the Excess Funding Account are the only remedies for any breach of the representations and warranties concerning eligibility of Receivables.

Additional Representations and Warranties

     The prospectus supplement may specify additional representations and warranties made by the Transferor when your Notes are issued. The Indenture Trustee is not required to make periodic examinations of Receivables in the Trust Portfolio or any records relating to them. However, the Servicer will deliver to the Indenture Trustee once each year a certificate of an authorized officer of the Servicer affirming, among other things, that no further action is necessary to maintain the Issuer’s perfected security interest in the Receivables.

Subsequent Transferors

     Under each Transfer and Servicing Agreement, the Transferor may, from time to time, designate one or more of its affiliates as a subsequent transferor under the Transfer and Servicing Agreement. The Transfer and Servicing Agreement permits the designation of these subsequent transferors and the issuance of subsequent Transferor Interests without Noteholder consent upon:

•	delivery to the Owner Trustee and the Indenture Trustee of a Required Federal Income Tax Opinion regarding the exchange; and

•	the receipt of written confirmation from each Rating Agency that the exchange will not result in a reduction or withdrawal of its rating of any outstanding series or class.

Eligible Accounts

     Eligible Account is defined in the “Glossary of Principal Terms.” Under the Transfer and Servicing Agreement, the definition of Eligible Account may be changed by amendment to the agreement without the consent of the Noteholders if the Transferor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer of the Transferor to the effect that, in the reasonable belief of the Transferor, the amendment will not as of its date result in a Significant Adverse Effect and the Rating Agencies confirm in writing that the amendment will not result in a withdrawal or reduction of the rating of any outstanding series issued by the Issuer.

Additional Designated Accounts

     As described above under “The Trust Portfolio” in this prospectus, the Transferor will have the right to designate, from time to time, Additional Accounts, which must be Eligible Accounts, to the Issuer. In certain cases, the Transferor will also be required to designate Additional Accounts for the Issuer under the circumstances and in the amounts specified in the prospectus supplement. Upon designation of any Additional Accounts, the Transferor will transfer to the Issuer the Receivables arising in connection with such Additional Accounts, whether the Receivables are then existing or subsequently created.

     Each Additional Account will be selected from Eligible Accounts in NMAC’s portfolio of U.S. wholesale accounts. However, it is possible that any Additional Accounts designated for the Issuer may not be of the same credit quality as those accounts initially designated for the Issuer. Additional Accounts may have been originated by NMAC using credit criteria different from those applied by NMAC to the initial designated accounts or may have been acquired by NMAC in the ordinary course of business from an institution with different credit criteria.

     Additional Accounts designated for addition based on any requirement that the Transferor designate additional accounts must satisfy all conditions specified in the Transfer and Servicing Agreement, including:

•	the Transferor (or the Servicer on its behalf) has delivered to the Owner Trustee and the Indenture Trustee within the prescribed time period a written addition notice specifying the Additional Cut-Off Date for the Additional Accounts and the applicable Addition Date;

•	the Transferor has delivered to the Owner Trustee within the prescribed time period:

(1)	a written assignment of the related Receivables that has been accepted and executed by the Issuer; and

(2)	an account schedule listing the Additional Accounts.

•	the Transferor has delivered to the Servicer all collections relating to the Additional Accounts since the Additional Cut-Off Date;

•	the Transferor has represented and warranted that:

(1)	each Additional Account is an Eligible Account as of the Additional Cut-Off Date;

(2)	no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Noteholders and any Series Enhancers were used in selecting the Additional Accounts;

(3)	the account schedule listing the Additional Accounts is true and correct in all material respects as of the Additional Cut-Off Date;

(4)	as of the date of the addition notice and the Addition Date, none of NMAC, the Transferor or the Servicer is insolvent or will be made insolvent by the transfer; and

(5)	the addition of the related Receivables will not, in the Transferor’s reasonable belief, cause an Early Amortization Event to occur;

•	the Transferor has delivered within the prescribed time period an officer’s certificate of the Transferor confirming that each of the above conditions has been satisfied; and

•	the Transferor has delivered to the Indenture Trustee within the prescribed time period reasonable evidence confirming the validity and perfection of the transfer of any Accounts included as Additional Accounts.

Redesignation of Accounts

Eligible Accounts

     The Transfer and Servicing Agreement permits the Transferor to redesignate Eligible Accounts and, in so doing, to either repurchase the outstanding related Receivables or to simply cease conveying to the Issuer Receivables arising in such Accounts after the related date of removal. The redesignation of Eligible Accounts may occur for various reasons. For example, the Transferor may determine that the Issuer owns more Receivables than the Transferor is obligated to retain in the Issuer and that the Transferor does not desire to obtain additional financing through the Issuer at that time, or the related dealer may have become designated “Status” and the costs of servicing such Account may have increased. Any removal of Receivables through the redesignation of accounts will reduce the Pool Balance, and accordingly, the Transferor Interest. In addition, any Redesignated Accounts may, individually or in the aggregate, be of higher or lower credit quality than the remaining accounts designated for the Issuer.

     The Transferor’s right to redesignate Eligible Accounts and to remove all the related Receivables from the Issuer is subject to the conditions set forth in the Transfer and Servicing Agreement. These conditions include the following:

•	the Transferor (or the Servicer on its behalf) has delivered to the Owner Trustee, the Indenture Trustee and any Series Enhancer within the prescribed time period a written notice specifying the Redesignation Date on which all the related Receivables will be removed from the Issuer;

•	the Transferor has delivered to the Servicer a written notice directing the Servicer to select for redesignation those Eligible Accounts whose Principal Receivables approximately equal the amount specified by the Transferor in such notice for removal from the Issuer;

•	the Transferor (or the Servicer on its behalf) has delivered to the Owner Trustee within the prescribed time period an account schedule specifying the Redesignated Accounts and the outstanding balance of all receivables therein;

•	the Transferor has represented and warranted that:

(1)	the redesignation will not, in the Transferor’s reasonable belief, cause an Early Amortization Event to occur or cause the sum of (i) the Pool Balance and (ii) the amount on deposit in the Excess Funding Account to be less than the Required Participation Amount;

(2)	no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Noteholders, any Series Enhancers or the holders of the Transferor Interest were used in selecting the Redesignated Accounts; and

(3)	the account schedule listing the Redesignated Accounts is true and correct in all material respects; and

•	the Transferor has delivered within the prescribed time period an officer’s certificate of the Transferor confirming that each of the above conditions has been satisfied.

     No such redesignation will be allowed if as a result either Rating Agency will downgrade, modify or withdraw its outstanding rating on any class or series of Notes. If no Notes are outstanding, or the Accounts to be redesignated have been liquidated and have zero balances, then the foregoing requirements to deliver notices to the Series Enhancers will not apply.

     Beginning on the date of redesignation, the Transferor will cease to transfer to the Issuer any Receivables arising in connection with a Redesignated Account, and the related Receivables, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Receivables, will be deemed removed from the Issuer for all purposes. Unless such removal is accompanied by repurchase of the related outstanding Receivables, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuer relating to such Account until the amount of such Receivables (measured as of the specified removal commencement date) has been reduced to zero, and Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Account on the date of determination to the total amount of Principal Receivables in connection with such Account on such date of determination, and the remainder of such Interest Collections will be allocated to the Transferor. After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Transferor a written reassignment of the related Receivables.

Ineligible Accounts

     On the date on which the Servicer’s records indicate that an account has become an Ineligible Account, the Transferor will redesignate that account and within the prescribed time period will:

•	deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a notice specifying the Redesignation Date; and

•	deliver to the Owner Trustee and Indenture Trustee an account schedule specifying the Redesignated Accounts, together with an officer’s certificate of the Transferor representing that such schedule is true and complete in all material respects.

     Beginning on the date of redesignation, the Transferor will cease to transfer to the Issuer any Receivables arising in connection with an ineligible Redesignated Account. Unless replacement Accounts and Receivables are being designated in connection with the removal of such Ineligible Accounts, any such removal will be accompanied by payment of any required Transferor Deposit Amount and may be accompanied by a repurchase of all related Receivables as described above under “—Eligible Accounts.” To the extent the related Receivables are not repurchased in connection with the redesignation of Ineligible Accounts, Principal Collections relating to such Redesignated Account will be allocated first to outstanding Receivables owned by the Issuer relating to such Account until the amount of such Receivables (measured as of the specified removal commencement date) has been reduced to zero, and Interest Collections will be allocated to the Issuer on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such account on the date of determination to the total amount of Principal Receivables in connection with such account on such date of determination, and the remainder of such Interest Collections will be allocated to the Transferor.

     After the Redesignation Date and upon the request of the Servicer in connection with any repurchase of the related Receivables for any Redesignated Account, the Owner Trustee will deliver to the Transferor a written reassignment of the related Receivables.

Servicing Compensation and Payment of Expenses

The Servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the Issuer and the Receivables. This servicing fee accrues for each outstanding series in the amounts and is calculated on the balances specified in the related prospectus supplement. Each series’ servicing fee is payable periodically from Series Investor Available Interest Amounts and, if available, Shared Excess Interest Amounts, for that series. Neither the Issuer nor any Noteholder will be responsible for any servicing fee allocable to the Transferor Interest. The portion of the compensation and expense reimbursements owed to the Servicer that is allocated to the Transferor Interest will be payable from Interest Collections and Principal Collections allocated to the Transferor Interest as specified in the Indenture. The Servicer in its discretion may, subject to Rating Agency confirmation, elect to lower the percentage used to calculate the servicing fee, lower the priority in which the servicing fee is paid or waive payment thereof for any current Collection Period (including permanently waiving any such current servicing fee). Each series’ servicing fee will be paid to the Servicer only to the extent that funds are available as described in the prospectus supplement for that series.

Collection and Other Servicing Procedures

     Under the Transfer and Servicing Agreement, the Servicer will service the Receivables in accordance with customary procedures and guidelines that it uses in servicing dealer floorplan Receivables that it services for its own account or for others and in accordance with the Floorplan Financing Agreements, except where the failure to comply will not materially and adversely affect the rights of the Issuer, the Noteholders or any Series Enhancers. Servicing activities to be performed by the Servicer include, among others, collecting and recording payments, making any required adjustments to the Receivables, monitoring dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. Managerial and custodial services performed by the Servicer on behalf of the Issuer include, among others, maintaining books and records relating to the accounts and Receivables and preparing the periodic and annual statements described above under “Sources of Funds to Pay the Notes—Reports to Noteholders” in this prospectus and causing a firm of independent public accountants to prepare the annual report described below under “—Evidence as to Compliance” in this prospectus. In servicing the Receivables, the Servicer will agree that it may only change the terms relating to the accounts designated for the Issuer if:

•	in the Servicer’s reasonable judgment, no Early Amortization Event will occur as a result of the change and none of the Noteholders or any Series Enhancer will be adversely affected; and

•	the change is made applicable to the comparable segment of the portfolio of dealer floorplan accounts owned or serviced by the Servicer that are the same as, or substantially similar to, the accounts designated for the Issuer.

Servicer Covenants

     In the Transfer and Servicing Agreement, the Servicer will agree that:

•	it will satisfy all of its obligations in connection with the Receivables and accounts, will maintain in effect all qualifications required to service the Receivables and accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the accounts, the failure to comply with which would have a materially adverse effect on the Noteholders, the holders of the Transferor Interest or any Series Enhancers;

•	it will not permit any rescission or cancellation of a Receivable, except as ordered by a court of competent jurisdiction or other government authority;

•	it will not do anything to impair the rights of the Noteholders, the holders of the Transferor Interest or any Series Enhancers in the Receivables;

•	it will not reschedule, revise or defer payments due on any Receivable, except in accordance with its guidelines for servicing dealer floorplan accounts; and

•	except for the liens permitted by the transaction documents, it will not sell, transfer or pledge to any other Person or permit the creation or existence of any lien on the Receivables transferred to the Issuer.

     In the event that the Transferor or the Servicer discovers, or receives written notice, that any of the Servicer’s covenants set forth above has not been complied with in all material respects and such noncompliance has a material adverse effect on the related Receivable or Receivables; then, unless cured, the Servicer will purchase that Receivable or all the Receivables in that account, as applicable. The purchase will be made on the Determination Date after the end of the 30-day, or longer, cure period, and the Servicer will deposit into the Collection Account an amount equal to the amount of the affected Receivable or Receivables plus accrued and unpaid interest. This purchase by the Servicer constitutes the sole remedy available to the Noteholders in case of a breach by the Servicer of its covenants.

Matters Regarding the Servicer and Transferor

     The Servicer may not resign from its obligations and duties under the Transfer and Servicing Agreement, except:

•	upon a determination that performance of its duties is no longer permissible under applicable law and there is no reasonable action which the Servicer could take to make the performance of its duties permissible under applicable law; or

•	upon assumption of its obligations and duties by a successor in compliance with the requirements relating to the Servicer’s consolidation, merger or sale of its assets to another Person as described below in this section.

     If within 120 days of the determination that the Servicer is no longer permitted to act as servicer and the Indenture Trustee is unable to appoint a successor, the Indenture Trustee will act as servicer. The Indenture Trustee may, however, delegate any of its servicing obligations to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement, or later appoint a successor servicer. If the Indenture Trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

     The Servicer may not resign until the Indenture Trustee or another successor has assumed the Servicer’s obligations and duties. The Servicer may, however, delegate certain of its servicing, collection, enforcement and administrative duties with respect to the Receivables and the accounts to any Person who agrees to conduct these duties in accordance with the applicable guidelines for servicing dealer floorplan accounts and the Transfer and Servicing Agreement. The Servicer will remain liable for the performance of all such delegated duties.

     The Servicer will indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Servicer’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. The Transferor will also indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any losses suffered as a result of the Transferor’s actions or omissions in connection with the Transfer and Servicing Agreement or the performance by the Owner Trustee or the Indenture Trustee of the obligations and duties under the Transfer and Servicing Agreement. Neither the Servicer nor the Transferor, however, will indemnify the Issuer, the Owner Trustee or the Indenture Trustee for:

•	any loss arising from the willful misconduct, negligence or bad faith of the Owner Trustee or from the willful misconduct, negligence or bad faith of the Indenture Trustee, as applicable;

•	any costs or liabilities of the Issuer with respect to actions taken by the Owner Trustee or the Indenture Trustee at the request of Noteholders or any Series Enhancers to the extent that the Owner Trustee or the Indenture Trustee has been indemnified by such Noteholders or Series Enhancers; or

•	any United States federal, state or local income or franchise taxes required to paid by the Issuer or any Noteholder or Series Enhancer in connection with the Transfer and Servicing Agreement or the Indenture.

     Neither the Servicer nor any of its directors, officers, employees or agents will be under any other liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, in good faith under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement. In addition, the Transfer and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Transfer and Servicing Agreement and that in its opinion may expose it to any expense or liability.

     The Transferor will be liable for all of its obligations, covenants, representations and warranties under the Transfer and Servicing Agreement. Neither the Transferor nor any of its directors, managers, officers, employees, incorporators or agents will be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from taking any action, in good faith under the Transfer and Servicing Agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Transfer and Servicing Agreement.

     The Trust Agreement provides that the Transferor may transfer its interest in all or a portion of the Transferor Interest by exchanging its Transferor Interest for a Supplemental Interest having terms defined in a supplement to the Trust Agreement. Before a Supplemental Interest is issued, the following must occur:

•	the Transferor has given notice of the exchange to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency;

•	the Transferor has delivered to the Owner Trustee and the Indenture Trustee an executed supplement to the Trust Agreement;

•	the Transferor has delivered to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer to the effect that the Transferor reasonably believes the exchange will not have a Significant Adverse Effect;

•	the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to Principal Receivables transferred to the Issuer on such date) must exceed the Required Participation Amount on and after the date of the exchange; and

•	such other conditions specified in the prospectus supplement.

     The Transferor or the Servicer may consolidate with, merge into, or sell its assets to, another Person, in accordance with the Transfer and Servicing Agreement, and the surviving Person will be the successor to the Transferor or servicer, as the case may be, subject to various conditions, including:

•	execution of an agreement relating to the succession that supplements the Transfer and Servicing Agreement;

•	in the case of a succession relating to the Transferor:

(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the Transferor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement and (b) a Required Federal Income Tax Opinion;

(2)	receipt of written confirmation from each Rating Agency that the succession will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

(3)	any other conditions as may be specified in the prospectus supplement;

•	in the case of a succession relating to the Servicer:

(1)	delivery to the Owner Trustee and the Indenture Trustee of (a) a certificate of an authorized officer of the successor and an opinion of counsel, each addressing compliance with the applicable provisions of the Transfer and Servicing Agreement and the validity and enforceability of the succession agreement and (b) a certificate of an authorized officer of the successor stating that it is eligible to act as servicer under the Transfer and Servicing Agreement;

(2)	delivery to each Rating Agency of a notice informing such Rating Agency of the succession; and

(3)	any other conditions as may be specified in the prospectus supplement.

Servicer Default

     The Transfer and Servicing Agreement specifies the duties and obligations of the Servicer. A failure by the Servicer to perform its duties or fulfill its obligations can result in a Servicer Default. For any series of Notes, Servicer Defaults will include the items specified in the definition of Servicer Default in the “Glossary of Principal Terms” and any additional items specified in the related Indenture Supplement and prospectus supplement.

     The occurrence of any of event comprising a Servicer Default will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the Transfer and Servicing Agreement. The Servicer will be required to provide the Indenture Trustee, the Owner Trustee, the Transferor and any Series Enhancer with an officer’s certificate giving prompt notice of its failure or delay, together with a description of its efforts to perform its obligations.

     If a Servicer Default occurs, for as long as it has not been remedied, the Indenture Trustee or the holders of at least a majority of the outstanding principal balance of all of the Issuer’s outstanding series may, by notice to the Servicer and the Owner Trustee, and to the Indenture Trustee if given by the Noteholders, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement and the Indenture Trustee may appoint a new servicer. The Indenture Trustee will as promptly as possible appoint an eligible successor to the Servicer. If no successor has been appointed or has accepted the appointment by the time the Servicer ceases to act as servicer, the Indenture Trustee will automatically become the successor. If the Indenture Trustee is unable to obtain bids from eligible servicers and the Servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Indenture Trustee is legally unable to act as successor, then the Indenture Trustee will give the Transferor a right of first refusal to purchase the interests of the Noteholders in the Issuer on the Payment Date in the next calendar month at a price equal to the sum of the amounts specified for each series outstanding in the related Indenture Supplement.

     The rights and obligations of the Transferor under the Transfer and Servicing Agreement will be unaffected by any change in servicer. In the event of the bankruptcy of the Servicer, the bankruptcy court may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor servicer.

Evidence of Compliance

     As required by the Transfer and Servicing Agreement, the Servicer will engage a firm of nationally recognized independent public accountants to furnish to the Indenture Trustee, the Owner Trustee and each Series Enhancer within 90 days of the end of each fiscal year for the Issuer, a report relating to the servicing of NMAC’s portfolio of dealer floorplan Receivables. In each such report, the accounting firm will certify that it has audited the financial statements of the Servicer in accordance with generally accepted auditing standards and, except as set forth in the report, disclosed no exceptions or errors in the Servicer’s records relating to the dealer floorplan Receivables that it services. These accountants will not be prohibited from rendering other services to the Servicer or the Transferor.

     In addition, the Servicer must also deliver to the Indenture Trustee and the Owner Trustee on or before April 30 of each year a statement signed by an officer of the Servicer certifying that, to the best of such officer’s knowledge, the Servicer has fulfilled in all material respects its obligations under the Transfer and Servicing Agreement throughout the prior calendar year (or such shorter period) or, if there has been a material default in the fulfillment of any of these obligations, such statement will specify the nature and status of the default.

     Noteholders may obtain copies of all statements, certificates and reports furnished to the Indenture Trustee by written request to the Indenture Trustee.

Amendments and Waivers

     The Transfer and Servicing Agreement may be amended by the Transferor, the Servicer and the Owner Trustee, on behalf of the Issuer, without the consent of the Indenture Trustee or the Noteholders of any series, on the following conditions:

•	the Transferor delivers to the Owner Trustee and the Indenture Trustee a certificate of an authorized officer stating that, in the Transferor’s reasonable belief, the amendment will not have a Significant Adverse Effect; and

•	written confirmation from each Rating Agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     The Transfer and Servicing Agreement may also be amended by the Servicer, the Transferor and the Owner Trustee, on behalf of the Issuer, without the consent of any Noteholders and without prior notice to each Rating Agency, in order to cure any ambiguity, to correct or supplement any provision in the Transfer and Servicing Agreement that may be inconsistent with any other provision in the Transfer and Servicing Agreement or to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement upon receipt by each Rating Agency of a certificate of an authorized officer of the Transferor to the effect that, in the Transferor’s reasonable belief, the action will not have a Significant Adverse Effect.

     The Transfer and Servicing Agreement may also be amended by the Servicer and the Owner Trustee at the direction of the Transferor, without the consent of the Indenture Trustee, the Noteholders of any series or the Series Enhancers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the Issuer or any portion of the Issuer to:

•	qualify as, and to permit an election to be made for the Issuer to be treated as, a “financial asset securitization investment trust” under the Code; and

•	avoid the imposition of state or local income or franchise taxes on the Issuer’s property or its income.

     The following conditions apply for the amendments described in this paragraph:

•	delivery to the Owner Trustee and the Indenture Trustee of a certificate of an authorized officer of the Transferor to the effect that the requirements under the Transfer and Servicing Agreement applicable to the amendment have been met;

•	receipt of written confirmation from each Rating Agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; and

•	the amendment must not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee under the Transfer and Servicing Agreement.

     The amendments which the Transferor may make without the consent of the Noteholders of any series or the Series Enhancers for any series in accordance with the preceding paragraph may include the addition or a sale of Receivables in the Trust Portfolio.

     The Transfer and Servicing Agreement may also be amended by the Transferor, the Servicer and the Owner Trustee, on behalf of the Issuer, with the consent of the holders of at least 66 2/3% of the outstanding principal balance of the Notes of all series adversely affected by the amendment. Even with the consent of the holders of at least 66 2/3% of the outstanding principal balance of the Notes of all series adversely affected, no amendment may be made if it:

•	reduces the amount of, or delays the timing of:

(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;

•	changes the manner of calculating the interests of any Noteholder in the Trust Assets, without the consent of each affected Noteholder; or

•	reduces the percentage of the outstanding principal balance of the Notes required to consent to any amendment, without the consent of each affected Noteholder.

     The holders of at least 66-2/3% of the outstanding principal amount of the Notes of each series, or, if a series has more than one class, 66-2/3% of each class (or, if the default does not relate to all series, 66-2/3% of the outstanding principal amount of each affected series, or, if an affected series has more than one class, 66-2/3% of each class) may waive defaults by the Transferor or Servicer in the performance of their obligations under the Transfer and Servicing Agreement.

DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

     A form of the Receivables Purchase Agreement between NMAC and the Transferor, pursuant to which NMAC will sell Receivables and related security to the Transferor, has been filed as an exhibit to the registration statement of which this prospectus forms a part. If more than one entity will transfer Receivables to the Issuer, then each such entity will enter into a separate Receivables Purchase Agreement with NMAC containing substantially the same terms as the form of Receivables Purchase Agreement filed as an exhibit to the registration statement. The following summarizes the material terms of each Receivables Purchase Agreement.

Sale of Receivables

     Pursuant to each Receivables Purchase Agreement, NMAC will sell to the related transferor all of its right, title and interest in all the Receivables covered under that agreement, together with all related security, including NMAC’s interest in the security interests granted by the dealers in the related vehicles and other collateral and NMAC’s rights under, as applicable, the sales and service agreement between the related dealers and NNA, NMAC’s rights under intercreditor agreements with third-party creditors of dealers with respect to the designated Accounts, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, and the Floorplan Financing Agreement between NMAC and the related dealers, and proceeds of the foregoing. Under a Transfer and Servicing Agreement, the Transferor will, in turn, transfer its right, title and interest in the Receivables Purchase Agreement relating to the Receivables, and all of the property and rights acquired under that agreement, to the Issuer.

     In connection with the sale of the Receivables to the Transferor, NMAC will indicate in its computer files that the Receivables have been sold to the Transferor, and that they have been transferred in turn by the Transferor to the Issuer. NMAC will provide the Transferor with a list showing all the accounts transferred, identifying the account numbers and the balances of the Receivables related to such accounts as of the Series Cut-Off Date for the first series issued by the Issuer, and at the time NMAC transfers any Additional Accounts to the Transferor, a new account schedule specifying the Additional Accounts, their account numbers and outstanding principal amounts as of the applicable Additional Cut-off Date. The records and agreements relating to the accounts and Receivables will not be segregated by NMAC from other documents and agreements relating to other accounts and Receivables not relating to the Issuer and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Transferor. However, the computer records of NMAC will be marked to evidence this sale. NMAC will file UCC financing statements with respect to the Receivables meeting the requirements of applicable state law. See “Risk Factors—Bankruptcy of Nissan Motor Acceptance Corporation or the transferor could result in payment delays or losses on your notes” and “Material Legal Aspects of the Receivables—Transfer of Receivables” in this prospectus.

Representations and Warranties

     Under each Receivables Purchase Agreement, NMAC will make the representations and warranties listed below to the Transferor as of the Series Issuance Date for each series of Notes issued by the Issuer:

•	NMAC was duly formed and is in good standing and has the authority to consummate the transactions contemplated in the Receivables Purchase Agreement;

•	NMAC’s execution and delivery of the Receivables Purchase Agreement and each other document relating to the issuance to which it is a party will not conflict with any material law or any other material agreement to which NMAC is a party;

•	all required governmental approvals in connection with NMAC’s execution and delivery of the Receivables Purchase Agreement have been obtained;

•	the Receivables Purchase Agreement constitutes a legal, valid and binding obligation, enforceable against NMAC, subject to applicable bankruptcy, insolvency or other similar laws affecting enforcement of creditors’ rights; and

•	the Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to the Transferor of all of NMAC’s rights in the Receivables and the related security and the Transferor will have a first priority perfected ownership interest in those transferred assets, except as permitted under the Receivables Purchase Agreement.

     If, as a result of a breach of a representation or warranty set forth in this paragraph, the Transferor is required to accept reassignment to it of any Receivables under the Transfer and Servicing Agreement, NMAC will repurchase the Receivables from the Transferor on the reassignment date. The purchase price of the Receivables will be the amount required to be paid by the Transferor under the Transfer and Servicing Agreement.

     In addition, NMAC will make the following representations and warranties to the Transferor as of the Series Issuance Date for each series of Notes issued by the Issuer:

•	at the time of transfer, NMAC is selling each Receivable and its related security to the Transferor free and clear of any liens, except as permitted under the Receivables Purchase Agreement, and has obtained all governmental consents required to sell that Receivable and related security;

•	each designated account is an Eligible Account at the time NMAC designates that account under the Receivables Purchase Agreement and as of each Series Cut-Off Date; and

•	at the time of transfer, each Receivable being sold is an Eligible Receivable or, if the related prospectus supplement permits, an Ineligible Receivable arising in connection with an Eligible Account.

     If, as a result of a breach of a representation or warranty set forth in this paragraph, the Transferor is required to accept reassignment to it of the affected Receivables pursuant to the applicable Transfer and Servicing Agreement,

NMAC will repurchase the Receivables for cash in an amount equal to the amount the Transferor is required to pay under the related Transfer and Servicing Agreement.

     NMAC will agree to indemnify the Transferor against any and all losses, damages and expenses (including reasonable attorneys’ fees) incurred by the Transferor if the foregoing representations and warranties are materially false or as a result of NMAC’s actions or omissions in connection with the Receivables Purchase Agreement. NMAC will not indemnify the Transferor for any losses arising from the Transferor’s fraud, gross negligence or willful misconduct.

Certain Covenants

     In the Receivables Purchase Agreement, NMAC will covenant to perform its servicing obligations under the agreements relating to the Receivables and the accounts in conformity with its then-current policies and procedures and the Floorplan Financing Agreements governing the Receivables, except if any failure to so comply will not have a material and adverse effect on the Transferor, the Issuer, the Noteholders or any Series Enhancers.

     NMAC will covenant further that, except for the sale of Receivables under the Receivables Purchase Agreement and the interests created under the related Transfer and Servicing Agreement, it will not sell, pledge, assign or transfer any interest in the Receivables to any other Person. NMAC also will covenant to defend the right, title and interests of the Transferor, the Issuer and the Indenture Trustee in and to the Receivables and the related security.

     NMAC will subordinate its interests in all vehicles that secure Receivables to the interests of the Issuer and Indenture Trustees therein, and will agree not to realize upon any security interest in a vehicle that it may have in respect of advances or loans made in connection with the designated accounts other than the related Receivable until the Issuer has fully realized on its security interest in that Receivable. See “Dealer Floorplan Financing Business—Intercreditor Agreement Regarding Security Interests in Vehicles and Non-Vehicle Related Security” above in this prospectus.

     In addition, NMAC will expressly acknowledge and consent to the assignment to the Issuer of the Transferor’s rights relating to the Receivables sold under the Receivables Purchase Agreement.

Amendments

     The Receivables Purchase Agreement may be amended by the Transferor and NMAC without the consent of the Noteholders of any series, as long as such amendment does not materially and adversely affect the interests of any Noteholder, and:

•	written confirmation from each Rating Agency that the amendment will not result in a reduction or withdrawal of its rating of any outstanding series or class; or

•	the delivery by NMAC to the Owner Trustee and the Indenture Trustee an opinion of counsel confirming that the amendment will not have an adverse effect in any material respect on the interests of the Noteholders.

     The Receivable Purchase Agreement may also be amended by the Transferor and NMAC with the consent of the holders of at least 66 2/3% of the outstanding principal balance of the Notes of all series materially adversely affected by the amendment. Even with the consent of the holders of at least 66 2/3% of the outstanding principal balance of the Notes of all series materially adversely affected, no amendment may be made if it:

•	reduces the amount of, or delays the timing of:

(1)	any distributions to be made to Noteholders of any series; provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause;

(2)	deposits of amounts to be distributed; or

(3)	the amount available under any series enhancement, in each case, without the consent of each affected Noteholder;

•	changes the manner of calculating the interests of the Noteholder of any series, without the consent of each affected Noteholder;

•	reduces the percentage of the outstanding principal balance of the Notes required to consent to any amendment, without the consent of each affected Noteholder; or

•	adversely affects the rating of any series or class by each Rating Agency, without the consent of the holders of at least 66 2/3% of the outstanding principal balance of the Notes of each affected series or class.

Termination

     The Receivables Purchase Agreement will terminate immediately after the Issuer terminates. In addition, if NMAC becomes party to any bankruptcy or similar proceeding (other than as a claimant) and, except for a proceeding commenced or consent to by NMAC, if such proceeding is not dismissed within 60 days of its institution, NMAC will immediately cease to sell or transfer Receivables to the Transferor and will promptly give the Transferor, the Owner Trustee and the Indenture Trustee notice of such event.

DESCRIPTION OF HEDGE AGREEMENT

     Unless otherwise provided, as used herein, “Hedge Agreement” means either a Swap Agreement or a Cap Agreement, and “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider. The following summary describes certain terms of a Hedge Agreement that the Issuer or the Indenture Trustee may enter into in order to reduce interest rate risks for a specific series or class of Notes. The provisions of any particular Hedge Agreement may differ from those described in this section and will be more fully described in the related prospectus supplement. In addition, this summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of any Hedge Agreement that is entered into by the Issuer or the Indenture Trustee.

Payments Under Hedge Agreement

     As specified in the related prospectus supplement, on the related Series Issuance Date the Issuer or the Indenture Trustee may enter into a Cap Agreement or Swap Agreement with a Cap Provider or Swap Counterparty.

     Swap Agreement. Under the Swap Agreement, the Issuer or Indenture Trustee (from amounts allocated to the relevant series or class of Notes) will generally pay to the Swap Counterparty amounts in respect of interest and principal, as applicable, due on each Payment Date under the Swap Agreement, and the Swap Counterparty will generally pay to the Issuer or Indenture Trustee amounts equal to the interest or principal payable on the relevant Notes. If the Issuer or Indenture Trustee is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty generally will not be obligated to make its corresponding payment to the Issuer or Indenture Trustee under the Swap Agreement.

     If so specified in the related prospectus supplement, if on any specified payment date under the Swap Agreement the amount of funds from collections and other sources available to the Issuer or Indenture Trustee to make any payment owed to the Swap Counterparty is less than the amount due to the Swap Counterparty, the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the relevant Notes on that date may be reduced in the same proportion as the proportion that the shortfall in the amount owed to the Swap Counterparty represents of the total amount due. Under such circumstances, if on a subsequent specified Payment Date, amounts are available and are paid by the Issuer or Indenture Trustee to the Swap Counterparty to reimburse all or any part of the shortfall, then the obligation of the Swap Counterparty to pay an amount equal to the interest or principal otherwise due on the Notes on that date will be increased in the same proportion as the proportion that the amount of the reimbursement represents of the amount otherwise owed by the Swap Counterparty on that date.

     The Issuer or Indenture Trustee generally will not be obligated to pay interest to the Swap Counterparty on any shortfalls in payments, and, correspondingly, holders of Notes generally will not be entitled to receive interest on any amounts not paid as a result of the proportional reduction described above.

     Unless the Swap Agreement is terminated early as described under “—Early Termination of Hedge Agreement,” the Swap Agreement will terminate on the earlier of (i) the Final Maturity Date of the related Notes and (ii) the date on which all amounts due in respect of the Swap Agreement have been paid.

     Cap Agreement. Under the Cap Agreement, generally if a specified interest rate related to any Payment Date exceeds the cap rate (the “Cap Rate”) specified in the related Prospectus Supplement, the Cap Provider may be required to pay to the Issuer or Indenture Trustee an amount equal to the product of:

•	the specified interest rate for the related Payment Date minus the Cap Rate,

•	the notional amount of the cap, which may be equal to the total outstanding principal balance of the relevant Notes on the first day of the accrual period related to such Payment Date, and

•	a fraction, the numerator of which is the actual number of days elapsed from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Series Issuance Date, to but excluding the first Payment Date, and the denominator of which is 360 or 365, as specified in the applicable prospectus supplement.

     Unless the Cap Agreement is terminated early as described below under “—Early Termination of Hedge Agreement,” the Cap Agreement will terminate, with respect to the relevant Notes, on the earlier of (x) the Expected Final Payment Date of the relevant Notes and (y) the date on which the Invested Amount of the relevant Notes has been reduced to zero.

Conditions Precedent

     With respect to the Swap Agreement, the respective obligations of the Swap Counterparty and the Issuer or Indenture Trustee to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Hedge Event of Default or event that with the giving of notice or lapse of time or both would become a Hedge Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined in the Hedge Agreement) shall have occurred or been effectively designated. With respect to Cap Agreement, the obligations of the Cap Provider to pay certain amounts due under the Cap Agreement will be subject to the conditions precedent that no Early Termination Date (as defined in the Hedge Agreement) shall have occurred or been effectively designated.

Defaults Under the Hedge Agreement

     Unless otherwise specified in the related prospectus supplement, Hedge Events of Default generally will be limited to those specified in the definition thereof appearing in the “Glossary of Principal Terms.”

Termination Events

     Unless otherwise specified in the related prospectus supplement, termination events under each Hedge Agreement will be those items specified in the definition of Hedge Termination Event in the “Glossary of Principal Terms” in this prospectus.

Early Termination of Hedge Agreement

     Upon the occurrence of any Hedge Event of Default under the Hedge Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Hedge Agreement). A Hedge Agreement will terminate on an Early Termination Date. With respect to Hedge Termination Events, an Early Termination

Date may be designated by one or both of the parties (as specified in the Hedge Agreement with respect to each such termination event) and will occur only upon notice and, in certain cases, after the party causing the termination event has used reasonable efforts to transfer its rights and obligations under such Hedge Agreement to a related entity within a limited period after notice has been given of the termination event, all as set forth in the Hedge Agreement.

     Upon any termination of the Hedge Agreement following the occurrence of a Hedge Termination Event, the Issuer or related Indenture Trustee on behalf of the related Notes (under the Swap Agreement only, and only from amounts allocable to the related series or class of Notes) or the Hedge Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which party may have caused such termination). Such termination payment will be calculated on the basis that the Issuer or Indenture Trustee, on behalf of the related Notes, is the Affected Party (as defined in the Hedge Agreement), subject to certain exceptions. Any such termination payment could, if interest rates have changed significantly, be substantial.

     The prospectus supplement will specify whether the defaulting party will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement because of its default with respect to any particular Hedge Event of Default or Hedge Termination Event.

     Generally, if the Hedge Agreement is terminated upon a Hedge Termination Event, the principal of each class of Notes will become immediately payable. In any such event, the ability to pay interest and/or principal on each class of Notes will depend in part on the amount of the swap termination payment, if any, which may be due to the Swap Counterparty or from the Swap Counterparty under the Swap Agreement, or, in the case of a Cap Termination, the amount of the cap termination payment, if any, which may be due from the Cap Provider under the Cap Agreement. In the case of such termination of the Hedge Agreement, the claims of the Swap Counterparty in respect of such net proceeds generally will rank higher in priority than the claims of the relevant Notes.

     If the Hedge Agreement is so terminated and the Notes remaining outstanding, such Notes will not be protected from the interest rate fluctuations hedged by the Hedge Agreement, and payments to Noteholders may be adversely affected.

Taxation

     Generally, neither party to a Hedge Agreement will be obligated to gross up payments due from them if withholding taxes are imposed on payments made under the Hedge Agreement.

     With respect to a Swap Agreement, if any withholding or similar tax is imposed on payments to the Swap Counterparty, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. If the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts but the payment obligations to the Swap Counterparty under the Swap Agreement will remain the same.

     With respect to a Cap Agreement, if the Cap Provider is required to withhold amounts from payments by the Cap Provider under the Cap Agreement, the payment obligations will be reduced by such amounts and the payment obligations, if any to the Cap Provider under the Cap Agreement will remain the same.

     In any of these events, payments on the Notes may be subject to reduction in proportion to the amount so deducted or withheld.

Assignment

     Except as provided below, neither party to a Hedge Agreement will be permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests thereunder. The Hedge Counterparty may transfer the Hedge Agreement to another party on ten business days’ prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Hedge Counterparty of such transferee’s obligations in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer and (iv) the then current ratings of the Notes are not adversely affected as a result of such transfer.

     In addition, if the debt rating of the Hedge Counterparty is reduced to a level below that specified in the related prospectus supplement, the Hedge Counterparty generally may assign the Hedge Agreement to another party (or otherwise obtain a replacement hedge agreement on substantially the same terms as the Hedge Agreement) and thereby be released from its obligations under the Hedge Agreement; provided that (i) the new hedge counterparty by a written instrument accepts all of the obligations of the Hedge Counterparty under the Hedge Agreement to the reasonable satisfaction of the Owner Trustee or Indenture Trustee, as the case may be, (ii) the Hedge Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Owner Trustee or Indenture Trustee, as the case may be, confirming that as at the date of such transfer the new hedge counterparty will not, as a result of such transfer or replacement, be required to withhold or deduct on account of tax under the Hedge Agreement, (iii) a Hedge Termination Event or Hedge Event of Default does not occur under the Hedge Agreement as a result of such transfer, and (iv) the ratings assigned to the Notes after such assignment and release will be at least equal to the ratings assigned by any Rating Agency to the Notes at the time of such reduction of the rating of the Hedge Counterparty’s long-term debt.

     Any cost of such transfer or replacement will be borne by the Hedge Counterparty or the new hedge counterparty and not by the Issuer, Owner Trustee or Indenture Trustee; provided, however that the Hedge Counterparty shall not be required to make any payment to the new hedge counterparty to obtain an assignment or replacement swap or cap.

     The Hedge Counterparty shall have no obligation to assign the Hedge Agreement or obtain a replacement hedge agreement in the event of a ratings downgrade and neither the Issuer or Indenture Trustee, as the case may be, nor the Noteholders will have any remedy against the Hedge Counterparty if the Hedge Counterparty fails to make such an assignment or obtain a replacement hedge agreement. In the event that the Hedge Counterparty does not elect to assign the Hedge Agreement or obtain a replacement hedge agreement, the Hedge Counterparty may (but shall not be obligated to) establish any other arrangement satisfactory to each Rating Agency, in each case such that the ratings of the Notes will not be downgraded, modified or withdrawn.

Modification and Amendment of the Hedge Agreement

     The Owner Trustee or Indenture Trustee, as the case may be, will be authorized to enter into any amendment of a Hedge Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with such agreement or (iii) to add any other provisions with respect to matters or questions arising under the Hedge Agreement; provided, in the case of clause (iii) that such amendment will not adversely affect in any material respect the interest of any Noteholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Noteholder if the Owner Trustee or Indenture Trustee, as the case may be, receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to downgrade, modify or withdraw its current rating of any series of Notes.

Governing Law

     Each Hedge Agreement will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

     NMAC will sell the Receivables to the Transferor, and the Transferor will in turn transfer the Receivables to the Issuer. Each of NMAC and the Transferor will represent and warrant on each Series Issuance Date, that:

•	its transfer to the Issuer constitutes a valid transfer and assignment of all of its right, title and interest in the Receivables and related security; and

•	under the UCC (as in effect in each applicable jurisdiction), the transferee has:

(1)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables, in existence at the time the Receivables are sold and assigned or at the date of addition of any Additional Accounts, and

(2)	a valid, subsisting and enforceable first priority perfected ownership interest in the Receivables created thereafter, in existence at and after their creation.

     Nonetheless, each such transfer of Receivables could be deemed to create a security interest under the UCC. For a discussion of the Issuer’s rights arising from these representations and warranties not being satisfied, see “Description of the Transfer and Servicing Agreement” above in this prospectus.

     NMAC and the Transferor will represent that the Receivables are “chattel paper,” “accounts,” “payment intangibles” or “general intangibles” for purposes of the UCC as in effect in each applicable jurisdiction. To the extent the Receivables are deemed to be:

•	chattel paper, accounts or payment intangibles and the transfer of the Receivables by NMAC to the Transferor or by the Transferor to the Issuer is deemed to be a sale or to create a security interest; or

•	general intangibles and the transfer of the Receivables by NMAC to the Transferor or by the Transferor to the Issuer is deemed to create a security interest,

then the UCC as in effect in each applicable jurisdiction will apply and the transferee must file appropriate financing statements (or as an alternative in the case of chattel paper, take possession thereof) in order to perfect its interest in the Receivables. Both the Transferor and the Issuer will file financing statements covering the Receivables under the UCC as in effect in each applicable jurisdiction in order to perfect their respective interests in the Receivables and they will file continuation statements as required to continue the perfection of their interests. However, the Receivables will not be stamped to indicate the interest of the Transferor or the Indenture Trustee.

     Under the UCC and applicable federal law, there are certain limited circumstances in which prior or subsequent transferees of Receivables could have an interest that has priority over the Issuer’s interest in the Receivables. A purchaser of the Receivables who gives new value and takes possession of the instruments which evidence the Receivables (i.e., the chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the Issuer in the Receivables. A tax or other government lien on property of NMAC or the Transferor that arose before the time a Receivable is conveyed to the Issuer may also have priority over the interest of the Issuer in that Receivable. Under each Receivables Purchase Agreement, NMAC will represent to the Transferor, and under the Transfer and Servicing Agreement the Transferor will warrant to the Issuer, that the Receivables have been transferred free and clear of the lien of any third party. NMAC and the Transferor will also covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable or, except as described above under “Description of the Transfer and Servicing Agreement—Matters Regarding the Servicer and Transferor” in this prospectus, on the Transferor Interest other than to the Issuer. In addition, so long as NMAC is the Servicer, collections on the Receivables may, under certain circumstances, be commingled with NMAC’s own funds before each Payment Date and, in the event of the bankruptcy of NMAC, the Issuer may not have a perfected security interest in these collections.

Matters Relating to Bankruptcy

     In each Receivables Purchase Agreement, NMAC will represent and warrant to the Transferor that its sale of the Receivables to the Transferor is a valid sale. In addition, NMAC and the Transferor will agree to treat the transactions described in this prospectus as a sale of the Receivables to the Transferor. NMAC will take all actions that are required under California law to perfect the Transferor’s ownership interest in the Receivables.

Nonetheless, if NMAC were to become a debtor in a bankruptcy case and a creditor or a trustee in bankruptcy were to take the position that the sale of Receivables from NMAC to the Transferor should be recharacterized as a pledge of the Receivables by NMAC to secure a borrowing from the Transferor, then delays in payments of collections on the Receivables to the Transferor could occur. Moreover, if the bankruptcy court were to rule in favor of the trustee, debtor in possession or creditor, reductions in the amount of payments of collections on the Receivables to the Transferor could result.

     In addition, if NMAC were to become a debtor in a bankruptcy case and one of its creditors or the trustee-in-bankruptcy or NMAC itself were to request a court to order that NMAC should be substantively consolidated with the Transferor, delays in payments on the Notes could result. In that situation, if the bankruptcy court rule were to rule in favor of the creditor, trustee-in-bankruptcy or NMAC, reductions in such payments to the Noteholders could result.

     In each Transfer and Servicing Agreement, the Transferor will warrant to the Issuer that the transfer of the Receivables to the Issuer is a valid transfer of the Receivables to the Issuer. The Transferor will take all actions that are required under Delaware law to perfect the Issuer’s ownership interest in the Receivables and will warrant that the Issuer will at all times have a first priority perfected ownership interest in the Receivables and, with certain exceptions, the proceeds of the Receivables. Nonetheless, a tax or government lien on property of NMAC or the Transferor that arose before the time a Receivable is transferred to the Issuer may have priority over the Issuer’s interest in that Receivable. The organization documents under which the Transferor was established provide that it is required to have at least one “independent” member having at least two “independent” directors and the affirmative vote of its independent member is required in order for a voluntary application for relief under the federal bankruptcy code to be filed. Under the Transfer and Servicing Agreement, NMAC, the Owner Trustee, all the holders of the Transferor Interest and any Series Enhancers providers will covenant that at no time will they institute any bankruptcy, reorganization or other proceedings against the Transferor under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor becoming a debtor in a bankruptcy case. Notwithstanding these steps, if the Transferor were to become a debtor in a bankruptcy case and if a bankruptcy trustee for the Transferor or the Transferor as debtor in possession or a creditor of the Transferor were to argue that the transfer of the Receivables by the Transferor to the Issuer should be recharacterized as a pledge of the Receivables, then delays in payments on the Notes could occur. In addition, should the court rule in favor of the bankruptcy trustee, debtor in possession or creditor, reductions in the amount of payments to Noteholders could result.

     If NMAC or the Transferor were to become a debtor in a bankruptcy case that caused an Early Amortization Event to occur, the transfer of new Receivables to that Transferor would be prohibited under the Receivables Purchase Agreement and only collections on Receivables previously sold to the Transferor and transferred to the Issuer would be available to pay interest and principal on the Notes under the Transfer and Servicing Agreement.

     Under these circumstances, the Servicer is obligated to allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter this allocation method, the rate of payment on the Notes might be adversely affected.

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default which, in turn, will result in an Early Amortization Event. If no other Servicer Default other than the commencement of a bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent either the trustee or the Noteholders from appointing a successor servicer.

     Payments made by NMAC or the Transferor to repurchase Receivables pursuant to the Receivables Purchase Agreement and each Transfer and Servicing Agreement, respectively, may be recoverable by NMAC or the Transferor, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of NMAC or of the Transferor as a preferential transfer from NMAC or the Transferor if the payments were made within one year before the filing of a bankruptcy case in respect of NMAC or the Transferor and certain other conditions are satisfied.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of certain U.S. federal income tax consequences resulting from the purchase, ownership and disposition of the Notes offered by this prospectus to “U.S. Holders” and “non-U.S. Holders” (as described below) who have acquired their Notes upon original issuance at their initial offering price. Except where noted, this summary deals only with Notes that are held as capital assets, and does not deal with taxpayers subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, tax exempt organizations, persons holding Notes as part of a hedging, integrated or conversion transaction, constructive sale or straddle, traders in securities that have elected the mark-to-market method of accounting for securities, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar or persons who purchased the Notes subsequent to the initial offering at a price different from the initial offering price.

     The discussion below is based upon the provisions of the Code, its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and judicial decisions, all as currently in effect. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

     This discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to the Notes or the Noteholders. Persons considering the acquisition of Notes are urged to consult their own tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     A “U.S. Holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is either a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “non-U.S. Holder” is a beneficial owner of a Note that is not a U.S. Holder.

     If an entity treated as a partnership for U.S. tax purposes holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that holds the Notes should consult their own tax advisors.

Tax Characterization of the Issuer

     O’Melveny & Myers LLP, counsel to the Issuer, has advised that, in its opinion, under existing law and assuming compliance by all parties with the Indenture and all other documents relating to the issuance of the Notes, for U.S. federal income tax purposes the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation.

     However, such counsel’s opinion is not binding on the IRS. For example, the IRS may be able to assert that the Notes constitute equity, rather than indebtedness, for U.S. federal income tax purposes. If the Notes are classified as equity rather than indebtedness for U.S. federal income tax purposes, and if the Notes are deemed to be “publicly traded” as defined under the Code, the Issuer may be classified as a publicly traded partnership. As a publicly traded partnership, the Issuer may become subject to U.S. federal income tax as a corporation, which may materially adversely affect the Issuer’s ability to make payments on the Notes. Any payments made to Noteholders in such event would be treated, first, as taxable dividend income to the extent of the Issuer’s accumulated and current earnings and profits, next as a return of the Noteholders’ basis in their Notes to the extent thereof, and thereafter as taxable capital gain. Moreover, except to the extent that an applicable treaty provides otherwise, payments to non-U.S. Holders of Notes in such event generally would be subject to U.S. federal tax withholding at a 30% rate.

     Even if the Notes of a particular Series or Class are properly characterized as debt, the Issuer is also able to issue other Series or Classes of Notes which may be treated as debt or equity interests in the Issuer. The issuance of such additional Notes requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. However, any new opinion also is not binding on the IRS, and the Issuer could become taxable as a corporation as a result of the issuance of such additional Notes, thereby also potentially diminishing cash available to make payments on the previously issued Notes.

Tax Characterization and Treatment of the Notes

     Treatment of the Notes as Indebtedness

     O’Melveny & Myers LLP, counsel to the Issuer, has advised that, in its opinion, under existing law and assuming compliance by all parties with the Indenture and all other documents relating to the issuance of the Notes, for U.S. federal income tax purposes the Notes will be treated as indebtedness.

     Pursuant to the Indenture and related transaction documents, the Issuer and the Indenture Trustee agree, and the Noteholders and each U.S. Holder and non-U.S. Holder, by acceptance of their Notes, will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes. It is assumed for the remainder of this discussion that the Notes are treated as indebtedness for U.S. federal income tax purposes.

     Tax Consequences to U.S. Holders of Notes

     Treatment of Stated Interest. Assuming the Notes are not issued with original issue discount or OID, the stated interest on a Note will be taxable to a Noteholder as ordinary income when received or accrued in accordance with each Noteholder’s method of tax accounting for U.S. federal income tax purposes. Interest received on a Note may constitute “investment income” for purposes of some provisions in the Code limiting the deductibility of investment interest expense.

     Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of Notes will be issued with OID. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless the OID is small enough to fall within a statutorily defined de minimis exception. A Note’s “stated redemption price at maturity” is the total of all payments required to be made under the Note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the Issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the initial price at which a substantial amount of the Notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

     Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of Notes will be issued at a greater than de minimis discount, a series of Notes may nonetheless be deemed to have been issued with OID. First, under Treasury regulations, interest payments on a series of Notes may not be deemed “qualified stated interest” if (i) reasonable legal remedies do not exist to compel timely payment or (ii) the Notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of Notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of Notes has OID.

     If a Note were treated as being issued with OID, a Noteholder would be required to include OID in its income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. In this situation a Noteholder would have to rely on other sources to pay the taxes on its OID income. Even if a Note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

     A holder of a Note which has a fixed maturity date not more than one year from the issue date of such Note (a “Short-Term Note”) will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

•	an accrual method taxpayer;

•	a bank;

•	a broker or dealer that holds the Note as inventory;

•	a regulated investment company or common trust fund; or

•	the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.

     A holder of a Short-Term Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income upon a sale or exchange of the Note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder’s yield to maturity and daily compounding.

     A holder who purchases a Note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

     Sale, Exchange and Retirement of Notes. When a U.S. Holder sells, exchanges, retires or otherwise disposes of a Note, capital gain or loss will be recognized by the U.S. Holder equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (not including an amount equal to any accrued but unpaid interest, which will be taxable as such to U.S. Holders if not previously included into income) and the adjusted tax basis of the Note. A U.S. Holder’s adjusted tax basis for a Note generally will equal the holder’s cost for the Note, increased by any OID and market discount previously included by such holder in income with respect to the Note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such holder with respect to such Note. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses recognized by U.S. Holders is subject to limitations.

     Notes Subject to Contingency. The U.S. federal income tax consequences to an owner or seller of Notes that provide for one or more contingent payments will vary depending on the exact terms of the Notes and related factors. The Notes may be subject to rules that differ from the general rules discussed above. The U.S. federal income tax consequences to a holder of Notes that provide for contingent payments will be summarized in the related prospectus supplement.

     Tax Consequences to Non-U.S. Holders of Offered Notes

     Payments of Interest. With respect to non-U.S. Holders that are not engaged in a U.S. trade or business, the U.S. federal withholding tax will not apply to any payment of interest on the Notes provided that: (i) the non-U.S. Holder does not actually, or constructively, own 10% or more of the Issuer’s capital and profits within the meaning of section 871(h)(3) of the Code and applicable Treasury Regulations; (ii) the non-U.S. Holder is not a controlled foreign corporation (within the meaning of section 957(a) of the Code) that is “related” to the Issuer through stock or interest ownership; (iii) the non-U.S. Holder is not a bank whose receipt of interest on the Notes is described in section 881(c)(3)(A) of the Code; and (iv) either (a) the non-U.S. Holder provides his, her or its name and address on a fully completed and executed IRS Form W-8BEN or successor form before the time of a payment on the Notes or (b) the non-U.S. Holder holds the Notes through certain foreign intermediaries and in either case the certification requirements of applicable Treasury Regulations are satisfied. Special certification rules apply to certain non-U.S. Holders that are entities (including entities treated for U.S. federal income tax purposes as pass-through entities) rather than individuals.

     If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business, the non-U.S. Holder, although exempt from the withholding tax discussed above, may be subject to U.S. federal income tax on such interest, less any deductions allowed against such income, at rates applicable to U.S. persons. In addition, if a non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, on its net effectively connected earnings and profits for the taxable year, subject to certain adjustments. For this purpose, interest on the Notes will be included in earnings and profits.

     Sale, Exchange and Retirement of Offered Notes. Any gain that a non-U.S. Holder realizes on the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. federal income or withholding tax if (i) such gain is not effectively connected with a U.S. trade or business of such non-U.S. Holder and (ii), in the case of an individual, such non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are satisfied.

     Information Reporting and Backup Withholding

     Where required, the Issuer will report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to the payments.

     A U.S. Holder may be subject to backup withholding tax (at a rate of 30%, scheduled to be reduced gradually until the year 2006 when it is scheduled to be 28%) with respect to interest payments and gross proceeds from the sale, exchange, retirement or other disposition of Notes unless (1) the U.S. Holder is a corporation or comes within certain other exempt categories or (2) prior to payment, the U.S. Holder provides an accurate taxpayer identification number and certifies as required on a duly completed and executed IRS Form W-9, and, in either case, the U.S. Holder otherwise complies with the requirements of the backup withholding rules.

     Non-U.S. Holders who have provided the form and certifications mentioned under the heading “Tax Consequences to Non-U.S. Holders of Offered Notes—Payments of Interest,” above or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither the Issuer nor its agent has actual knowledge or reason to know that any information in that form or those certifications is unreliable or that the conditions of the exemption are in fact not satisfied. Amounts paid to non-U.S. Holders will, however, be subject to information reporting by the Issuer or its agents.

     Payments of the proceeds from the sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business; or

•	a foreign partnership with specified connections to the United States.

     Payment of the proceeds from a sale of a Note held by a non-U.S. Holder who is not engaged in a U.S. trade or business to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder in question certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

STATE AND LOCAL TAX CONSEQUENCES

     In addition to the federal income tax considerations described above under “Material Federal Income Tax Considerations” in this prospectus, potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the Notes. The activities of servicing and collecting the Receivables will be undertaken by the Servicer, which is a California corporation. Because of the variation in each state’s tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to Noteholders in all of the state taxing jurisdictions in which they are subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with Persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan. ERISA also imposes duties on Persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits specified transactions between a Benefit Plan and parties in interest with respect to those Benefit Plans. Under ERISA, any Person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant). A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those Persons. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the identity of the plan fiduciary making the decision to acquire such Notes and the circumstances of the transaction. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager,” and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.” Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under Section 401(c) of ERISA. A purchaser of Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

     Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes of a given series will be discussed in the applicable prospectus supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of “qualified” status.

     Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon Persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Notes consult with its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into for each series of Notes, the Issuer will sell the Notes to each of the underwriters named in that underwriting agreement and in the prospectus supplement. Each underwriter will severally agree to purchase from the Issuer, the principal amounts of Notes set forth in that underwriting agreement and in the prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of Notes offered by this prospectus and the prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions of that underwriting agreement, to purchase all the Notes offered by this prospectus and the prospectus supplement if any of those Notes are purchased. In the event of a default by any underwriter, the underwriting agreement will provide that, in particular circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     The prospectus supplement will set forth the price at which the related series or classes of Notes being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those Notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of Notes with respect to which this prospectus is delivered will be set forth in the prospectus supplement.

REPORTS TO NOTEHOLDERS

     The Servicer will prepare monthly and annual reports that will contain information about the Issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until Definitive Notes are issued, these reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the Notes. No financial reports will be sent to you. See “Description of the Notes—Book-Entry Registration,” “—Reports to Noteholders” and “Description of the Transfer and Servicing Agreement—Evidence of Compliance” above in this prospectus.

GLOSSARY OF PRINCIPAL TERMS

     “Accumulation Account” means, for each series, a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Noteholders of that series and any Series Enhancer for such series as described in this prospectus and the related prospectus supplement.

     “Accumulation Period” means the period during which principal is accumulated in specified amounts per month for a series or class and paid on an Expected Final Payment Date. The Accumulation Period for any series or class starts on the date specified in the related prospectus supplement and ends on the earlier of:

(1) the end of the Collection Period preceding the Payment Date on which the Notes of that series or class will be paid in full; and

(2) the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class begins.

     “Addition Date” means, for an Additional Account designated for the Issuer, the date on which Receivables arising in connection with that account are first transferred to the Issuer.

     “Additional Account” means additional Eligible Accounts from time to time selected by the Transferor from NMAC’s portfolio of U.S. wholesale accounts and designated for the Issuer, the then-existing or subsequently created Receivables relating to which will be transferred to the Issuer.

     “Additional Cut-Off Date” means, for an Additional Account designated for the Issuer, the date on which that account is designated for the Issuer.

     “Administration Agreement” means the administration agreement entered into by and between the Administrator and the Issuer.

     “Administrator” means NMAC (together with its permitted successors and assigns), acting as administrative agent for the Issuer pursuant to the Administration Agreement.

     “Cap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuer or the Indenture Trustee with a Cap Provider as modified to reflect the transactions described in this prospectus under “Description of Hedge Agreement” and in the related prospectus supplement and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.

     “Cap Provider” means NMAC or an unaffiliated third party that enters into a Cap Agreement with the Issuer or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.

     “Cede” means Cede & Co., the nominee of DTC.

     “Clearstream Banking Luxembourg” means Clearstream Banking, société anonyme.

     “Clearstream Banking Participants” means organizations participating in Clearstream Banking Luxembourg.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Collection Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer and any Series Enhancer as described in this prospectus.

     “Collection Period” means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

     “Controlled Amortization Period” means the period during which principal is paid in fixed amounts at scheduled intervals for a series or class. The Controlled Amortization Period for any series or class starts on the date specified in the related prospectus supplement and ends on the earlier of:

(1) the end of the Collection Period preceding the Payment Date on which the Notes of that series or class will be paid in full; and

(2) the close of business on the day immediately preceding the date on which an Early Amortization Period for that series or class begins.

     “Controlled Deposit Amount” means, for any series of Notes, an amount stated in the related Indenture Supplement.

     “Defaulted Amount” means, on any day in a Collection Period, an amount (never less than zero) equal to:

(1) the principal amount of Receivables owned by the Issuer that became Defaulted Receivables on that day; minus

(2) the principal amount of the Defaulted Receivables that are to be reassigned to the Transferor on that day (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor ); minus

(3) the principal amount of the Defaulted Receivables that are to be purchased by the Servicer on that day (except that this amount will be zero if events of bankruptcy, insolvency or receivership have occurred with respect to the Servicer).

     “Defaulted Receivable” means each Receivable that on any date of determination:

(1) has been charged off as uncollectible on that date in accordance with the Servicer’s customary policies and procedures for servicing dealer floorplan receivables comparable to Receivables owned by the Issuer; or

(2) remains outstanding and owned by the Issuer after the expiration of six consecutive calendar months from the date on which the account giving rise to such Receivable (or the related dealer) has been classified as “Status”.

     “Definitive Notes” means Notes issued in fully registered, certificated form.

     “Depositaries” means the respective depositaries of Clearstream Banking Luxembourg and Euroclear.

     “Determination Date” means, for any Payment Date, the day that is two business days before that Payment Date.

     “DTC” means the Depository Trust Company and its successors.

     “DTC Participants” means participating members of DTC.

     “Early Amortization Event” for any series means any of the events defined as such in the related prospectus supplement, as well as each of the following events:

(1) the failure of the Transferor to transfer to the Issuer Receivables arising in connection with additional designated accounts within five business days of when required under a Transfer and Servicing Agreement;

(2) the occurrence of events of bankruptcy, insolvency or receivership relating to the Issuer or the Transferor; and

(3) the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940.

     “Early Amortization Period” means the period during which principal is paid in varying amounts each month based on the amount of Principal Receivables collected following an Early Amortization Event. The Early Amortization Period for a series or class begins on the first day of the Collection Period in which an Early Amortization Event occurs and ends on the earliest of:

(1) the end of the Collection Period preceding the Payment Date on which the Notes of that series or class will be paid in full;

(2) if the Early Amortization Period has commenced before the scheduled termination of the Revolving Period, the day on which, under the limited circumstances described in “Sources of Funds to Pay the Notes—Early Amortization Events” in this prospectus, the Revolving Period recommences; and

(3) the Trust Termination Date.

     If the Servicer is required to make daily deposits of collections into the Collection Account, the Early Amortization Period begins on the day an Early Amortization Event occurs.

     “Eligible Account” means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Arrangement in the ordinary course of business relating to automobile and light-duty truck inventory that, as of the date on which eligibility is determined:

(1) is in existence and maintained and serviced by or on behalf of NMAC;

(2) is in favor of a dealer whose principal showroom is located in the geographical regions specified in the applicable sales and service agreement;

(3) is in favor of a dealer in which NNA or any of its affiliates does not have an equity investment exceeding 5% as determined by the Servicer on a quarterly basis;

(4) is in favor of a dealer that has not been classified by the Servicer as in “Status” (or other comparable classification) by reason of the dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement or by reason of the occurrence of bankruptcy, insolvency, receivership, liquidation or other similar events relating to the dealer; and

(5) is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

     “Eligible Institution” means:

(1) (a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes; or

(2) any other institution acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes.

     “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s;

(3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuer’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s;

(4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s;

(5) bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6) money market funds having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7) time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s; or

(8) any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class.

     “Eligible Receivable” means a Receivable that:

(1) was originated or acquired by NMAC in the ordinary course of business;

(2) is secured by a perfected first priority interest in a floorplan financed vehicle;

(3) is the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor’s rights and interest in the Receivable, including:

(a)	the first priority security interest granted by the dealers in the related vehicles and the security interest granted by the dealers in other collateral;

(b)	all related rights under, as applicable, the sales and service agreement between NNA and the dealer, the repurchase agreements between NNA and NMAC and between non-Nissan manufacturers and NMAC, the Floorplan Financing Agreement between NMAC and the dealer and rights of NMAC under any intercreditor agreement with a third-party creditor of the related dealer; and

(c)	all related proceeds;

(4) is created in compliance with all requirements of applicable law and pursuant to, as applicable, the sales and service agreement, the repurchase agreements or the Floorplan Financing Agreement;

(5) as to which NNA, NMAC and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

(a)	the creation of the Receivable, the transfer of the Receivables to the Transferor and then to the Issuer, and the pledge of the Receivable to the Indenture Trustee; and

(b)	if applicable, NNA’s performance of the related sales and service agreement, NNA’s performance of any repurchase agreement and/or NMAC’s performance of the related Floorplan Financing Agreement;

(6) as to which the Issuer will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

(7) does not relate to a fleet purchase;

(8) will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

(9) is not subject to any right of rescission, setoff or any other defense of the related dealer, including defenses arising out of violations of usury laws;

(10) as to which NNA, NMAC and the Transferor, as applicable, have satisfied in all material respects all of their obligations relating to the Receivable required to be satisfied by them;

(11) as to which none of NNA, NMAC or the Transferor, as applicable, has taken or failed to take any action which would impair the rights of the Issuer or the Noteholders in the Receivable; and

(12) constitutes either a “general intangible,” an “account,” a “payment intangible” or “chattel paper,” each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “Euroclear” means the Euroclear System.

     “Euroclear Participants” means participants of the Euroclear System.

     “Event of Default” for any series, means any of the following as well as any other Events of Default described in the related Indenture Supplement and prospectus supplement:

(1)	the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

(2)	the Issuer fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

(3)	the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuer or Transferor; or

(4)	the Issuer fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 60 days after notice to the Issuer by the Indenture Trustee or to the Issuer

and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal balance of the affected series.

     “Excess Funding Account” means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer and any Series Enhancer for such series as described in this prospectus.

     “Excess Interest Amounts” with respect to any series and any Collection Period, means the amount, if any, of Series Investor Available Interest Amounts for such series remaining after all other required payments or applications thereof have been made (or allocated to be made) on the related Payment Date as stated in the Indenture Supplement for that series and as described in the related prospectus supplement.

     “Excess Principal Amounts” with respect to any series and any Collection Period, means the amount, if any, by which Series Investor Available Principal Amounts for such series and Collection Period exceed the required payments therefrom as stated in the Indenture Supplement for that series and as described in the related prospectus supplement.

     “Expected Final Payment Date” means, for any series, the date specified in the related prospectus supplement.

     “Final Maturity Date” means, for any series, the date specified in the related prospectus supplement.

     “Floating Allocation Percentage” means, with respect to any series and any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount as of such day and the denominator of which is the product of (a) the Series Allocation Percentage on such day and (b) the Pool Balance as of the last day of the preceding Collection Period.

     “Floorplan Financing Agreement” means the agreement or set of agreements establishing a floorplan financing account between NMAC and a motor vehicle dealer in the ordinary course of business for NMAC relating to automobile and light-duty truck inventory of such dealer, among other things.

     “Foreign Person” means any holder of a Note who, as to the United States, is a nonresident alien individual or a foreign corporation.

     “Funding Period” means, for any series, the period, not exceeding one year, from the related Series Issuance Date to the earlier of:

(1) the date on which the series’ amount invested in Principal Receivables equals the principal balance of the Notes of that series; and

(2) the date specified in the related prospectus supplement.

     “Hedge Agreement” means either a Swap Agreement or a Cap Agreement

     “Hedge Counterparty” means either a Swap Counterparty or a Cap Provider.

     “Hedge Event of Default” means (i) the failure of the Issuer or the Indenture Trustee (under the Swap Agreement only) or the Hedge Counterparty to pay any amount when due under the Hedge Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Issuer (under the Swap Agreement only) or the Hedge Counterparty; (iii) certain other standard events of default under the Master Agreement including “Breach of Agreement,” “Misrepresentation” (generally not applicable to the Issuer or Indenture Trustee) and “Merger without Assumption,” as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the Master Agreement; and (iv) any other item specified in the related Hedge Agreement and prospectus supplement.

     “Hedge Termination Event” means: (i) the Issuer or Transferor becomes subject to registration as an “investment company” under the Investment Company Act of 1940 (under a Swap Agreement only); (ii) certain standard termination events under the Master Agreement including “Illegality” (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Hedge Agreement), “Tax Event” (which generally relates to either party to the Hedge Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and “Tax Event Upon Merger” (which generally relates to a party to the Hedge Agreement receiving a payment under the Hedge Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Master Agreement; provided, however, that the occurrence of a “Tax Event” or “Tax Event Upon Merger” generally will only constitute a Hedge Termination Event if the requisite percentage of Noteholders specified in the related prospectus supplement directs the related Indenture Trustee to terminate the Hedge Agreement and liquidate assets of the Issuer.

     “IFS” means Infiniti Financial Services.

     “Indenture” means the indenture entered into by and between the Issuer and the Indenture Trustee.

     “Indenture Supplement” means a supplement to the Indenture entered into by the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.

     “Indenture Trustee” means JPMorgan Chase Bank, in its capacity as indenture trustee under the Indenture.

     “Ineligible Account” means a floorplan financing account established by NMAC for the benefit of a motor vehicle dealer under a Floorplan Financing Agreement in the ordinary course of business relating to automobile and light-duty truck inventory that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria specified in the definition of “Eligible Account”.

     “Ineligible Receivable” means a Receivable that does not satisfy the eligibility criteria specified in the definition of “Eligible Receivable”.

     “Interest Collections” means, with respect to any Collection Period, the sum of the following during such Collection Period:

(1) all collections of Interest Receivables owned by the Issuer;

(2) all net investment earnings on amounts on deposit in the Collection Account and the Excess Funding Account;

(3) the interest portion of the reassignment amount, or of the purchase price of, Receivables reassigned to the Transferor or purchased by the Servicer; and

(4) all amounts received, including any insurance proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables (including all recoveries).

     “Interest Shortfalls” means, with respect to any series and Payment Date, the amount, if any, by which interest distributions to Noteholders of such series are not covered out of Interest Collections and other amounts allocated to such series to make such distributions, as described in the related Indenture Supplements and prospectus supplement.

     “Invested Amount” means, for any series as of any date of determination, an amount equal to:

(1) the initial principal balance of the Notes of that series; minus

(2) any increase in the principal balance of the Notes of that series as and to the extent provided in the prospectus supplement; minus

(3) the amount of principal previously paid to the Noteholders of that series; minus

(4) the cumulative amount of unreimbursed Reallocated Principal Collections for that series immediately before that date; minus

(5) the cumulative amount of unreimbursed Investor Charge-Offs for that series immediately before that date.

     If so specified in the prospectus supplement relating to any series of Notes, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account and any other amounts specified in the prospectus supplement.

     “Investor Charge-Offs” means, for any series, the excess of the Series Investor Defaulted Amount for that series over the amount available to reimburse such Series Investor Defaulted Amount as specified in the related Indenture Supplement.

     “IRS” means Internal Revenue Service.

     “Issuer” means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

     “Moody’s” means Moody’s Investors Service.

     “New Vehicles” consist of new Nissan and Infiniti vehicles distributed by NNA and satisfying the criteria set forth in the applicable NNA buy-back agreement or new non-Nissan vehicles purchased from other manufacturers, funded under Nissan financing arrangements and satisfying substantially the same criteria.

     “NMAC” means Nissan Motor Acceptance Corporation.

     “NML” means Nissan Motor Co., Ltd.

     “NNA” means Nissan North America, Inc.

     “NNA buy-back agreement” means the agreement between NNA and each Nissan or Infiniti-franchised dealer pursuant to which NNA undertakes to repurchase certain new vehicle inventory of such dealer under certain circumstances, including if such dealer’s franchise is terminated or such dealer becomes financially incapable of continuing to operate its Nissan or Infiniti dealership (due to bankruptcy or insolvency).

     “Notes” means the notes of any series or class issued by the Issuer as described in this prospectus and a related prospectus supplement.

     “Noteholders” means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuer.

     “Noteholders’ Interest” means, for any series of Notes, the undivided beneficial interests in certain assets of the Issuer allocated to the Noteholders of such series as described in this prospectus and the related prospectus supplement.

     “Owner Trustee” means Wilmington Trust Company, in its capacity as owner trustee under the Trust Agreement.

     “Overcollateralization Amount” has, for any series, the meaning specified in the related prospectus supplement. In general, the Overcollateralization Amount with respect to any series of Notes is the amount of overcollateralization for that series of Notes.

     “Paying Agent” means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee or Trustee to act in that capacity for the related series.

     “Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing on the date specified in the related prospectus supplement.

     “Payment Date Statement” means the report issued by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Payment Date for a series of Notes that will contain the information about such series specified in the related Indenture Supplement.

     “Person” means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     “Pool Balance” means, for the Issuer as of any date of determination, the total amount of the Issuer’s Principal Receivables on that date.

     “Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, IFS or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which Nissan or Infiniti vehicles are current model year miled vehicles, or model years within five years of such current model year.

     “Principal Collections” means, with respect to the Issuer, all collections of Principal Receivables owned by the Issuer (excluding, in all cases, all amounts recovered on Defaulted Receivables and the principal portion of the reassignment amount, or of the purchase price of, Receivables reassigned to the Transferor or purchased by the Servicer).

     “Principal Receivables” means, in connection with an Account designated for the Issuer, the amounts shown on the Servicer’s records as Receivables, other than Interest Receivables, that are payable by the related dealer under the sales and service agreement with NNA that has been assigned by NNA to NMAC or under the related Floorplan Financing Agreement with NMAC.

     “Principal Shortfalls” means any principal distributions to Noteholders of any series of Notes which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the series as specified in the related Indenture Supplement and prospectus supplement.

     “Qualified Account” means either a segregated trust account established with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

     “Rating Agency” means any rating agency named in the related Prospectus Supplement as having rated any Notes at the request of the Transferor.

     “Reallocated Principal Collections” means, for any series, any Series Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Notes of such series.

     “Receivable” means a payment obligation owed by a dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and may be secured by one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts or real estate of such dealer. In some cases, the dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.

     “Receivables Purchase Agreement” means the Receivables Purchase Agreement entered into by and between NMAC and the Transferor, pursuant to which NMAC will sell Receivables to the Transferor, and each additional receivable purchase agreement entered into between NMAC and any other Person that will transfer Receivables to the Issuer after the date of the Receivables Purchase Agreement.

     "Redesignated Account” means an account as to which the related Receivables will cease to be conveyed to the Issuer and/or the Receivables previously generated have been reconveyed by the Issuer pursuant to the Transfer and Servicing Agreement either because such account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

     "Redesignation Date” means, with respect to any Redesignated Account, the date on which such account is no longer designated for the Issuer and all the related Receivables thereafter generated (and, if repurchased by the Transferor, all previously generated and conveyed Receivables) will be removed from the Issuer as specified in the notice of redesignation relating thereto delivered by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

     "Required Federal Income Tax Opinion” means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

(1) the action will not adversely affect the tax characterization as debt of the Notes of any outstanding series or class issued by the Issuer that were characterized as debt at the time of their issuance;

(2) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and

(3) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuer.

     "Required Participation Amount” means, as of any date of determination, the sum of

(1) the sum of the respective products for all series issued by the Issuer of (a) the required participation percentages for each outstanding series as specified in the related prospectus supplement times (b) their initial (or, in the case of any series of Notes issued as variable funding notes, their maximum) Invested Amounts; plus

(2) if applicable, the sum of the required Overcollateralization Amounts for each series issued by the Issuer as specified in the related prospectus supplement.

     "Reset Date” means any day on which a Reset Event occurs.

     "Reset Event” means the issuance of a new series of Notes by the Issuer, the increase in the principal amount of Notes of any series, or the repayment or redemption of Notes of any series, as specified in the related prospectus supplement.

     "Revolving Period” means, for any series, a period during which the Issuer will not pay or accumulate principal for payment to the Noteholders of that series. The Revolving Period for a series or class begins on the Series Issuance Date for that series or class, as specified in the related prospectus supplement, and ends, unless it recommences under the circumstances specified in the related prospectus supplement, on the day immediately preceding the date on which an Early Amortization Period or an Accumulation Period for that series begins.

     "Securities Intermediary” means any Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

     "Series Allocable Defaulted Amounts” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Defaulted Amounts processed on such day.

     “Series Allocable Interest Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Interest Collections processed on such day.

     "Series Allocable Principal Collections” means, with respect to a series of Notes, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Principal Collections processed on such day.

     "Series Allocation Percentage” means, with respect to a series of Notes, for any day in a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of the series as of such day and the denominator of which is the Trust Nominal Liquidation Amount as of such day.

     "Series Cut-Off Date” means, for any series, the date specified as such in the related prospectus supplement.

     "Series Enhancer” means any provider of enhancement and/or any issuer or provider of any third-party credit enhancement.

     "Series Investor Available Interest Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Interest Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Principal Amounts used to pay interest to the Noteholders of such series and any other amounts specified as available for such purpose in the prospectus supplement.

     "Series Investor Available Principal Amounts” means, with respect to any series of Notes, for any Collection Period, the aggregate of the Series Allocable Principal Collections allocated to the Noteholders of such series on each day during such Collection Period, together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such series or the Series Nominal Liquidation Amount Deficit for such series, but excluding any Reallocated Principal Collections for such series.

     "Series Investor Defaulted Amount” means, with respect to any series of Notes for any Collection Period, the sum of, for each day during such Collection Period, the portion of the Defaulted Amount allocated to the Noteholders of such series on such day, which, unless otherwise specified, will equal the Series Allocation Percentage specified in the related Indenture Supplement and prospectus supplement of the related Series Allocable Defaulted Amount.

     "Series Issuance Date” means the date of issuance for a series of Notes, as specified in the related prospectus supplement.

     "Series Nominal Liquidation Amount” means, with respect to any series of Notes on any day in a Collection Period, an amount equal to the sum of (i) the Invested Amount of that series of Notes on such day and (ii) the Overcollateralization Amount of that series of Notes as of the last day of the immediately preceding Collection Period (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

     "Servicer” means NMAC (together with its permitted successors and assigns), in its capacity as servicer under the Transfer and Servicing Agreement.

     “Servicer Default” for any series means any of the following items and any other event specified in the related Indenture Supplement and prospectus supplement:

(1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Indenture Trustee to do so, on the required date under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement or within the applicable grace period not exceeding five business days;

(2) failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal balance of all of the Issuer’s outstanding series or, where the Servicer’s failure does not relate to all series, 10% or more of the outstanding principal balance of all series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

(3) any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the outstanding principal balance of all of the Issuer’s outstanding series or, where the Servicer’s inaccuracy does not relate to all series, 10% or more of the outstanding principal balance of the series affected; or

(4) the bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the Servicer;

provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to under the second or third clause above for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer.

     “Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, interest amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.

     “Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes, the principal amounts distributable to the Noteholders of such series that are not required to be applied in respect of that series.

     “Sharing Group” means one or more series of Notes from which, or to which, excess interest amounts or excess principal amounts may be allocated to cover shortfalls in payments or deposits of the other series in such group.

     “Significant Adverse Effect” means any action that:

(1) causes an Early Amortization Event or an Event of Default to occur; or

(2) materially and adversely effects the amount or timing of payments to be made to the Noteholders of any series or class.

     “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

     “Status” means a classification or comparable classification that NMAC may assign to a dealer by reason of the dealer’s failure to make any principal or interest payment when due under the Floorplan Financing Agreement or the occurrence of bankruptcy, insolvency, receivership or other similar events relating to the dealer.

     “Subordinated Notes” means a series of Notes or one or more classes of a series of Notes payments to which will be subordinated as described in the prospectus supplement to the extent necessary to fund payments with respect to other series of Notes or to the senior classes of Notes within that series.

     “Supplemental Interest” means a certificated or uncertificated interest in the Transferor Interest.

     “Swap Agreement” means an International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency-Cross Border) entered into by the Issuer or the Indenture Trustee with a Swap Counterparty as modified to reflect the transactions described below and including the relevant standard definitions published by the International Swaps and Derivatives Association, Inc.

     “Swap Counterparty” means NMAC or an unaffiliated third party that enters into a Swap Agreement with the Issuer or the Indenture Trustee for the benefit of the holders of the Notes of any series or class.

     “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement entered into by and among the Transferor, the Servicer and the Owner Trustee on behalf of the Issuer, and each additional transfer and servicing agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

     “Transferor” means Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of NMAC and each additional transferor of Receivables to the Issuer pursuant to any Transfer and Servicing Agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

     “Transferor Amount” means, as of any date of determination, the excess of the Pool Balance on that date, over the Trust Nominal Liquidation Amounts.

     “Transferor Certificate” means a certificate evidencing an interest in the Transferor Interest.

     “Transferor Deposit Amounts” means the amounts that (i) the Transferor is required to deposit into the Excess Funding Account in connection with the removal or ineligibility of any Receivables or any failure to deliver additional Receivables when required or (ii) that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Transferor, in each case in an amount equal to the amount by which the Pool Balance and amounts on deposit in the Excess Funding Account would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuer on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable is an Ineligible Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

     “Transferor Interest” means, an interest that represents the right to receive all cash flows from the Trust Assets not required to make payments on the Notes or to credit enhancement providers or not otherwise allocated to the Noteholders.

     “Trust Agreement” means the trust agreement between the Issuer and the Owner Trustee, pursuant to which the Issuer was formed.

     “Trust Assets” means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Noteholders and any Series Enhancers, and includes, without limitation, all property and interest granted to the Indenture Trustee, including all proceeds thereof.

     "Trust Nominal Liquidation Amount” is, with respect to any day in a Collection Period, the sum of the Series Nominal Liquidation Amount for all outstanding series of Notes.

     "Trust Portfolio” means the pool of Receivables arising in connection with accounts designated from among NMAC’s U.S. dealer accounts for conveyance to the Issuer pursuant to the Transfer and Servicing Agreement.

     "Trust Termination Date” means the date on which the Issuer will terminate as specified in the related prospectus supplement.

     "Used Vehicles” consist of previously owned vehicles of any make or model, which are current model year miled vehicles, or model years within five years of such current model year.

Subject to completion,
dated [          ]

Prospectus Supplement To Prospectus dated [          ]

$

NISSAN MASTER OWNER TRUST RECEIVABLES,
Issuer
NISSAN WHOLESALE RECEIVABLES CORPORATION II,
Transferor
NISSAN MOTOR ACCEPTANCE CORPORATION,
Servicer

Floating Rate Auto Dealer Floorplan Loan Asset Backed Notes, Series 200 -

You should review carefully the factors set forth under “Risk Factors” beginning on page S-12 of this prospectus supplement and page 10 in the accompanying prospectus.

The notes are asset backed notes issued by the issuer. The notes are not obligations of Nissan Motor Acceptance Corporation, Nissan Wholesale Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any government agency.

Neither the SEC nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement may be used to offer and sell the notes only if it is accompanied by the prospectus dated [          ].

The issuer will issue the notes described in the following table. Only the notes described on the following table are being offered by this prospectus supplement and the prospectus.

The notes will accrue interest from      , 200  . The issuer will pay interest on the notes on the 15th day of each month. The first payment date will be     , 200  .

Series 200 - Notes

Principal Amount
Interest Rate
Expected Final Payment Date
Final Scheduled Payment Date
Price to Public(1)
Underwriting Discount(1)
Proceeds to Issuer(1)

(1)  Total price to the public is $     , total underwriting discount is $     and total proceeds to the Issuer are $     .

The issuer must pay expenses estimated to be $     .

Trust Assets:

•	Consisting primarily of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.

Credit enhancement:

•	The receivables allocable to Series 200 - will exceed the outstanding principal amount of the Series 200 - notes by $[ ].

[Underwriters]
The date of this prospectus supplement is , 200 .

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

Information about the notes is provided in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (2) this prospectus supplement, which describes the specific terms of your notes.

If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the accompanying prospectus.

This prospectus supplement and the accompanying prospectus use defined terms. Definitions can be found in the “Glossary of Principal Terms for Prospectus Supplement” beginning on page S-39 in this prospectus supplement and under the caption “Glossary of Principal Terms” beginning on page A-1 in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. No one has been authorized to give you different information. The information in this prospectus supplement or the accompanying prospectus is only accurate as of the dates on their respective covers. The Notes will not be offered in any jurisdiction where it is not permitted.

SUMMARY OF TERMS

The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should read carefully this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

Issuer	Nissan Master Owner Trust Receivables. The issuer was established by a trust agreement dated as of , 2003.

Transferor	Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of Nissan Motor Acceptance Corporation. The transferor will be the sole holder of the residual interest in the issuer, which will represent the sole ownership and beneficial interest in the issuer.

Servicer and Administrator	Nissan Motor Acceptance Corporation, a California corporation.

Indenture Trustee	[ ]

Owner Trustee	[ ]

Stated Principal Amount; Series	Initial stated principal amount	[ ]

Nominal Liquidation Amount	Initial Series 200 - invested amount	[ ]

	Initial Series 200 - overcollateralization amount	[ ]

	Initial Series 200 - nominal liquidation amount	[ ]

The Series 200 - nominal liquidation amount will equal the portion of the trust estate allocable to Series 200 - . The Series 200 - notes are secured only by that portion of the trust estate that corresponds to the Series 200 - nominal liquidation amount. The Series 200 - nominal liquidation amount will be equal to the sum of (i) the Series 200 - invested amount (initially, $[ ]) and (ii) the Series 200 - overcollateralization amount (initially, $[ ]). The Series 200 - nominal liquidation amount, the Series 200 - invested amount and the Series 200 - overcollateralization amount will be subject to reduction and reinstatement as described in this prospectus supplement under “Deposit and Application of Funds—Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

Offered Notes	The offered notes consist of the Series 200 - notes, as described on the cover page.

Series Issuance Date	On or about [ ]

Series Cut-Off Date	[ ]

Receivables	The primary assets of the issuer will consist of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.

On or before the Series 200 - issuance date, the transferor will transfer to the issuer receivables in an aggregate principal amount of $ as of

, 200_, which is the series cut-off date for the Series 200 - notes. The number of designated accounts giving rise to those receivables, as of the series cut-off date for the 200 - notes, was . See “The Trust Portfolio” in this prospectus supplement for more information about these receivables and the related designated accounts.

The designated accounts constitute only a portion of Nissan Motor Acceptance Corporation’s entire U.S. portfolio of dealer floorplan accounts. See “Dealer Floorplan Financing Business” in this prospectus supplement for information about all the accounts and related receivables in Nissan Motor Acceptance Corporation’s U.S. wholesale portfolio.

You should refer to “Dealer Floorplan Financing Business” in this prospectus supplement for more information on the receivables.

Terms of the Series 200 - Notes	Interest Payment Dates. Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment will be on [ ].

Per Annum Interest Rate. The Series 200 - notes will bear interest at [one-month LIBOR] as determined before the start of each interest period plus [ ]% per annum.

Interest Periods. Each interest period begins on and includes a payment date and ends on but excludes the following payment date, except that the first interest period will begin on and include the series issuance date.

Interest on the Series 200 - notes will be calculated on the basis of the actual number of days in each interest period and a year of 360 days.

Principal Payments. The Issuer expects to pay the principal of the Series 200 - notes in full on , 200 , which is the expected final payment date for the Series 200 - notes.

The Issuer is scheduled to begin accumulating available principal amounts starting on , 200 for payment to the Series 200 - noteholders on the expected final payment date. Depending on the performance of the trust assets and the amount of any other outstanding series in excess principal sharing group [one], such accumulation may begin at a later date.

Principal on the Series 200 - notes may be paid earlier or later than the expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal. If an event of default or an early amortization event occurs, principal on your Series 200 - notes may be paid earlier than expected. If the Series 200 - notes are not paid in full on the expected final payment date, available principal amounts and certain other amounts will continue to be used to pay principal on the Series 200 - notes until they are paid in full or until the final maturity date, whichever is earlier.

Principal collections allocable to the Series 200 - notes, to the extent not needed to make payments in respect of the Series 200 - notes, will be applied to make principal payments in respect of the other series of notes in excess principal sharing group [one] then entitled to principal payments and, to the extent not needed to make such principal payments, will (subject to certain exceptions) be distributed to the transferor.

For more information about principal payments, see “Series Provisions—Principal” in this prospectus supplement.

Revolving Period. During the revolving period, principal will not be paid on the Series 200 - notes and principal will not be accumulated for that purpose. Instead, available principal amounts may be used to purchase additional receivables, to make principal payments on other series [or to make payments to the transferor]. The revolving period will begin at the close of business on the series issuance date and will end when the accumulation period begins. The revolving period will also end if an early amortization period begins, but may recommence under certain limited circumstances if the early amortization event terminates.

Credit Enhancement	Series 200 - Overcollateralization Amount. Each series of notes issued by the issuer will have allocated to such series a ratable portion, called a series allocation percentage, of all of the receivables that are assets of the issuer. For a description of the allocation calculations, see “Deposit and Application of Funds—Allocation Percentages” in this prospectus supplement. As of the series cut-off date, the portion of the receivables allocable to Series 200 - will equal $ and will exceed the outstanding principal amount of the Series 200 - notes by $ . The amount of that excess is the initial Series 200 - overcollateralization amount. This overcollateralization amount is intended to protect the Series 200 - noteholders from the effect of charge-offs on defaulted receivables that are allocated to Series 200 - and any use of available principal amounts to pay interest on the Series 200 - notes.

The required Series 200 - overcollateralization amount will equal the sum of (i) (x) [ ]% of the Series 200 - invested amount or (y) if the long-term unsecured debt rating for Nissan Motor Co., Ltd. is downgraded by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. to below [ ], then [ ]% of the initial Series 200 - invested amount and (ii) the incremental overcollateralization amount, which is based on the amount of ineligible receivables and dealer overconcentration amounts in the trust. The amounts in clauses (i) and (ii) may fluctuate from time to time.

A portion of the collections on the receivables will be allocated to Series 200 - on the basis of the sum of (i) the Series 200 - invested amount and (ii) the Series 200 - overcollateralization amount. The Series 200 - overcollateralization amount will be reduced by:

•	reallocations of available principal amounts otherwise allocable to the Series 200 - overcollateralization amount to pay interest on the Series 200 - notes; and

•	charge-offs resulting from uncovered defaults on receivables allocated to Series 200 - .

Reductions in the Series 200 - overcollateralization amount will result in a reduced amount of collections on the receivables that are allocated and available to make payments on the Series 200 - notes. If the Series 200 - overcollateralization amount is reduced to zero, then charge-offs will instead reduce the Series 200 - invested amount and you may incur a loss on your Series 200 - notes.

Events of Default	The Series 200 - notes are subject to specified events of default described under “Deposit and Application of Funds—Events of Default” in this prospectus supplement and “Description of the Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus. Among these events are the failure to pay interest on the Series 200 - notes for five days after it is due or the failure to pay principal on the final maturity date for the Series 200 - notes.

If an event of default that applies to the Series 200 - notes occurs and continues, the indenture trustee or the holders of at least a majority of the outstanding principal balance of the Series 200 - notes may declare the Series 200 - notes to be immediately due and payable. That declaration may, under limited circumstances, be rescinded by the holders of at least a majority of the outstanding principal balance of the Series 200 - notes.

After an event of default and the acceleration of the Series 200 - notes, funds from trust assets allocated to Series 200 - will be applied to pay interest and principal on the Series 200 - notes to the extent permitted by law. Interest collections and principal collections will be applied to make monthly interest and principal payments on the Series 200 - notes until the date those notes are paid in full or until the final maturity date, whichever occurs first.

If the Series 200 - notes are accelerated or the principal of the Series 200 - notes is not paid in full on the final maturity date, the indenture trustee may or, in limited cases, will at the direction of the holders of a specified percentage of the outstanding principal balance of the Series 200 - notes:

•	institute proceedings in its own name for the collection of all amounts then payable on the Series 200 - notes;

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the Series 200 - noteholders; or

•	foreclose on a portion of the trust assets by causing the trust to sell a portion of those assets to permitted purchasers under the indenture.

See “Description of the Indenture—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Early Amortization Events	Payment of the principal of the Series 200 - notes will begin earlier than expected upon the occurrence of adverse events, called early amortization events. If an early amortization event that applies to the Series 200 - notes or to all series issued by the issuer occurs, the issuer will use available principal amounts each month to pay principal on the Series 200 - notes.

Early amortization events may occur if the transferor fails to make required distributions or deposits, violates other covenants and agreements or has made representations and warranties that are materially incorrect.

Other early amortization events consist of:

•	the occurrence of a servicer default;

•	the Series 200 - notes are not paid in full on the expected final payment date;

•	the Series 200 - overcollateralization amount is (with certain limited exceptions) less than the required overcollateralization amount;

•	the average monthly principal payment rate for [3] consecutive collection periods is less than [20]%;

•	on any determination date, the aggregate principal balance of receivables relating to used and pre-owned vehicles exceeds [20%] of the pool balance as of the last day of the preceding collection period;

•	the transferor fails to transfer to the issuer receivables arising in connection with additional accounts [within five business days after the date it is required to do so under the transfer and servicing agreement];

•	the bankruptcy, insolvency or similar events relating to the transferor, Nissan Motor Acceptance Corporation, Nissan North America, Inc. or Nissan Motor Co., Ltd.;

•	the issuer becomes subject to regulation as an “investment company” under the Investment Company Act of 1940; and

•	the occurrence and continuation of an event of default under the indenture.

For a more detailed discussion of early amortization events, see “Deposit and Application of Funds—Early Amortization Events” in this prospectus supplement and “Sources of Funds to Pay the Notes—Early Amortization Events” in the accompanying prospectus.

Optional Redemption	The Series 200 - notes may be redeemed in full on any payment date on which the issuer exercises its option to redeem the Series 200 - notes. The issuer may exercise such option on any day after which the Series 200 - invested amount is reduced to $[ ] or less.

Other Series of Notes	The issuer has previously issued [the Series 2003-1 variable funding note] and may from time to time issue additional series of notes or notes of existing series, including this series, without your prior review or consent. Such additional series may have terms that are different from the terms relating to your notes, so long as the issuance of that additional series meets the conditions described under "Description of the Notes—New Issuances” in the accompanying prospectus.

[A summary of the notes currently outstanding is contained in “Annex B—Series of Notes Issued by the Issuer” at the end of this prospectus supplement.]

Transferor Interest	The interest in the trust assets not securing your series or any other series is the transferor interest. The transferor or one of its affiliates will initially own the transferor interest, but may subsequently sell all or a portion of the transferor interest to another party through the issuance of a supplemental interest, which is a certificated or uncertificated interest in the transferor interest.

Allocation of Collections	The servicer will collect payments on the receivables and, at the times specified in this prospectus supplement and the accompanying prospectus, deposit these collections into a collection account. The servicer will keep track of those collections that are interest collections and those collections that are principal collections. The servicer will also keep track of those receivables that are written off as uncollectible, called the defaulted amount.

During each month, the servicer will allocate interest collections, principal collections and the defaulted amount among your series and other outstanding series of notes that the issuer has issued. The amounts so allocated will be further allocated by the servicer between the Series 200 -notes and the holders of the transferor interest.

The amounts allocated to your series will be determined based generally on the size of your series’ nominal liquidation amount compared with the aggregate series nominal liquidation amounts of all outstanding series, and then further allocated between your Series 200 - notes and the holders of the transferor interest based generally on the size of your series nominal liquidation amount compared with your series’ pro rata share of the pool balance, which is the total amount of the principal receivables. The Series 200 - invested amount on the series issuance date will be $[ ], which is the same as the initial outstanding principal amount of the Series 200 - notes. The Series 200 - invested amount combined with the Series 200 - overcollateralization amount on the Series 200 - issuance date will be $[ ]. If the Series 200 - nominal liquidation amount declines, amounts allocated and available to make required distributions and deposits for your series and to make required payments to you may be reduced. For a description of the allocation calculations and the events that may lead to these reductions, see “Deposit and Application of Funds—Allocation Percentages” and “Deposit and Application of Funds—Reduction and Reinstatement of Series Nominal Liquidation Amounts” in this prospectus supplement.

Shared Collections	Shared Excess Interest Amounts. Your series will be included in a group of series referred to as excess interest sharing group [one]. To the extent that available interest amounts are not needed to make required interest or principal payments or deposits for your series, these excess funds will be applied to cover shortfalls of required interest distributions and deposits for other series that are included in excess interest sharing group [one]. In addition, you may receive the benefits of excess interest amounts allocated from other series in excess interest sharing group [one]. There can be no assurance, however, that the issuer will issue additional series in excess interest sharing group [one]. See “Deposit and Application of Funds—Shared Excess Interest Amounts” in this prospectus supplement.

Shared Excess Principal Amounts. Your series will also be included in a group of series referred to as principal sharing group [one]. To the extent that available principal amounts are not needed to make any required distributions or deposits for your series, these funds will be applied to cover shortfalls of required principal distributions and deposits for other series in principal sharing group [one]. Any reallocation for this purpose will not reduce the Series 200 - nominal liquidation amount. In addition, you may receive the benefits of shared principal amounts allocated from other series in principal sharing group [one]. There can be no assurance, however, that the issuer will issue additional series in principal sharing group [one]. See “Deposit and Application of Funds—Shared Excess Principal Amounts” in this prospectus supplement.

Application of Collections	Interest Collections. On each payment date, available interest amounts will be applied in the following order of priority:

•	to cover amounts, if any, from the related collection period used to fund shortfalls in interest payments or deposits with respect to the collection period preceding such related collection period;

•	to pay the monthly servicing fee for your series if Nissan Motor Acceptance Corporation or one of its affiliates is no longer the servicer;

•	to pay accrued and unpaid interest due on the Series 200 - notes;

•	to pay the monthly servicing fee for your series if Nissan Motor Acceptance Corporation or one of its affiliates is the servicer;

•	to cover your share of defaulted amounts, if any for the related collection period;

•	to cover your series nominal liquidation amount deficit, if any;

•	to reimburse waived servicing fees, if any;

•	to cover any shortfalls for other series in excess interest sharing group [one]; and

•	to the holders of the transferor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds—Application of Available Amounts” in this prospectus supplement.

Principal Collections. Each month available principal amounts will be applied as follows:

•	if available interest amounts are not enough to cover interest payments, to pay such shortfall, not to exceed the series 200 - overcollateralization amount after accounting for reductions due to charge-offs;

•	if your series is in the accumulation period, to deposit to the accumulation account an amount up to the controlled deposit amount, and excess amounts will be treated as shared excess principal amounts and will be available to make required principal distributions and deposits for other series of notes in excess principal sharing group [one], or will be available to reinvest in additional receivables;

•	if your series is in an early amortization period, to deposit to the accumulation account all remaining available principal amounts for immediate payment to the noteholders; and

•	if your series is not in an accumulation period or an early amortization period, as shared excess principal amounts available to make required principal distributions and deposits for other series of notes in excess principal sharing group [one] or to distribute to the holder of the transferor interest.

For a more detailed description of these applications, see “Deposit and Application of Funds—Application of Available Amounts” in this prospectus supplement.

Servicing Fee	The servicer will be entitled to a monthly fee in an amount and payable as specified in “Series Provisions—Servicing Compensation and Payment of Expenses.”

Tax Status	Subject to the important considerations described in this prospectus supplement and the accompanying prospectus, O’Melveny & Myers LLP, special tax counsel to the issuer, will deliver its opinion that:

1.	the Series 200 - notes will be characterized as debt for tax purposes; and

2.	the issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income and California income and franchise tax purposes.

If you purchase the Series 200 - notes, you will agree to treat the Series 200 - notes as debt.

You should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	The Series 200 - notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the Series 200 - notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Ratings	It is a condition to the issuance of the Series 200 - notes that the offered notes must be rated at least [ ] by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and at least [ ] ] by Moody’s Investors Service.

A security rating is not a recommendation to buy, sell or hold notes. The ratings of the Series 200 - notes address the likelihood of the timely payment of interest and ultimate payment of principal on the Series 200 - notes in accordance with their terms. The ratings do not, however, address the likelihood that principal on the Series 200 - notes will be paid on the expected final payment date. The ratings also do not address the possibility of an early amortization event occurring. Either rating agency may subsequently lower or withdraw its rating of the Series 200 - notes. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the Series 200 - notes. The issuer will obtain the ratings mentioned above from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service. However, another rating agency may rate the Series 200 - notes and, if so, the rating may be lower than the ratings described above.

Risk Factors	An investment in Series 200 - notes involves material risks. See “Risk Factors” in this prospectus supplement and the prospectus.

RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS (AND THE FACTORS SET FORTH UNDER “RISK FACTORS” IN THE ACCOMPANYING PROSPECTUS) IN DECIDING WHETHER TO PURCHASE THE SERIES 200 - NOTES.

The source of funds for payments on the Series 200 - notes is limited	The sole source of payment of interest on or principal of the Series 200 - notes will be from collections allocated to Series 200 - . As a result, you must rely only on collections allocated to Series 200 - for payment of the interest on and principal of the Series 200 - notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See “Deposit and Application of Funds” in this prospectus supplement. Also, following a sale of receivables due to the insolvency of Nissan Motor Acceptance Corporation, Nissan North America, Inc. or Nissan Motor Co., Ltd., an acceleration of the notes following an event of default, or on the final maturity date, as described in “Deposit and Application of Funds—Sale of Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Receivables” in the accompanying prospectus, only the proceeds of that sale allocable to the Series 200 - notes will be available to make payments on the Series 200 - notes. If the amount of those proceeds is not enough, you will incur a loss on your notes.

You may not receive your principal on the expected final payment date because of the performance of other series	If your series were to enter the accumulation period or the early amortization period while another series in the same principal sharing group as your series was either in an accumulation or early amortization period or were to enter an accumulation or early amortization period before the principal amount of the Series 200 - notes is reduced to zero, available principal amounts from that series will not be available to make payments on the Series 200 - notes. As a result, the payments on the Series 200 - notes may be reduced and final payment of the principal of the Series 200 - notes may be delayed. Also, the shorter the accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available principal amounts from other series in the same principal sharing group as your series to make principal payments on your notes.

If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal	A significant decline in the amount of receivables generated could cause an early amortization of the Series 200 - notes. For example, if the balance of the receivables owned by the Issuer is not maintained at a specified level, Nissan Motor Acceptance Corporation must designate additional accounts, the receivables of which will be sold to the transferor. The transferor will be required to transfer those receivables to the Issuer. If additional accounts are not designated by Nissan Motor Acceptance Corporation when required, as described below under “Deposit and Application of Funds—Early Amortization Events”, an early amortization event will occur. Or, if a bankruptcy event relating to Nissan Motor Acceptance Corporation, Nissan North America, Inc. or Nissan Motor Co., Ltd. were to occur, an early amortization event would occur. In that case additional receivables would not be transferred to the issuer and principal payments on the Series 200 - notes would commence. If an early amortization event occurs, you may receive your principal sooner or later than you expected and you may not receive all of your principal. See “Dealer Floorplan Financing Business” in this prospectus supplement and in the accompanying prospectus and “Series Provisions—Principal” and “Deposit and Application of Funds—Early Amortization Events” in this prospectus supplement for more information about the timing of payments on the Series 200 - notes.

Credit enhancement is limited and if exhausted may result in a loss on the Series 200 - notes	Credit enhancement for the Series 200 - notes will be provided by the Series 200 - overcollateralization amount as described in this prospectus supplement. The amount of such credit enhancement is limited and may be reduced from time to time. If such credit enhancement were exhausted, you would be increasingly likely to incur a loss. See “Deposit and Application of Funds—Series 200 - Overcollateralization Amount” in this prospectus supplement and "Description of the Notes—Credit Enhancement” in the accompanying prospectus for more information about credit enhancement for the Series 200 - notes.

The rates at which the receivables are repaid and generated could cause your notes to be paid principal later or earlier than expected	The payment of principal on your notes will depend primarily on dealer repayments of receivables. Pursuant to the terms of the accounts, dealers are required to repay a receivable upon the retail sale or lease of the underlying vehicle. The timing of these sales and leases is uncertain, and there can be no assurance that any particular pattern of dealer repayments will occur. Any significant decline in the dealer payment rate during the accumulation period for your notes may cause you to receive final payment of principal after the expected final payment date. Additionally, you may not be able to reinvest any delayed principal payments at the time you receive them at a rate of return equal to the rate of return that would have been available on the expected final payment date.

The opposite situation may occur if the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are generated. In this case, the pool balance of the issuer may fall to a specified level where the transferor will be required to transfer to the issuer receivables arising in connection with additional designated accounts. Any failure by the transferor to make these additional transfers of receivables within [five] business days after the date it is required to do so under the transfer and servicing agreement would result in an early amortization event and could result in your receipt of principal before the expected final payment date.

Changes in the level of losses could result in accelerated, reduced or delayed payments on the Series 200 - notes	There can be no assurance that the historical level of losses or delinquencies experienced by Nissan Motor Acceptance Corporation on its U.S. wholesale portfolio are predictive of future performance of the issuer ‘s receivables. Losses or delinquencies could increase significantly for various reasons, including changes in local, regional or national economies or due to other events. Any significant increase in losses or delinquencies on the receivables could result in accelerated, reduced or delayed payments on your notes.

You may have difficulty selling the Series 200 - notes and/or obtaining your desired price due to the absence of a secondary market	The issuer will not list the notes on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. In addition, currently, no secondary market exists for the notes. There can be no assurance that a secondary market will

market	develop. The underwriters intend to make a secondary market for the notes by offering to buy the notes from investors that wish to sell. However, the underwriters are not obligated to offer to buy the notes and they may stop making offers at any time.

Economic and social factors could lead to slower sales and leases of the vehicles, thereby resulting in your receipt of principal later or earlier than expected	Payment of the receivables depends primarily on the sale or lease of the underlying vehicles by the dealers. The level of sales and leases of vehicles may change because of a variety of economic and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of incentive programs (e.g., rebate programs which are not in the control of the issuer or the transferor) may also affect sales and leases. Social factors include consumer perception of Nissan and Infiniti branded products [and [other used car] branded products] in the marketplace and consumer demand for vehicles generally. There can be no determination or prediction as to whether or to what extent economic or social factors will affect the level of sales and leases. Any significant decline in the level of sales or leases may cause you to receive payment of principal later or earlier than the expected final payment date.

In addition, the effect of any military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of these factors on delinquency, default and payment experience of the receivables.

Geographic concentration of the dealers from which receivables are originated may increase the risk of loss on the Series 200 -notes	As of [ ], Nissan Motor Acceptance Corporation’s records indicate that the addresses of the dealers from which the receivables are generated were most highly concentrated in the following states:

PERCENTAGE OF
AGGREGATE
PRINCIPAL BALANCE

[ ]	[ ]	%
[ ]	[ ]	%
[ ]	[ ]	%
[ ]	[ ]	%
[ ]	[ ]	%

No other state, based on the addresses of the dealerships, accounted for more than % of the total principal balance of the receivables as of [ ]. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the issuer.

You may suffer losses on the Series 200 - notes if the Servicer holds collections and commingles them with its own funds	So long as Nissan Motor Acceptance Corporation is servicer, if each condition to making monthly deposits as may be required by the transfer and servicing agreement (including, the satisfaction of specified ratings criteria by Nissan Motor Acceptance Corporation, or any of its affiliates as specified by the rating agencies, and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on receivables and all proceeds of receivables collected during a collection period until the related payment date (currently, Nissan Motor Acceptance Corporation does not satisfy such conditions). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on the notes, the servicer must deposit into the collection account, all payments on receivables received from dealers and all proceeds of receivables collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your notes. Also, such amounts may be held in accounts of Nissan Motor Acceptance Corporation that are subject to liens of or claims by other creditors of Nissan Motor Acceptance Corporation superior to those of the noteholders.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on the Series 200 - notes	Payment defaults on the Series 200 - notes or the insolvency or dissolution of the issuer or the transferor may result in acceleration of the notes, which may result in losses. In the case of a payment default on the Series 200 - notes, the indenture trustee or a [majority] of the Series 200 - noteholders may declare the entire amount of the Series 200 - notes to be due immediately. If either of the foregoing events happens, the holders of a [majority] in outstanding principal amount of the notes may direct the indenture trustee to sell the receivables allocated to Series 200 - and prepay the Series 200 - notes. No predictions can be made as to the length of time that will be required for such a sale to be completed. In addition, the amounts received from a sale in these circumstances may not be sufficient to pay all amounts owed to the holders of the notes, and you may suffer a loss.

See “Description of the Indenture—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

Because the Series 200 - notes are in book-entry form, your rights can only be exercised indirectly	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking société anonyme or the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption "Description of the Notes—Book-Entry Registration” in the accompanying prospectus. Unless and until the notes cease to be held in book-entry form, neither the indenture trustee nor the owner trustee will recognize you as a “noteholder” or as a “Securityholder”, respectively. As a result, you will only be able to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and

its participating organizations, or Clearstream Banking société anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking société anonyme or the Euroclear System and to take other actions that require a physical certificate representing the notes.

Interest and principal on the notes will be paid by the issuer to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuer to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of interest and principal payments from the issuer.

Risks associated with legal proceedings relating to receivables	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Each of the transferor and the servicer, will make representations and warranties relating to the receivables’ compliance with law and the issuer’s ability to enforce the contracts. [If there is a breach of any of these representations or warranties, the issuer’s sole remedy will be to require the transferor to repurchase the affected receivables.] Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus supplement is not determinable; however, in the opinion of the management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operation. However, there can be no assurance in this regard.

          The section called “Glossary of Principal Terms for Prospectus Supplement” at the end of this Prospectus Supplement contains many of the definitions for capitalized terms used in the following descriptions. Certain capitalized terms used in the following descriptions are defined in the section called “Glossary of Principal Terms” at the end of the accompanying Prospectus.

USE OF PROCEEDS

          The Issuer will use the net proceeds from the sale of the Series 200 -  Notes [(i) to repay, in whole or in part, amounts previously borrowed through the issuance of [the Series 2003-1 Variable Funding Notes] [the Series    - Notes], and (ii)] to pay $[  ] to Nissan Wholesale Receivables Corporation II as payment for the Receivables transferred to the Issuer. NWRC II as the Transferor will use the proceeds to purchase Receivables from NMAC or to pay indebtedness to NMAC incurred by NWRC II in connection with the prior purchase of Receivables by NWRC II from NMAC. NMAC will use the portion of the proceeds paid to it for general corporate purposes.

THE ISSUER

          The Issuer is a Delaware statutory trust. The Issuer was formed on [        ], pursuant to the Trust Agreement. The Issuer’s principal place of business is located in care of the Owner Trustee at        .

          The Issuer will issue its Notes in series. The Series 200 -  Notes that the Issuer will issue on the Series 200 -  Issuance Date is the [second] series of Notes issued by the Issuer. On the Series 200 -  Issuance Date, the Issuer will have [the Series 2003-1 Variable Funding Notes] outstanding. See Annex B attached hereto for a description of the terms of [the Series 2003-1 Variable Funding Notes].

OWNER TRUSTEE

          Wilmington Trust Company is the Owner Trustee of the Issuer. Wilmington Trust Company is a Delaware banking corporation, and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Owner Trustee will perform limited administrative functions on behalf of the Issuer pursuant to the Trust Agreement. The Servicer will pay from its servicing compensation the fees of the Owner Trustee and will reimburse it for particular liabilities and expenses.

INDENTURE TRUSTEE

JPMorgan Chase Bank is the Indenture Trustee under the Indenture under which the Series 200 -  Notes will be issued. JPMorgan Chase Bank is a New York banking corporation, and its principal offices are located at 4 New York Plaza, 6th Floor, New York, NY 10004. The Indenture Trustee will act for the benefit of the holders of the Series 200 -  Notes and the Notes of all other series that the Issuer may issue, including the [Series 2003-1 Variable Funding Notes]. The Servicer will pay from its servicing compensation the fees and disbursements of the Indenture Trustee.

ADMINISTRATOR

          NMAC will act as Administrator of the Issuer under the Administration Agreement between the Administrator and the Issuer. The Administrator will provide the notices and perform on behalf of the Issuer day-to-day administrative obligations required by the Transfer and Servicing Agreement, the Indenture and each Indenture Supplement. The Transferor is responsible for payment of the Administrator’s fees and will reimburse the Administrator for any of its liabilities and out-of-pocket expenses related to its performance under the Administration Agreement and any other document relating to the issuance of Notes by the Issuer.

DEALER FLOORPLAN FINANCING BUSINESS

          The revolving pool of Receivables owned by the Issuer on the Series 200 -  Issuance Date and from time to time afterwards will arise in connection with the purchase and financing by various retail motor vehicle dealers of their new, pre-owned and used automobile and light-duty truck inventory. Such revolving pool of Receivables will be serviced by NMAC, as Servicer. For additional information regarding NMAC’s dealer floorplan business in the United States, see “Dealer Floorplan Financing Business” in the accompanying Prospectus.

          The tables set forth below in this section provide historical and other statistical information relating to all the dealer accounts in NMAC’s entire U.S. wholesale portfolio.

Loss Experience

          The table below sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to NMAC’s entire U.S. wholesale portfolio. Because the Eligible Accounts designated from time to time for the Issuer will represent only a portion of NMAC’s entire U.S. wholesale portfolio, the actual loss experience of the designated accounts may differ. Accordingly, there can be no assurance that the loss experience for the Issuer’s Receivables will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

          The loss experience set forth below reflects financial assistance provided by NNA to dealers in limited instances. See “Dealer Floorplan Financing Business—Relationship with Nissan” in the accompanying Prospectus. If NNA does not provide this assistance in the future, the loss experience of the U.S. wholesale portfolio may be adversely affected. [The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by dealers to NMAC for capital loans, real estate loans and other advances not related to wholesale financing. However, because the Issuer’s interest in any non-vehicle related security [may] be subordinate to NMAC’s interest in this security, the net losses that the Issuer actually experiences may be higher than the net losses that NMAC has experienced historically.]

Loss Experience of NMAC’s U.S. Wholesale Portfolio

As of March 31,

	2003			2002			2001			2000

Average principal receivables balance(1)	$	[ ]		$	[ ]		$	[ ]		$	[ ]
Net losses (recoveries)(2)	$	[ ]		$	[ ]		$	[ ]		$	[ ]
Net losses / liquidations		[ ]	%		[ ]	%		[ ]	%		[ ]	%
Net losses / Average principal receivables balance		[ ]	%		[ ]	%		[ ]	%		[ ]	%

(1) Average principal receivables balance is the average of the monthly average principal balances (based on beginning and ending balances) for the three or twelve months ending on the last day of the period.

(2) Net losses in any period are gross losses less any recoveries for such period. Recoveries include recoveries from related security in addition to the underlying vehicles.

Age Distribution Experience

          The table below sets forth the age distribution for all receivables in NMAC’s U.S. wholesale portfolio, expressed as a percentage of total principal receivables outstanding as of the dates indicated. Because the Eligible Accounts designated from time to time for the Issuer will represent only a portion of NMAC’s entire U.S. wholesale portfolio, the actual age distribution for the Receivables arising in connection with the designated accounts as of any date may differ. Accordingly, there can be no assurance that the age distribution for the Issuer’s Receivables as of any date will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

          The age distribution set forth below measures the age of all receivables with respect to NMAC’s entire U.S. wholesale portfolio from the date the vehicle is shipped to the dealer. The information set forth below takes into account the “in-transit” period, which is the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized). [Currently, the average in-transit period is approximately [  ] days.] See “Dealer Floorplan Financing Business—Creation of Receivables” in the accompanying Prospectus.

Age Distribution of NMAC’s U.S. Wholesale Portfolio

As of March 31,

	2003		2002		2001		2000

0-120	[ ]	%	[ ]	%	[ ]	%	[ ]	%
121-180	[ ]	%	[ ]	%	[ ]	%	[ ]	%
181-270	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Over 270	[ ]	%	[ ]	%	[ ]	%	[ ]	%

Principal Payment Rate Experience

          The table below sets forth the highest, lowest and average monthly principal payment rates for NMAC’s entire U.S. wholesale portfolio during the periods shown. In each case, the monthly principal payment rate was calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all principal collections during the period and the denominator of which is the aggregate principal balance on the first day of the period.

          Because the Eligible Accounts designated for the Issuer will represent only a portion of NMAC’S entire U.S. wholesale portfolio, actual monthly principal payment rates for the designated accounts may differ. Accordingly, there can be no assurance that the monthly principal payment rates for the Issuer’s Receivables will be similar to the historical experience set forth below with respect to NMAC’s entire U.S. wholesale portfolio. In addition, the amount of collections of principal on the Receivables may vary from month to month due to seasonal variations, general economic conditions and social factors.

Monthly Principal Payment Rates for NMAC’s U.S. Wholesale Portfolio

As of March 31

	2003		2002		2001		2000

Highest month	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Lowest month	[ ]	%	[ ]	%	[ ]	%	[ ]	%
Average of the months in period	[ ]	%	[ ]	%	[ ]	%	[ ]	%

The Trust Portfolio

          The pool of Receivables constituting the portfolio of the Issuer on the Series 200 -  Issuance Date will consist of Receivables arising in connection with accounts designated for the Issuer from NMAC’s entire U.S. wholesale portfolio. Each designated account is required to meet specified eligibility criteria. The eligibility criteria applicable to the designated accounts for the Issuer are more fully described under “Description of the Transfer and Servicing Agreement—Eligible Accounts” in the accompanying Prospectus.

          After the Series 200 -  Issuance Date, the Transferor has the right to designate Additional Accounts for the Issuer. In this case, the existing and future Receivables of these Additional Accounts will be sold to the Transferor and then transferred to the Issuer so long as the conditions described under “Description of the Transfer and Servicing Agreement—Additional Designated Accounts” in the accompanying Prospectus are satisfied. In addition, the Transferor will be required to designate Additional Accounts, to the extent available, to maintain, for so long as any Notes issued by the Issuer remain outstanding, the Pool Balance, plus amounts in the Excess Funding Account, in an amount equal to or greater than the Required Participation Amount. The Transferor also has the right, and in some cases will be required, to redesignate accounts, all or a portion of the Receivables of which will be removed from the Issuer and transferred back to the Transferor. The redesignation of accounts by the Transferor, whether elective or mandatory, is subject to satisfaction of the conditions described under “Description of the Transfer and Servicing Agreement—Redesignation of Accounts” in the accompanying Prospectus. Throughout the term of the Issuer, the accounts giving rise to the Issuer’s Receivables will be those designated for the Issuer at the time of its formation, plus any Additional Accounts, minus any redesignated accounts. As a result, the composition of the Issuer’s assets is expected to change over time. For a general description of the Receivables of the Issuer, see “The Trust Portfolio” in the accompanying Prospectus.

Key Statistics as of Series Cut-Off Date

          As of the Series 200 -  Cut-Off Date, the Trust Portfolio and the related accounts designated for the Issuer had the following characteristics:

•	There were designated accounts and the total outstanding principal balance of Receivables arising in connection with these accounts was approximately $ .

•	The average credit line per designated account was $ (based on the average new vehicle credit line of $ , the average pre-owned vehicle credit line of $ and the average used vehicle credit line of $ ).

•	The average outstanding principal balance of Receivables per designated account was $ .

•	The total outstanding principal balance of Receivables arising in connection with the designated accounts, expressed as a percentage of the total credit line amount of these accounts, was approximately %.

•	For the fiscal year the average Trust Portfolio yield is %. As of the Series 200 - Cut-Off Date, the average Trust Portfolio yield is %.

          The tables set forth below in this section provide additional information on the Trust Portfolio sorted according to various criteria as of the Series 200 -  Cut-Off Date. Because the composition of the Receivables in the Trust Portfolio and their related designated accounts will change over time, the information in these tables is not necessarily indicative of the composition of the Trust Portfolio as of any subsequent date. The percentages in any table may not add to 100% because of rounding.

Geographic Distribution of Accounts

          The following table provides the geographic distribution of the accounts designated for the Issuer as of the Series Cut-Off Date. The information is presented on the basis of principal Receivables outstanding and the number of accounts designated for the Issuer.

Geographic Distribution of Accounts
As of the Series 200 -  Cut-Off Date

			Percentage of total			Percentage of
	Principal Receivables		Principal Receivables		Total Number of	Number of
State	Outstanding(2)		Outstanding(2)		Dealers(3)	Dealers(3)

	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
Other(1)	$	[ ]	[ ]	%	[ ]	[ ]	%

Total	$	[ ]	100.00%		[ ]	100.00%

(1) No other state includes more than 5% of the total outstanding principal receivables.

(2) Includes Excluded Receivables.

(3) Includes Excluded Dealers.

Credit Line Distribution of Accounts

          The table below shows the distribution of the designated accounts sorted according to the credit line amounts of these accounts as of the Series 200 -  Cut-Off Date. The information is presented on the basis of the principal Receivables outstanding and the number of designated accounts giving rise to these Receivables.

Credit Line Distribution of Designated Accounts
As of the Series 200 -  Cut-Off Date

			Percentage of total			Percentage of
	Principal Receivables		Principal Receivables		Total Number of	Number of
Range of Credit Lines	Outstanding(1)		Outstanding(1)		Dealers(2)	Dealers(2)

	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
Other	$	[ ]	[ ]	%	[ ]	[ ]	%

Total	$	[ ]	100.00%		[ ]	100.00%

(1) Includes Excluded Receivables

(2) Includes Excluded Dealers.

Principal Balance Distribution of Accounts

          The table below shows the distribution of the designated accounts sorted according to the outstanding principal balances in these accounts as of the Series 200 -  Cut-Off Date. The information is presented on the basis of the principal Receivables outstanding and the number of designated accounts giving rise to these Receivables.

Principal Balance Distribution of Designated Accounts
As of the Series 200 -  Cut-Off Date

			Percentage of total			Percentage of
Range of Principal	Principal Receivables		Principal Receivables		Total Number of	Number of
Balances	Outstanding(1)		Outstanding(1)		Dealers(2)	Dealers(2)

	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
	$	[ ]	[ ]	%	[ ]	[ ]	%
Other	$	[ ]	[ ]	%	[ ]	[ ]	%

Total	$	[ ]	100.00%		[ ]	100.00%

(1) Includes Excluded Receivables

(2) Includes Excluded Dealers.

          The following descriptions in this Prospectus Supplement contain a more precise description of the calculations of the allocations of collections on the Receivables, and the manner, timing and priorities of the application of the distributions of such collections. Many of the calculations are complex but are needed in order to tell you more precisely the amount that will be available to make a specified payment.

SERIES PROVISIONS

          The following is a summary of the material provisions of the terms of the Series 200 -  Notes and the related Indenture Supplement. You also should refer to the accompanying Prospectus for a further discussion of material provisions common to the Notes of all series issued by the Issuer under the Indenture. The Issuer has filed with the Securities and Exchange Commission forms of the Indenture, the Indenture Supplement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement and the Trust Agreement as exhibits to the registration statement relating to the Notes.

General

          The Issuer will issue the Series 200 -  Notes pursuant to the Indenture and an Indenture Supplement. The discussion under this heading “Series Provisions” and the heading “Deposit and Application of Funds” in this Prospectus Supplement and the discussion under the headings “Description of the Notes,” “Sources of Funds to Pay the Notes” and “Description of the Indenture” in the accompanying Prospectus summarize the material terms of the Series 200 -  Notes, the Indenture and the Indenture Supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Notes, the Indenture and the Indenture Supplement. Neither the Indenture nor the Indenture Supplement limits the aggregate principal amount of Notes that may be issued.

          The Issuer will generally pay interest on and principal of the Series 200 -  Notes solely from Series 200 -  Investor Available Interest Amounts and Series 200 -  Investor Available Principal Amounts, respectively, after giving effect to all allocations and reallocations, as described in this Prospectus Supplement under “Deposit and Application of Funds—Application of Available Amounts.” If those sources are not sufficient to pay the Series 200 -  Notes, Series 200 -  Noteholders will have no recourse to any other assets of the Issuer or any other person or entity (other than as described below under “—Excess Funding Account” and under “Deposit and Application of Funds—Shared Excess Interest Amounts” and “Deposit and Application of Funds—Shared Excess Principal Amounts”) for the payment of interest on or principal of the Series 200 -  Notes.

          The Servicer will apply the Series 200 -  Investor Available Interest Amounts to pay interest on the Series 200 -  Notes and to cover charge-offs on Defaulted Receivables that are allocable to Series 200 -  . The Series 200 -  Investor Available Interest Amounts will include those funds allocable to the Series 200 -  Invested Amount and the Series 200 -  Overcollateralization Amount. To the extent necessary, the portion of the funds allocable to the Series 200 -  Overcollateralization Amount and any Shared Excess Interest Amounts available for the Series 200 -  Notes from other series of Notes in Excess Interest Sharing Group [One] will first be used to cover any interest shortfalls and allocable charge-offs. If the interest shortfall still has not been covered, a portion of the Series 200 -  Investor Available Principal Amounts (not to exceed the Series 200 -  Overcollateralization Amount) will be used.

          When it is time to distribute principal to Series 200 -  Noteholders or accumulate principal collections for that purpose, the Series 200 -  Investor Available Principal Amounts will be used. Under some circumstances, Shared Excess Principal Amounts available from one or more other series of Notes in Excess Principal Sharing Group [One] that are not then needed by those series and the Series 200 -  share of the funds on deposit in the Excess Funding Account may be used.

Interest

          Interest on the outstanding principal amount of the Series 200 -  Notes will accrue at the Series 200 -  Rate and will be payable to the Series 200 -  Noteholders monthly on the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing       , 200 . Interest payable on any Payment Date will accrue from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 200 -  Issuance Date to but excluding the first Payment Date. Each of those periods is an Interest Period. Interest will be calculated on the basis of the actual number of days in each Interest Period divided by 360. Interest due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date, together with interest on that amount at the Series 200 -  Rate, to the extent permitted by applicable law. Interest payments on the Series 200 -  Notes will be made solely out of collections on the Receivables that are allocated to Series 200 -  .

          The Calculation Agent will determine the Series 200 -  Rate for each Interest Period on the Interest Determination Date preceding that Interest Period. The Series 200 -  Rate will be the per annum rate equal to the applicable LIBOR plus [  ]%. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Series 200 -  Notes. All percentages resulting from any calculation on the Series 200 -  Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on the Series 200 -  Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

          LIBOR will be calculated for each Interest Period on the applicable Interest Determination Date. If the Designated LIBOR Page by its terms provides only for a single rate, then LIBOR for the applicable Interest Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time on the applicable Interest Determination Date. If at least two offered rates appear, LIBOR for the applicable Interest Period will be the arithmetic mean of the offered rates for deposits in U.S. dollars having a maturity of one month (commencing on the first day of such Interest Period) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

          With respect to any Interest Determination Date on which no offered rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the preceding Interest Determination Date.

Principal

          Principal payments to the Series 200 -  Noteholders are not scheduled to be made until the Series 200 -  Expected Final Payment Date. Prior to that, during the Revolving Period and then the Accumulation Period, amounts otherwise allocated to make principal payments will be distributed or deposited as described below. However, if an Early Amortization Period that is not terminated has commenced before the Series 200 -  Expected Final Payment Date, the Issuer will begin making principal payments on the first Payment Date in the month following the month in which the Early Amortization Period begins.

          Generally, on each Payment Date that occurs prior to the end of the Revolving Period (including each Payment Date that occurs during the period after an Early Amortization Period has commenced but has been terminated as described under “Deposit and Application of Funds—Early Amortization Events”), Series 200 -  Investor Available Principal Amounts will not be used to make principal payments on the Series 200 -  Notes. Instead, the Issuer will either:

•	use them to cover a shortfall in the Series 200 - Investor Available Interest Amounts needed to pay interest on the Series 200 - Notes; or

•	treat them as Shared Excess Principal Amounts and use them to make principal payments for other series in Excess Principal Sharing Group [One] that are in an amortization or accumulation period; or

•	with certain limited exceptions described under “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus, pay them to the holders of the Transferor Interest.

See “Deposit and Application of Funds—Application of Available Amounts” and “Deposit and Application of Funds—Allocation Percentages” for additional details.

          The Revolving Period for the Series 200 -  Notes will be the period beginning at the close of business on the Series 200 -  Issuance Date and terminating on the earlier of:

•	the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

•	the close of business on the day immediately preceding the day on which an Early Amortization Period commences.

The Revolving Period, however, may under certain limited circumstances, recommence upon the termination of an Early Amortization Period. See “Deposit and Application of Funds—Early Amortization Events.”

          Unless an Early Amortization Period that is not terminated as described in this Prospectus Supplement has commenced, the Series 200 -  Notes will have an Accumulation Period during which the Series 200 -  Investor Available Principal Amounts will no longer be applied to fund losses, shortfalls or scheduled principal of any other series of Notes in Excess Principal Sharing Group [One] or be paid to the holders of the Transferor Interest. Instead, those amounts will first be accumulated in specified amounts in the Accumulation Account for the purpose of paying the Series 200 -  Invested Amount in full on the Series 200 -  Expected Final Payment Date.

          Initially, the Accumulation Period is scheduled to be [  ] months long. However, depending on the performance of the Receivables owned by the Issuer, the length of the Accumulation Period may be shortened to four, three or two months or a single month as described in the following paragraph.

          The Accumulation Period Commencement Date for the Series 200 -  Notes will be [      ] or, if the Issuer, acting directly or through the Administrator, elects at its option to delay the start of the Accumulation Period, a later date selected by the Issuer. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The Issuer may elect to delay the start of the Accumulation Period because it believes that (i) the Issuer will be able to reallocate investor principal amounts allocable to other series of Notes to make larger monthly deposits into the Accumulation Account over a shorter period of time or (ii) the payment rate on the Receivables will permit larger monthly deposits to that account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:

•	the Issuer must deliver to the Indenture Trustee a certificate to the effect that the Issuer believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series 200 - Noteholders;

•	Standard & Poor’s and Moody’s must advise the Issuer that they will not lower or withdraw their ratings on the Notes of any series because of the delay in the start of the Accumulation Period;

•	the amount of principal that the Indenture Trustee will deposit into the Accumulation Account each month during the Accumulation Period must be increased, so that the sum of all deposits made during the shortened Accumulation Period will equal the Series 200 - Invested Amount on the Series 200 - Expected Final Payment Date;

•	the Accumulation Period must start no later than [ ]; and

•	the Issuer must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

          If the Issuer delays the start of the Accumulation Period and an Early Amortization Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

          If the outstanding principal amount of the Series 200 -  Notes is not paid in full on the Series 200 -  Expected Final Payment Date, an Early Amortization Event will occur, resulting in the start of an Early Amortization Period. Other Early Amortization Events that will also trigger the start of an Early Amortization Period are described in “Deposit and Application of Funds—Early Amortization Events.”

          On each Payment Date with respect to the Early Amortization Period, the Series 200 -  Noteholders will receive payments of Monthly Principal and Monthly Interest.

          Monthly Principal is the amount of principal that will be paid to or accumulated for the Series 200 -  Noteholders on a monthly basis. For each Payment Date with respect to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that Payment Date plus any Controlled Deposit Amount (or portion thereof) for a prior Payment Date that has not been previously deposited into (or credited to) the Accumulation Account. Also, Monthly Principal will not exceed the Series 200 -  Invested Amount. Consequently, if the Series 200 -  Invested Amount is reduced and is not reinstated, you will incur a loss on your Series 200 -  Notes. See “Deposit and Application of Funds—Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

          During the Accumulation Period, the Issuer intends to accumulate each month a fixed amount equal to the Controlled Deposit Amount, which is equal to the outstanding principal amount of the Series 200 -  Notes as of the Accumulation Period Commencement Date, divided by the Accumulation Period Length. The Accumulation Period Length will be the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 200 -  Expected Final Payment Date.

Excess Funding Account

          As set forth in the accompanying Prospectus, the Issuer will establish a Qualified Account to serve as the Excess Funding Account. The Excess Funding Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer, not just for the benefit of the holders of any particular series, including the Series 200 -  Noteholders. Unless and until an Early Amortization Event shall have occurred or the Accumulation Period shall have commenced, the Indenture Trustee will generally invest funds on deposit in the Excess Funding Account at the direction of the Servicer in Eligible Investments. Those investments must mature on or prior to the next Payment Date. As more particularly described in the accompanying Prospectus, funds on deposit in the Excess Funding Account will be allocated to one or more series of Notes if such series are in early amortization, accumulation or other principal payment periods and funds from the other sources are not available to make principal payments or deposits with respect to such series. As more particularly described in the accompanying Prospectus, funds on deposit in the Excess Funding Account will be allocated to the holders of the Transferor Interest if additional Receivables are transferred to the Issuer or the invested amount of any series of Notes is reduced such that (in each case) the Pool Balance and amounts remaining in the Excess Funding Account exceed the Required Participation Amount.

          See “Sources of Funds to Pay the Notes—Excess Funding Account” in the accompanying Prospectus for additional details.

Servicing Compensation and Payment of Expenses

          The share of the servicing fee allocable to Series 200 -  for any Payment Date is the Monthly Servicing Fee. The Monthly Servicing Fee for the first Payment Date will be $[        ].

          The Servicer will pay from its servicing compensation expenses incurred in connection with servicing the Receivables, including payment of the fees and disbursements of the Owner Trustee, the Indenture Trustee and independent certified public accountants, payment of taxes imposed on the Servicer and expenses incurred in connection with making distributions and providing reports to the Noteholders and others.

Optional Redemption

          Under the Indenture, the Issuer has the right, but not the obligation, to redeem the Series 200 -  Notes in whole but not in part on any day on or after the day on which the Series 200 -  Invested Amount is reduced to $[  ] or less. If the Issuer elects to redeem the Series 200 -  Notes, it will cause the Indenture Trustee to notify the registered holders at least thirty days prior to the date of redemption. The redemption price of the Series 200 -  Notes will equal 100% of the outstanding principal amount, plus accrued but unpaid interest on the Series 200 -  Notes to but excluding the date of redemption. Any funds in the Accumulation Account [and the Collection Account designated] for the Series 200 -  Notes will be applied to make the interest and principal payments on the Series 200 -  Notes on the date of redemption.

DEPOSIT AND APPLICATION OF FUNDS

          A description of how interest collections and principal collections received by the Issuer are allocated among the various series can be found under “Series Provisions—General” in this Prospectus Supplement and under “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus. Once allocated to Series 200 -  , the portions of those collections allocated to Series 200 -  Noteholders, and not such portion as is allocated to the holders of the Transferor Interest, are available to make payments on the Series 200 -  Notes. The following discussion under this heading “Deposit and Application of Funds” describes how the portions of those collections allocated to the holders of the Series 200 -  Notes are applied to cover required distributions with respect to the Series 200 -  Notes.

Application of Available Amounts

          Series 200 -  Investor Available Interest Amounts. Under “Deposit and Application of Funds—Allocation Percentages” below, is a description of how interest collections will be allocated among each outstanding series and, within each series, between the noteholders and the holders of the Transferor Interest. The portion of the Series 200 -  Allocable Interest Collections (as described below under “Deposit and Application of Funds—Allocation Percentages”) allocated to the Series 200 -  Noteholders, together with the following amounts allocated to the Series 200 -  Noteholders by the Indenture Trustee during each Collection Period, will make up the “Series 200 -  Investor Available Interest Amounts”:

•	any net investment earnings on funds in the Accumulation Account and any net investment earnings on Series 200 - share of funds in the Excess Funding Account and the Collection Account will be withdrawn from the Accumulation Account, the Excess Funding Account and the Collection Account, as applicable, and added to the Series 200 - Investor Available Interest Amounts allocated to the Series 200 - Notes;

•	if the amount of interest at the Series 200 - Rate on funds in the Accumulation Account [and on Series 200 - share of funds in the Excess Funding Account] exceeds the net investment earnings described in the preceding bullet point, the amount of this excess, referred to as the “negative carry amount,” will be deducted from the portion of the Series 200 - Allocable Interest Collections allocable to the holders of the Transferor Interest and added to the Series 200 - Investor Available Interest Amounts; and

•	the amount of any Series Investor Available Principal Amounts reallocated by the Indenture Trustee to pay interest on the Series 200 - Notes as described under “Deposit and Application of Funds—Application of Available Amounts—Series 200 - Investor Available Principal Amounts” below.

On each Payment Date, the Indenture Trustee, at the direction of the Administrator, will apply the Series 200 -  Investor Available Interest Amounts as follows:

(1)	first, the Series 200 - Investor Available Interest Amounts will be reduced to account for the amounts, if any, from the related Collection Period used to fund shortfalls in interest payments or deposits with respect to the Collection Period preceding such related Collection Period as described in “Sources of Funds to Pay the Notes—Distributions” in the accompanying Prospectus;

(2)	second, if NMAC or any of its affiliates is not the Servicer, the Indenture Trustee will apply funds to pay the Servicing Fee;

(3)	third, the Indenture Trustee will pay (i) Monthly Interest on the Series 200 - Notes due on that Payment Date and (ii) to the extent lawful, interest at the Series 200 - Rate on any unpaid delinquent interest on the Series 200 - Notes;

(4)	fourth, if NMAC or any of its affiliates is the Servicer, the Indenture Trustee will apply funds to pay the Servicing Fee;

(5)	fifth, if the Series 200 - Investor Available Interest Amounts for that Payment Date exceeds the amounts payable in clauses (1), (2), (3) and (4), then that excess amount will be treated as Series 200 - Investor Available Principal Amounts to the extent of (x) the amount of Series 200 - Investor Defaulted Amounts for the related Collection Period and (y) the Series 200 - Nominal Liquidation Amount Deficit, if any;

(6)	sixth, any Series 200 - Investor Available Interest Amounts that remain after giving effect to clauses (1), (2), (3), (4) and (5) will be treated as Shared Excess Interest Amounts and will be applied to shortfalls or deficits of other series of Notes that are included in Excess Interest Sharing Group [One]; and

(7) seventh, to the extent not needed to cover shortfalls or deficits of other series, any remaining amounts will be paid to the holders of the Transferor Interest[, except under the circumstances described under the heading “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus].

If Series 200 -  Investor Available Interest Amounts for any Payment Date are not sufficient to pay in full or otherwise provide for in full the amounts described in preceding clauses (1) through (5), then Shared Excess Interest Amounts from all other series of Notes in Excess Interest Sharing Group [One] will be applied to pay such shortfall. If such shortfall, together with other similar shortfalls with respect to other series of Notes in Excess Interest Sharing Group [One], exceed Shared Excess Interest Amounts for such Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series of Notes in Excess Interest Sharing Group [One] (including Series 200 -  ) based on their respective shortfalls.

If Series 200 -  Investor Available Interest Amounts for any Payment Date, together with Shares Excess Interest Amounts available to pay interest on the Series 200 -  Notes pursuant to clause (3) above are insufficient to pay such interest on such Payment Date, then the Servicer will reallocate from the Series 200 -  Allocable Principal Collections allocable to the Series 200 -  Noteholders on such Payment Date the amount of such insufficiency, not to exceed the Series 200 -  Overcollateralization Amount (such reallocated amount, “Reallocated Principal Collections”). The reallocation of Reallocated Principal Collections will result in a reduction in the Series 200 -  Nominal Liquidation Amount as described under “Deposit and Application of Funds—Reduction and Reinstatement of the Series 200 -  Nominal Liquidation Amount”.

Series 200 -  Investor Available Principal Amounts. Under “Deposit and Application of Funds—Allocation Percentages,” is a description of how principal collections will be allocated among each series and, within each series, between the noteholders and the holders of the Transferor Interest. The portion of the Series 200 -  Allocable Principal Collections (as described below under “Deposit and Application of Funds—Allocation Percentages”) allocated to the Series 200 -  Noteholders during each Collection Period (other than Reallocated Principal Collections with respect to such Payment Date), together with the amount of any Series 200 -  Investor Available Interest Amounts used by the Indenture Trustee on each Payment Date to fund the Series 200 -  Investor Defaulted Amounts and any Series 200 -  Nominal Liquidation Amount Deficit, as described in clause (5) of the second preceding paragraph, will be referred to as “Series 200 -  Investor Available Principal Amounts.” The Series 200 -  Investor Available Principal Amounts will be applied by the Indenture Trustee on each Payment Date, at the direction of the Administrator, as follows:

(1)	first, if Series 200 - is in its Accumulation Period, the Indenture Trustee will deposit the Controlled Deposit Amount in the Accumulation Account for payment to the Series 200 - Noteholders on the Series 200 - Expected Final Payment Date, to the extent of any remaining Series 200 - Investor Available Principal Amounts, and will treat any remaining Series 200 - Investor Available Principal Amounts as Shared Excess Principal Amounts available to be used to satisfy the principal funding requirements of other series of Notes included in Excess Principal Sharing Group [One];

(2)	second, if Series 200 - is in an Early Amortization Period, the Indenture Trustee will pay any remaining Series 200 - Investor Available Principal Amounts (up to the Series 200 - Invested Amount) to the Series 200 - Noteholders in payment of principal of the Series 200 - Notes;

(3)	third, if Series 200 - is not in its Accumulation Period or an Early Amortization Period, any remaining Series 200 - Investor Available Principal Amounts will be treated as Shared Excess Principal Amounts to be used as described in clause (1); and

(4)	fourth, any remaining funds will be distributed to the holder of the Transferor Interest except under the circumstances described under the heading “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus.

          If Series 200 -  Investor Available Principal Amounts for any Payment Date are not sufficient to pay or deposit in full the amounts described in preceding clauses (1) or (2), as applicable, then Shared Excess Principal Amounts from all other series of Notes in Excess Principal Sharing Group [One] will be applied to pay such shortfall. If such shortfall, together with other similar principal distribution shortfalls with respect to other series of Notes in Excess Principal Sharing Group [One], exceed Shared Excess Principal Amounts for such Payment Date, then (i) first, Shared Excess Principal Amounts will be allocated pro rata among the applicable series of Notes in Excess Principal Sharing Group [One] (including Series 200 -  ) based on their respective shortfalls and (ii) second, the Series 200 -  Allocation Percentage of funds, if any, in the Excess Funding Account will be used (to the extent available) to pay or deposit any remaining shortfall with respect to the Series 200 -  Notes, as described in “Sources of Funds to Pay the Notes—Excess Funding Account” in the accompanying Prospectus.

Reduction and Reinstatement of Series Nominal Liquidation Amounts

          The calculation of a series nominal liquidation amount is described under “Description of the Notes—Stated Principal Amount, Outstanding Principal Amount, Invested Amount and Series Nominal Liquidation Amount of Notes” in the accompanying Prospectus. That section contains a description of reductions and reinstatements of the series nominal liquidation amount other than on account of principal payments. The Series 200 -  Nominal Liquidation Amount as of the Series 200 -  Issuance Date is the sum of (i) the $[  ] initial Series 200 -  Invested Amount (which equals the initial outstanding principal amount of the Series 200 -  Notes) and (ii) the $[  ] Series 200 -  Overcollateralization Amount as of the Series 200 -  Issuance Date. The portion of the Series 200 -  Nominal Liquidation Amount constituting the Series 200 -  Overcollateralization Amount will be calculated on each Payment Date [with respect to the related Collection Period]. The portion of the Series 200 -  Nominal Liquidation Amount constituting the Series 200 -  Invested Amount will be calculated on each day. Generally, the portion of the Series 200 -  Nominal Liquidation Amount constituting the Series 200 -  Overcollateralization Amount for each Payment Date will be an amount equal to the Series 200 -  Overcollateralization Amount as calculated on the prior Payment Date, decreased by certain reductions since that date and increased by certain reinstatements since that date. These reductions and reinstatements are described below.

          Reductions. The Series 200 -  Nominal Liquidation Amount will be reduced (starting with the Series 200 -  Overcollateralization Amount as described below) on any Payment Date by the following amounts:

(A) Reallocated Principal Collections, not to exceed the Series 200 - Overcollateralization Amount, as described above under “Deposit and Application of Funds—Application of Available Amounts—Series 200 - Investor Available Principal Amounts”; and

(B) the Series 200 - Investor Defaulted Amounts in the related Collection Period to the extent that they are not covered by Series 200 - Investor Available Interest Amounts that are treated as Series 200 - Investor Available Principal Amounts to cover such Series 200 - Investor Defaulted Amounts as described under “Deposit and Application of Funds—Application of Available Amounts— Series 200 - Investor Available Interest Amounts.”

          On each Payment Date, the amount of any reduction in the Series 200 -  Nominal Liquidation Amount due to clause (A) or (B) above will be allocated as follows:

•	first, to reduce the Series 200 - Overcollateralization Amount by the amount of such reduction until the Series 200 - Overcollateralization Amount reaches zero; and

•	second, to reduce the Series 200 - Invested Amount by any remaining amount of such reduction until the Series 200 - Invested Amount reaches zero.

          In addition, the portion of the Series 200 -  Nominal Liquidation Amount constituting the Series 200 -  Invested Amount will be reduced by payments of principal of the Series 200 -  Notes.

          When the Series 200 -  Overcollateralization Amount is reduced as described in clause first above, such reduction will be applied to the portion of the Series 200 -  Overcollateralization Amount equal to the Primary Series 200 -  Overcollateralization Amount. In general, if the Primary Series 200 -  Overcollateralization Amount is reduced on any Payment Date below the applicable Series 200 -  Overcollateralization Percentage of the initial Series 200 -  Invested Amount, then an Early Amortization Event will occur.

          While the Series 200 -  Overcollateralization Amount will be reduced as described above, the outstanding principal amount of the Series 200 -  Notes will not be similarly reduced. However, the aggregate principal paid on the Series 200 -  Notes will not exceed the Series 200 -  Invested Amount. Consequently, you will incur a loss on your Notes if the Series 200 -  Overcollateralization Amount is reduced to zero and the Series 200 -  Invested Amount is thereafter reduced and not reinstated as described below.

Reinstatements. The Series 200 -  Nominal Liquidation Amount will be reinstated on any Payment Date by the amount of the Series 200 -  Investor Available Interest Amounts that are applied with respect to the Series 200 -  Nominal Liquidation Amount Deficit pursuant to clause (5) under “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Interest Amounts” and by the amount of Shared Excess Interest Amounts from all other series of Notes in Excess Interest Sharing Group [One] that is applied to the Series 200 -  Nominal Liquidation Amount Deficit as described under “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Interest Amounts” The amount of that reinstatement will be allocated on that Payment Date as follows:

•	first, if the Series 200 - Invested Amount has been reduced and not fully reinstated, the reinstatement amount will be allocated to the Series 200 - Invested Amount until it equals the outstanding principal amount of the Series 200 - Notes; and

•	second, any remaining reinstatement amount will be allocated to the Series 200 - Overcollateralization Amount until the Series 200 - Overcollateralization Amount has been fully reinstated.

The series nominal liquidation amounts of other series of Notes will be subject to similar reductions and reinstatements.

Series 200 -  Overcollateralization Amount

          The Series 200 -  Overcollateralization Amount will be equal to the sum of

(i)	the Primary Series 200 - Overcollateralization Amount; and

(ii)	the Incremental Overcollateralization Amount.

          As of the Series 200 -  Cut-Off Date, the Primary Series 200 -  Overcollateralization Amount was $[  ]. [As of the Series 200 -  Cut-Off Date, [there was no Incremental Overcollateralization Amount] [the Incremental Overcollateralization Amount was $       .]

     The Series 200 -  Overcollateralization Amount will vary from time to time and will be reduced or reinstated as described under “—Reduction and Reinstatement of Series Nominal Liquidation Amounts.”

Allocation Percentages

          In general, collections on the Receivables and Defaulted Receivables will first be allocated among all outstanding series based on the series nominal liquidation amount for each series as a percentage of the aggregate of the series nominal liquidation amounts for all outstanding series as described under “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus. With respect to each day in a Collection Period, collections on Receivables and Defaulted Receivables will be allocated to Series 200 -  on the basis of the Series 200 -  Allocation Percentage. The Series 200 -  Allocation Percentage will be calculated on each day in a Collection Period and will be increased or decreased, as applicable, on each Reset Date (if any) in each Collection Period. In particular, (i) the Series 200 -  Allocable Principal Collections, (ii) the Series 200 -  Allocable Interest Collections and (iii) the Series 200 -  Allocable Defaulted Amounts will be allocated to Series 200 -  , in each case, on each day in a Collection Period. The Series 200 -  Allocable Principal Collections and the Series 200 -  Allocable Interest Collections are called the “Series 200 -  Allocable Collections.”

          Series 200 -  Allocable Collections and Series 200 -  Allocable Defaulted Amounts will be further allocated on each day in a Collection Period between the Series 200 -  Noteholders and the holders of the Transferor Interest on the basis of various percentages, depending on whether Series 200 -  Allocable Interest Collections, Series 200 -  Allocable Defaulted Amounts or Series 200 -  Allocable Principal Collections are being allocated and, in the case of Series 200 -  Allocable Principal Collections, whether such amounts are received during the Revolving Period. Specifically, Series 200 -  Allocable Collections and Series 200 -  Allocable Defaulted Amounts will be allocated to the Series 200 -  Noteholders as follows:

•	Series 200 - Allocable Interest Collections and Series 200 - Allocable Defaulted Amounts will be allocated based on the Series 200 - Floating Allocation Percentage;

•	if the Series 200 - Notes are not in the Revolving Period, then Series 200 - Allocable Principal Collections will be allocated based on the Series 200 - Fixed Allocation Percentage; and

•	if the Series 200 - Notes are in the Revolving Period, then Series 200 - Allocable Principal Collections will be allocated based on the Series 200 - Floating Allocation Percentage.

          The portion of the Series 200 -  Allocable Collections not allocated to the Series 200 -  Noteholders will be paid to the holders of the Transferor Interest except to the extent required to be deposited in the Excess Funding Account as described under the heading “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus.

Required Participation Percentage

          As described under “Description of the Notes—General” in the Prospectus, the Transferor will be required either to add to the assets of the Issuer the Receivables of Additional Accounts or make a deposit to the Excess Funding Account if the Pool Balance, together with amounts on deposit in the Excess Funding Account, on any [date of determination] day is less than the Required Participation Amount on such day. The Required Participation Amount is the sum of (i) the sum of the Required Participation Percentages for each outstanding series multiplied by the respective [initial] [maximum in the case of a series of variable funding notes] invested amount for each such outstanding series and (ii) the sum of the required overcollateralization amounts of all outstanding series. The Required Participation Percentage for Series 200 -  is [103%]. However, if either (a) the aggregate amount of principal receivables due from [      ] or [      ] on the close of business on the last day of any Collection Period is greater that [  ]% of the Pool Balance on that day or (b) the aggregate amount of principal receivables due from any dealer at such time is greater than [  ]% of the Pool Balance on that day, then the Required Participation Percentage, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, will be [  ]%. The Transferor may, upon ten days’ prior notice to the Indenture Trustee and Standard & Poor’s and Moody’s, reduce the Required Participation Percentage for Series 200 -  to not less than 100%, so long as Standard & Poor’s and Moody’s shall not have notified the Transferor or the Servicer that such reduction in the Required Participation Percentage will result in a reduction or withdrawal of the rating of the Series 200 -  Notes or any other outstanding series or class of Notes.

Sale of Receivables

          Receivables may be sold upon the insolvency of NMAC, NNA or NML, an acceleration of the Series 200 -  Notes after an Event of Default and on the Final Maturity Date. If [(i) such an insolvency occurs or (ii)] an event of default occurs and the Series 200 -  Notes are accelerated, each holder of Series 200 -  Notes may notify the Indenture Trustee that it desires to exercise the put feature that is part of its Series 200 -  Notes. The “put feature” can be exercised only if at least one of the following conditions is met:

(i) the holders of at least [90]% of the outstanding principal amount of the Series 200 - Notes have notified the Indenture Trustee that they desire to exercise the put feature in respect of their Series 200 - Notes;

(ii) the holders of a majority of the outstanding principal amount of the Series 200 - Notes have notified the Indenture Trustee that they desire to exercise the put feature in respect of their Series 200 - Notes and the net proceeds of the sale of Receivables pursuant to such exercise (as described below) plus amounts on deposit in the Accumulation Account would be sufficient to pay all amounts due on the Series 200 - Notes; or

(iii) (A) the Indenture Trustee determines that the funds to be allocated to the Series 200 - Notes, including (1) Series 200 - Investor Available Interest Amounts, Series 200 - Investor Available Principal Amounts, (2) amounts on deposit in the Accumulation Account and (3) the Series 200 - Allocation Percentage of amounts on deposit in the Excess Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 200 - Notes as such payments would have become due if such obligations had not been declared due and payable and (B) holders of at least 66 2/3% of the outstanding principal amount of the Series 200 - Notes have notified the Indenture Trustee that they desire to exercise the put feature in respect of their Series 200 - Notes.

          If the put feature is exercised as provided in the preceding sentence, it will be deemed to be exercised by all holders of the Series 200 -  Notes, whether or not they have actually given notice of their desire to exercise the put feature. Upon such deemed exercise of the put feature, the Indenture Trustee will cause the Issuer to sell Receivables in the amount described below. The holders of the Series 200 -  Notes will maintain their rights in their Series 200 -  Notes until such sale proceeds have been applied to payment of the amounts due on the Series 200 -  Notes and shall deliver their Series 200 -  Notes to the Issuer as part of their exercise of the put feature.

          If interest on or principal of the Series 200 -  Notes has not been paid in full on the Final Maturity Date (after giving effect to any adjustments, deposits and payments to be made on that date), [the sale will automatically take place on that date][. Proceeds from the sale will be applied to the payment of the amounts due on the Series 200 -  Notes]. Any excess will be paid to the holders of the Transferor Interest.

          In the case of any such sale, the amount of Receivables sold will be enough to generate proceeds equal to the Series 200 -  Invested Amount [plus accrued interest through the date of such sale, but in any event, such amount will not exceed an amount equal to the product of the Series 200 -  Allocation Percentage multiplied by the Pool Balance]. The Series 200 -  Invested Amount will be automatically reduced to zero upon the sale. After the sale and payment in full of the Series 200 -  Notes, no further principal collections or interest collections will be allocated to the Series 200 -  Notes, but Shared Excess Principal Amounts or Shared Excess Interest Amounts from any other series included in Excess Principal Sharing Group [One] and Excess Interest Sharing Group [One] may be used, if available and if necessary, to make payments on the Series 200 -  Notes.

          The amount of proceeds from the sale of Receivables for the Series 200 -  Notes may be less than the outstanding principal amount of the Series 200 -  Notes. This deficiency can arise if the Series 200 -  Invested Amount was reduced below the outstanding principal amount of the Series 200 -  Notes before the sale of Receivables or if the sale price for the Receivables was less than the outstanding principal amount of the Series 200 -  Notes. These types of deficiencies will not be reimbursed.

          [Any amount remaining on deposit in the Collection Account when the Series 200 -  Notes have been paid in full after a sale of Receivables will be treated as Series 200 -  Investor Available Interest Amounts and be allocated as described in “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Interest Amounts.”]

Shared Excess Interest Amounts

          Any Series 200 -  Investor Available Interest Amounts that are not needed to make payments or deposits for Series 200 -  on any Payment Date will be available for allocation to other series of Notes that are included in Excess Interest Sharing Group [One]. Such excess will be treated as Shared Excess Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by [investor available interest amounts] for other series that are included in Excess Interest Sharing Group [One], which have not been covered out of the [investor available interest amounts] allocable to those series. If these shortfalls exceed the Shared Excess Interest Amounts for any Payment Date, Shared Excess Interest Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in [investor available interest amounts]. To the extent that Shared Excess Interest Amounts exceed those shortfalls, the balance will be paid to the holders of the Transferor Interest except under the circumstances described under the heading “Source of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus.

Shared Excess Principal Amounts

          Any Series 200 -  Investor Available Principal Amounts that are not needed to make payments or deposits for Series 200 -  on any Payment Date will be available for allocation to other series of Notes that are included in Excess Principal Sharing Group [One]. Such excess will be treated as Shared Excess Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by [investor available principal amounts] for other series that are included in Excess Interest Sharing Group [One], which have not been covered out of the [investor available principal amounts] allocable to those series. Any reallocation of Series 200 -  Investor Available Principal Amounts for this purpose will not reduce the Series 200 -  Invested Amount. If principal shortfalls exceed the Shared Excess Principal Amounts for any Payment Date, Shared Excess Principal Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in [investor available principal amounts]. To the extent that Shared Excess Principal Amounts exceed principal shortfalls, the balance will be paid to the holders of the Transferor Interest except under the circumstances described under “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus.

Early Amortization Events

          The Early Amortization Events with respect to the Series 200 -  Notes will include each of the Early Amortization Events in the accompanying Prospectus, plus each of the following:

     (1)  failure on the part of the Transferor, the Servicer or NMAC (if NMAC is no longer the Servicer), as applicable,

•	to make any payment or deposit required by the Transfer and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transferor Deposit Amount, on or before the date occurring two Business Days after the date that payment or deposit is required to be made; or

•	to deliver a Payment Date Statement on the date required under the Transfer and Servicing Agreement, or within the applicable grace period which will not exceed five Business Days; or

•	to comply with its covenant not to create any lien on a Receivable; or

•	to observe or perform in any material respect any other covenants or agreements set forth in the Transfer and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of that failure;

     (2)  any representation or warranty made by NMAC, as Seller, in the Receivables Purchase Agreement or by the Transferor in the Transfer and Servicing Agreement or any information required to be given by NMAC or the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice [and as a result the interests of the Series 200 -  Noteholders are materially and adversely affected]. An Early Amortization Event, however, shall not be deemed to occur if the Transferor has repurchased the related Receivables or all of the Receivables, if applicable, during that period in accordance with the provisions of the Transfer and Servicing Agreement;

     (3)  the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor, NNA, NMAC or NML;

     (4)  a failure by the Transferor to convey Receivables in Additional Accounts to the Issuer [within five Business Days] after the day on which it is required to convey those Receivables under the Transfer and Servicing Agreement;

     (5)  on any Payment Date, the Primary Series 200 -  Overcollateralization Amount is reduced to an amount less than the product of (i) the applicable Series 200 -  Overcollateralization Percentage and (ii) the initial Series 200 -

Invested Amount; provided that, for the purpose of determining whether an Early Amortization Event has occurred pursuant to this clause (5), any reduction of the Primary Series 200 -  Overcollateralization Amount resulting from reallocations of the Series 200 -  Investor Available Principal Amounts to pay interest on the Series 200 -  Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date;

     (6)  any Servicer Default occurs;

     (7)  on any Determination Date, the aggregate principal balance of Receivables relating to Used Vehicles and Pre-Owned Vehicles exceeds [20%] of the Pool Balance as of the last day of the preceding Collection Period;

     (8)  on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, is less than [20%];

     (9)  the outstanding principal amount of the Series 200 -  Notes is not repaid by the Series 200 -  Expected Final Payment Date;

     (10)  the Issuer becomes an investment company within the meaning of the Investment Company Act of 1940; and

     (11)  the occurrence of an Event of Default under the Indenture.

          In the case of any event described in clauses (1), (2) or (6) above, an Early Amortization Event with respect to Series 200 -  will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the Indenture Trustee or Series 200 - Noteholders holding Series 200 -  Notes evidencing more than 50% of the outstanding principal amount of the Series 200 -  Notes by written notice to the Transferor, the Servicer and the Indenture Trustee, if given by Series 200 -  Noteholders, declare that an Early Amortization Event has occurred as of the date of that notice. In the case of any Early Amortization Event described in the prospectus or any event described in (3), (4), (5), (7), (8), (9), (10) or (11) above, an Early Amortization Event with respect to Series 200 -  will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 200 -  Noteholders immediately upon the occurrence of that event.

          The Early Amortization Period begins upon the occurrence of an Early Amortization Event. Under the limited circumstances described in this paragraph, an Early Amortization Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Amortization Period results from the failure by the Transferor to convey Receivables in Additional Accounts to the Issuer, as described in clause (4) above, during the Revolving Period and no other Early Amortization Event that has not been cured or waived as described in this Prospectus Supplement has occurred, the Early Amortization Period resulting from that failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Transferor would no longer be required to convey Receivables to the Issuer. However, the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred. The Transferor may no longer be required to convey Receivables as described above as a result of a reduction in the series nominal liquidation amounts occurring due to principal payments made in respect of the Notes of other outstanding series during the Early Amortization Period or as a result of the subsequent addition of Receivables to the Issuer. However, if any Early Amortization Event, other than an Early Amortization Event described in clause (3) above or described in the Prospectus, occurs, the Revolving Period will recommence only upon the receipt of:

•	written confirmation by Standard & Poor’s and Moody’s, that its rating of the Series 200 - Notes will not be withdrawn or lowered as a result of the recommencement;

•	the consent to the recommencement by Series 200 - Noteholders holding Series 200 - Notes evidencing more than 50% of the outstanding principal amount of the Series 200 - Notes;

provided that no other Early Amortization Event that has not been cured or waived as described in this Prospectus Supplement has occurred and the scheduled termination of the Revolving Period has not occurred.

Events of Default

          The Events of Default for the Series 200 -  Notes, as well as the rights and remedies available to the Indenture Trustee and the Series 200 -  Noteholders when an Event of Default occurs, are described under “Description of the Indenture—Events of Default; Rights upon Event of Default” in the accompanying Prospectus.

          If an Event of Default for the Series 200 -  Notes occurs, the Indenture Trustee or the holders of at least a majority of the outstanding principal balance of the Series 200 -  Notes may declare the Series 200 -  Notes to be immediately due and payable. If the Series 200 -  Notes are accelerated, you may receive principal before the Series 200 -  Expected Final Payment Date.

Collection Account

          The Issuer will establish a Qualified Account to serve as the Collection Account. The Collection Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer, not just for the benefit of the holders of any particular series, including the Series 200 -  Noteholders. At the direction of the Servicer or its agent, the Indenture Trustee will invest funds on deposit in the Collection Account in Eligible Investments that mature no later than the following Payment Date. Net investment earnings on funds in the Collection Account will be credited to the Collection Account and included in interest collections for the related Collection Period. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture.

          The Servicer will deposit into the Collection Account the portions of amounts collected on the Receivables in the Trust Portfolio as are allocated to Series 200 -  . The Servicer generally must make such required deposits into the Collection Account no later than two Business Days after processing. However, in the circumstances described under “Sources of Funds to Pay the Notes—Application of Collections” in the accompanying Prospectus, so long as NMAC is the Servicer and other specified conditions are satisfied, it will be able to make these deposits on a monthly basis.

Accumulation Account

          The Issuer will establish a Qualified Account to serve as the Accumulation Account. The Accumulation Account will be maintained in the name of the Indenture Trustee and held by the Indenture Trustee solely for the benefit of the Series 200 -  Noteholders, into which principal will be deposited (or credited) for payment to the Series 200 -  Noteholders. During the Accumulation Period, the Indenture Trustee, at the direction of the Servicer, will transfer Series 200 -  Investor Available Principal Amounts and certain other amounts up to an amount equal to Monthly Principal, for each related Payment Date from the Collection Account to the Accumulation Account as described above under “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Principal Amounts” in this Prospectus Supplement. On the first Payment Date occurring after the commencement of the Early Amortization Period, the Indenture Trustee will apply the amounts on deposit in the Accumulation Account, together with Series 200 -  Investor Available Principal Amounts for that date and certain other amounts, to pay the principal of the Series 200 -  Notes as described above under “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Principal Amounts” in this Prospectus Supplement.

          At the direction of the Servicer, the Indenture Trustee will invest funds on deposit in the Accumulation Account in Eligible Investments that mature no later than the following Payment Date. Net investment earnings on funds in the Accumulation Account will be deposited into the Collection Account and included in Series 200 -  Investor Available Interest Amounts for that Payment Date.

Reports to Noteholders

          On each Payment Date, the paying agent, on behalf of the Indenture Trustee will forward to each

Noteholder of record, a statement prepared by the Servicer setting forth the items described under “Sources of Funds to Pay the Notes—Reports to Noteholders” in the accompanying Prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of O’Melveny & Myers LLP, special tax counsel to the Transferor, for U.S. federal income tax purposes, the Series 200 -  Notes will constitute indebtedness, and the Issuer will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Series 200 -  note, will agree to treat the Series 200 -  Notes as indebtedness for federal, state and local income and franchise tax purposes.

          The Transferor Interest will be owned by the Transferor on the Series 200 -  Issuance Date. Accordingly, the Trust will be characterized as a division of the Transferor for U.S. federal income tax purposes. If the Transferor sells any interest in the Transferor Interest, this characterization may change. See “Material Federal Income Tax Consequences—Tax Characterization of the Issuer” in the accompanying Prospectus.

          See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

          The Notes may, in general, be purchased by or on behalf of Benefit Plans. Although no assurances can be given in this regard, the Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Notes:

          1. are expected to be treated as indebtedness under local law; and

          2. should not be deemed to have any “substantial equity features.”

          However, regardless of the status of the Notes under the Plan Assets Regulation, the acquisition and holding of Notes of any class by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Transferor or subsequent holder of the Transferor Interest, any Underwriter or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan depending on the identity of the Benefit Plan fiduciary making the decision to acquire a Note and the circumstances of the transaction. Each purchaser or holder of Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of its Notes that it did not use assets of a Benefit Plan in connection therewith, or that no prohibited transaction results therefrom. In addition, a fiduciary of a Benefit Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA or any similar applicable law. For additional information regarding the treatment of the Notes under ERISA, see “ERISA Considerations” in the accompanying Prospectus.

UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreement, the Issuer has agreed to sell to each of the Underwriters named below, and each Underwriter has severally agreed to purchase, Series 200 -  Notes in the initial principal amounts indicated opposite its name:

Name of Underwriter	Principal amount of Series 200 - Notes

Total

          The Issuer has been advised by the Underwriters that they propose initially to offer the Series 200 -  Notes offered by this Prospectus Supplement to the public at the prices set forth herein. After the initial public offering of such Series 200 -  Notes, the public offering price may change.

          The underwriting discounts and commissions, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Series 200 -  Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting		Selling
	Discount and	Net Proceeds	Concessions	Reallowance
	Commissions	to the Issuer(1)	Not to Exceed	Not to Exceed

Series 200 - Notes	%	%	%	%
Total for the offered Notes	$	$

(1) Before deducting expenses payable by the Seller, estimated to be $[ ].

          Until the distribution of the Series 200 -  Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Series 200 -  Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions to stabilize the price of the Series 200 -  Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series 200 -  Notes.

          If the Underwriters create a short position in the Series 200 -  Notes in connection with this offering, (i.e., they sell more Series 200 -  Notes than are set forth on the cover page of this Prospectus Supplement), the Underwriters may reduce that short position by purchasing Series 200 -  Notes in the open market.

          The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Series 200 -  Notes in the open market to reduce the Underwriters’ short position or to stabilize the price of the Series 200 -  Notes, they may reclaim the amount of the selling concession from any Underwriter or selling group member who sold those Series 200 -  Notes as part of the offering.

          In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher that it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

          Neither the Issuer nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Series 200 -  Notes. In addition, neither the Issuer nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The Series 200 -  Notes are new issues of securities and there currently is no secondary market for the Series 200 -  Notes. The Underwriters for the Series 200 -  Notes expect to make a market in such Series 200 -  Notes but will not be obligated to do so. There is no assurance that a secondary market for the Series 200 -  Notes will develop. If a secondary market for the Series 200 -  Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Series 200 -  Notes.

          The Indenture Trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account and the Excess Funding Account, at the direction of the Servicer, in investments acquired from or issued by the Underwriters.

           In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

          The Issuer and NMAC have agreed to indemnify the Underwriters agent against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

          The Underwriters have informed the Issuer that they do not expect discretionary sales by the Underwriters to exceed 5% of the principal amount of the Series 200 -  Notes offered by this Prospectus Supplement.

          It is expected that the delivery of the Series 200 -  Notes will be made against payment therefor on or about the Series 200 -  Issuance Date, which is expected to be the [       ] Business Day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three Business Days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Series 200 -  Notes on the date hereof and for a period of [       ] Business Days hereafter will be required, by virtue of the fact that the Series 200 -  Notes initially will settle [       ] Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

          Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Series 200 -  Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Series 200 -  Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Issuer.

LEGAL MATTERS

          In addition to the legal opinions described in the prospectus, certain legal matters relating to the Series 200 -  Notes and certain federal income tax and California state income tax and other matters will be passed upon for the Issuer, by O’Melveny & Myers LLP. Certain legal matters relating to the Series 200 -  Notes will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP.

NOTE RATINGS

          The Issuer will issue the Series 200 -  Notes only if they are rated at the time of issuance at least [       ] by Standard & Poor’s and at least [       ] by Moody’s. Each such Rating Agency and their ratings only address the likelihood that you will timely receive interest payments due and you will ultimately receive all of your required principal payments by the Final Maturity Date. The Rating Agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series 200 -  Notes prior to or after the Series 200 -  Expected Final Payment Date. The ratings assigned to the Series 200 -  Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency.

GLOSSARY OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT

          “Accumulation Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee, solely for the benefit of the Series 200 -  Noteholders, into which principal will be deposited for payment to the Series 200 -  Noteholders as discussed in this Prospectus Supplement.

          “Accumulation Period” means the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of (i) the end of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 200 -  Notes is reduced to zero and (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. If an Early Amortization Period that is not terminated, as described in “Deposit and Application of Funds—Early Amortization Events,” has commenced before the Accumulation Period Commencement Date, the Series 200 -  Notes will not have an Accumulation Period.

          “Accumulation Period Commencement Date” means, for the Series 200 -  Notes, [       ] or, if the Issuer, acting directly or through the Administrator, elects to delay the start of the Accumulation Period, a later date selected by the Issuer. In selecting an Accumulation Period Commencement Date, the Issuer must satisfy the conditions described under “Series Provisions—Principal.”

          “Accumulation Period Length” means the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 200 -  Expected Final Payment Date.

          “Additional Account” means each Eligible Account from time to time designated for the Issuer after the Series 200 -  Issuance Date.

          “Administration Agreement” means the administration agreement, dated as of [       ], between the Administrator and the Issuer.

          “Administrator” means NMAC (together with its successors and permitted assigns) acting as an administrative agent for the Issuer pursuant to the Administration Agreement.

          “Business Day” means any day except a Saturday, Sunday or a day on which banks in New York, New York; Los Angeles, California; or Wilmington, Delaware; are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

          “Calculation Agent” means, initially, the Indenture Trustee.

          “Clearstream Banking Luxembourg” means Clearstream Banking société anonyme.

          “Collection Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series issued by the Issuer as described in this Prospectus Supplement and the accompanying Prospectus.

          “Collection Period” means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

          “Controlled Deposit Amount” means, for any Payment Date with respect to the Accumulation Period, an amount equal to the outstanding principal amount of the Series 200 -  Notes as of the Accumulation Period Commencement Date divided by the Accumulation Period Length.

          “Dealer Overconcentrations” means, on any Payment Date, with respect to any dealer or group of affiliated dealers, the excess of (x) the aggregate principal amount of Receivables due from the dealer or group of affiliated dealers on the last day of the Collection Period immediately preceding that Payment Date over (y) 2% (or with respect to certain dealers, 4%) of the Pool Balance on the last day of the Collection Period immediately preceding that Payment Date.

          “Defaulted Receivable” means each Receivable that on any date of determination has been charged off as uncollectible on that date in accordance with the Servicer’s customary policies and procedures for servicing dealer floorplan receivables comparable to Receivables owned by the Issuer; or remains outstanding and owned by the Issuer after the expiration of six consecutive calendar months from the date on which the account giving rise to such Receivable (or the related dealer) has been classified as “Status”.

          “Designated LIBOR Page” means the display on Bridge Telerate, Inc. or any successor service or any page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

          “Determination Date” means, for any Payment Date, the day that is two Business Days before such Payment Date.

          “DTC” means The Depository Trust Company.

          “Early Amortization Events” means such events as are set forth and described under “Deposit and Application of Funds—Early Amortization Events.”

          “Early Amortization Period” means a period beginning on the day on which an Early Amortization Event occurs and terminating on the earliest of (i) the end of the Collection Period preceding the Payment Date on which the outstanding principal amount of the Series 200 -  Notes is reduced to zero, (ii) if the Early Amortization Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described in “Deposit and Application of Funds—Early Amortization Events” and (iii) the Trust Termination Date.

          “Eligible Account” is defined in the “Glossary of Principal Terms” in the accompanying Prospectus.

          “Eligible Institution” means:

(1)	(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes; or

(2)	any other institution acceptable to each Rating Agency designated by the Transferor to rate a series or class of Notes.

          “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor’s and Moody’s;

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuer’s investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor’s and Moody’s;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s;

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuer’s investment, a rating in the highest rating category of Standard & Poor’s and Moody’s, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a person whose commercial paper has a credit rating satisfactory to Standard & Poor’s and Moody’s; or

(8)	any other investment upon receipt of written confirmation from each of Standard & Poor’s and Moody’s that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding series or class of Notes.

          “Euroclear” means the Euroclear System.

          “Event of Default” is defined in the “Glossary of Principal Terms” in the accompanying Prospectus.

          “Excess Funding Account” means a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all series as described in this Prospectus Supplement and in the accompanying Prospectus.

          “Excess Interest Sharing Group [One]” means each series of Notes, including Series 200 -  Notes, included in Excess Interest Sharing Group [One] as specified in the applicable Indenture Supplement.

          “Excess Principal Sharing Group [One]” means each series of Notes, including Series 200 -  Notes, included in Excess Principal Sharing Group [One] as specified in the applicable Indenture Supplement.

          “Final Maturity Date” means [       ].

          “Global Securities” means the globally offered Notes.

          “Ineligible Receivables” has the meaning ascribed thereto in the Prospectus.

          “Incremental Overcollateralization Amount” means, on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Series 200 -  Invested Amount, and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by (ii) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables (other than Defaulted Receivables) as of the last day of the preceding Collection Period, in each case, that are not subject to reassignment from the Issuer.

          “Indenture” means the indenture, dated as of [       ], between the Issuer and the Indenture Trustee.

          “Indenture Supplement” means a supplement to the Indenture entered into between the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified series of Notes.

           “Indenture Trustee” means JPMorgan Chase Bank, a New York banking corporation.

          “Ineligible Receivable” is defined in the “Glossary of Principal Terms” in the accompanying Prospectus.

          “Interest Determination Date” means, with respect to any Interest Period, the day that is two London Business Days prior to the first day of such Interest Period.

          “Interest Period” means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date, from and including the Series 200 -  Issuance Date to but excluding the first Payment Date.

          “Issuer” means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

          “LIBOR” is described under “Series Provisions—Interest.”

          “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          “Monthly Interest” means, for any Payment Date, the amount of interest accrued in respect of the Series 200 -  Notes in the Interest Period for that Payment Date.

          “Monthly Payment Rate” means, for a Collection Period, the percentage obtained by dividing the principal collections for such Collection Period by the average of the Pool Balance as of the first and last day of such Collection Period.

          “Monthly Principal” means, with respect to any Payment Date relating to the Accumulation Period or any Early Amortization Period, the Series 200 -  Investor Available Principal Amounts for that Payment Date, Shared Excess Principal Amounts and available funds from the Excess Funding Account that are allocated to Series 200 -  . For each Payment Date, however, with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Deposit Amount. Also, Monthly Principal will not exceed the Series 200 -  Invested Amount.

          “Monthly Servicing Fee” means, for the Series 200 -  Notes for any Payment Date, an amount equal to one-twelfth of [1.0]% per annum (or such lesser percentage as may be specified by the Servicer) of the Series 200 -  Nominal Liquidation Amount, or such lesser amount to the extent a portion of the Monthly Servicing Fee is waived by the Servicer as set forth in “Description of the Transfer and Servicing Agreements—Servicing Compensation” in the accompanying Prospectus.

          “Moody’s” means Moody’s Investors Service.

          “NNA” means Nissan North America, Inc. and its successors.

          “NML” means Nissan Motor Co., Ltd. and its successors.

          “NMAC” means Nissan Motor Acceptance Corporation and its successors.

          “Noteholder” means, as of any date, the holder of any Note.

          “Notes” means the Floating Rate Auto Dealer Floorplan Loan Asset Backed Notes issued by the Issuer (including the Series 200 -  Notes).

          “NWRC II” means Nissan Wholesale Receivables Corporation II and its successors.

          “Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation.

          “Overconcentration Amount” means the aggregate principal amount of Receivables of the Issuer on a

Payment Date which are Dealer Overconcentrations.

          “Payment Date” means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing in [       ].

          “Pool Balance” means, at any time, the aggregate amount of the principal balances of the Receivables.

          “Pre-Owned Vehicles” consist of previously owned Nissan or Infiniti vehicles, purchased at a closed auction conducted by NMAC, Infiniti Financial Services or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which Nissan or Infiniti vehicles are current model year miled vehicles, or model years within five years of such current model year.

          “Primary Series 200 -  Overcollateralization Amount” means, as of any date of determination, the Series 200 -  Overcollateralization Percentage on the Series 200 -  Issuance Date of the initial Series 200 -  Invested Amount (which upon issuance will be $[       ]), minus the reductions, and plus the reinstatements, in the Primary Series 200 -  Overcollateralization Amount as described under “Deposit and Application of Funds—Reduction and Reinstatement of Series Nominal Liquidation Amount.”

          “Prospectus” means the prospectus dated [       ] accompanying this Prospectus Supplement.

          “Prospectus Supplement” means this prospectus supplement dated [       ].

          “Rating Agency” means each rating agency designated by the Transferor in respect of any outstanding series or class of Notes.

          “Reallocated Principal Collections” means any Series 200 -  Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Series 200 -  Notes.

          “Receivable” means a payment obligation owed by a dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and may be secured by one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts or real estate of such dealer. In some cases, the dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligation.

          “Receivables Purchase Agreement” means the Receivables Purchase Agreement between NMAC and the Transferor dated as of [       ], pursuant to which NMAC sells Receivables from time to time to the Transferor, and each additional receivable purchase agreement entered into after [       ] between NMAC and any other Person that will transfer Receivables to the Issuer.

          “Required Participation Amount” is described under “Deposit and Application of Funds—Required Participation Percentage”.

          “Required Participation Percentage” means [103]%, unless either (a) the aggregate amount of principal receivables due from [       ] or [       ] on the close of business on the last day of any Collection Period is greater that [  ]% of the Pool Balance on that day or (b) the aggregate amount of principal receivables due from any other dealer at such time is greater than [       ]% of the Pool Balance on that day, in which case the Required Participation Percentage, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, will be [       ]%. Furthermore, the Transferor may, upon ten days’ prior notice to the Indenture Trustee and Standard & Poor’s and Moody’s, reduce the Required Participation Percentage to not less than 100%, so long as Standard & Poor’s and Moody’s shall not have notified the Transferor or the Servicer that such reduction in the Required Participation Percentage will result in a reduction or withdrawal of the rating of the Series 200 -  Notes or any other outstanding series or class of Notes.

          “Reset Date” means any day during a Collection Period on which a Reset Event occurs.

           “Reset Event” means the occurrence of any one or more of the following events (i) the issuance of a new series of Notes, (ii) an increase in the outstanding principal amount of the Notes of any series, or (iii) the redemption or repayment of any series of Notes (either in whole or in part).

          “Revolving Period” means the period beginning at the close of business on the Series 200 -  Issuance Date and terminating on the earlier of (i) the close of business on the day immediately preceding the Accumulation Period Commencement Date or (ii) the close of business on the day immediately preceding the day on which an Early Amortization Period commences. The Revolving Period, however, may under certain limited circumstances recommence upon the termination of an Early Amortization Period.

          “Series 200 -  Allocable Defaulted Amounts” means, for any day during a Collection Period, the product of (i) the Series 200 -  Allocation Percentage for such day and (ii) Receivables which became Defaulted Receivables on such day.

          “Series 200 -  Allocable Interest Collections” means, for any day during a Collection Period, the product of (i) the Series 200 -  Allocation Percentage for such day and (ii) interest collections on the Receivables processed on such day.

          “Series 200 -  Allocable Principal Collections” means, for any day during a Collection Period, the product of (i) the Series 200 -  Allocation Percentage for such day and (ii) principal collections on the Receivables processed on such day.

          “Series 200 -  Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 200 -  Nominal Liquidation Amount as of such day and the denominator of which is the sum of the series nominal liquidation amounts for all outstanding series of Notes (including Series 200 -  ) as of that day.

          “Series 200 -  Cut-Off Date” means [       ].

          “Series 200 -  Expected Final Payment Date” means the [       ] Payment Date.

          “Series 200 -  Fixed Allocation Percentage” means, for any day during a Collection Period in the Accumulation Period, the Early Amortization Period or any other principal payment period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 200 -  Nominal Liquidation Amount as of the last day of the Collection Period prior to the commencement of the Accumulation Period, the Early Amortization Period or other principal payment period, as applicable, and the denominator of which is the product of the Pool Balance as of the last day of the preceding Collection Period and the Series 200 -  Allocation Percentage as of the last day of the Collection Period prior to the commencement of the Accumulation Period, Early Amortization Period or other principal payment period.

          “Series 200 -  Floating Allocation Percentage” means, for any day during a Collection Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 200 -  Nominal Liquidation Amount as of such day and the denominator of which is the product of the Pool Balance multiplied by the Series 200 -  Allocation Percentage on such day.

          “Series 200 -  Invested Amount” means, on any day during a Collection Period, the outstanding principal balance of the Series 200 -  Notes (which upon issuance will be $[       ]), minus the reductions, and plus the reinstatements, in the Series 200 -  Invested Amount as described under “Deposit and Application of Funds—Reduction and Reinstatement of Series Nominal Liquidation Amounts”.

          “Series 200 -  Invested Amount Deficit” means, as of any date of determination, the amount, if any, by which (x) the outstanding principal amount of the Series 200 -  Notes less the amount (other than investment earnings) in the Accumulation Account and the Series 200 -  share of amounts in the Excess Funding Account, if any, exceeds (y) the Series 200 -  Invested Amount, on such date.

           “Series 200 -  Investor Available Amounts” means, collectively, the Series 200 -  Investor Available Interest Amounts and the Series 200 -  Investor Available Principal Amounts for such Payment Date.

          “Series 200 -  Investor Available Interest Amounts” is described under “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Interest Amounts.”

          “Series 200 -  Investor Available Principal Amounts” is described under “Deposit and Application of Funds—Application of Available Amounts—Series 200 -  Investor Available Principal Amounts.”

          “Series 200 -  Investor Defaulted Amounts” means, for any day during a Collection Period, the product of (i) the Series 200 -  Allocable Defaulted Amounts for such day and (ii) the Series 200 -  Floating Allocation Percentage on such day.

          “Series 200 -  Issuance Date” means the date on which the Series 200 -  Notes are initially issued.

          “Series 200 -  Nominal Liquidation Amount” means the sum of (i) the Series 200 -  Invested Amount and (ii) the Series 200 -  Overcollateralization Amount.

          “Series 200 -  Nominal Liquidation Amount Deficit” means, as of any date of determination, the sum of (i) the Series 200 -  Invested Amount Deficit and (ii) the Series 200 -  Overcollateralization Amount Deficit.

          “Series 200 -  Notes” means the Issuer’s Floating Rate Auto Dealer Loan Asset Backed Notes, Series 200 -  .

          “Series 200 -  Overcollateralization Amount” means the sum of (i) the Primary Series 200 -  Overcollateralization Amount and (ii) the Incremental Overcollateralization Amount.

          “Series 200 -  Overcollateralization Amount Deficit” means, as of any date of determination, the amount, if any, by which (x) the aggregate of reallocations and reductions of the Series 200 -  Overcollateralization Amount to cover charge-offs and interest shortfalls through such date exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions, through such date.

          “Series 200 -  Overcollateralization Percentage” means (x) [  ]%, or (y) if the long-term unsecured debt of NML is reduced below BBB- by Standard & Poor’s, then [  ]% until that rating is increased to at least BBB-.

          “Series 200 -  Rate” means the per annum rate equal to the applicable LIBOR plus [  ]%.

          “Servicer” means Nissan Motor Acceptance Corporation, in its capacity as Servicer under the Transfer and Servicing Agreement.

          “Shared Excess Interest Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Interest Sharing Group [One], the investor available interest amounts for that series that are not required to be applied in respect of that series.

          “Shared Excess Principal Amounts” means, with respect to any Payment Date, the sum of, for each series of Notes in Excess Principal Sharing Group [One], the investor available principal amounts for that series that are not required to be applied in respect of that series.

          “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

          “Transfer and Servicing Agreement” means the Transfer and Servicing Agreement dated [       ], among the Transferor, the Servicer and the Owner Trustee on behalf of the Issuer and each additional transfer and servicing agreement entered into among the Issuer, the Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

           “Transferor” means Nissan Wholesale Receivables Corporation II.

          “Transferor Deposit Amount” is defined in the “Glossary of Principal Terms” in the accompanying Prospectus.

          “Transferor Interest” means an interest that represents the right to receive all cash flows from the Trust Assets not required to make payments on the Notes or to credit enhancement providers or which is not otherwise allocable to the Noteholders.

          “Trust Agreement” means the trust agreement, dated as of [       ], between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed.

          “Trust Assets” is defined in the “Glossary of Principal Terms” in the accompanying Prospectus.

          “Trust Portfolio” means, at any time, the pool of Receivables which constitute the portfolio of the Issuer at such time, consisting of Receivables arising in connection with accounts designated for the Issuer from NMAC’s U.S. wholesale portfolio.

          “Trust Termination Date” means [       ].

          “Underwriters” means [       ].

          “Underwriting Agreement” means the underwriting agreement among the underwriter[s], Nissan Wholesale Receivables Corporation II and Nissan Motor Acceptance Corporation dated as of [       ].

          “Used Vehicles” consist of previously owned vehicles of any make or model, which are current model year miled vehicles, or model years within five years of such current model year.

ANNEX A

Global Clearance, Settlement and
Tax Documentation Procedures

          Except in specified circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

          Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

          Trading between Clearstream Banking Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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          Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a

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line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in the accompanying Prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

          Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate depending on the treaty terms by filing Form W-8BEN (claiming treaty benefits). Form W-8BEN may be filed by the beneficial owners or their agents.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons

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holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

          The term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in the accompanying Prospectus).

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

          You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. No one has been authorized anyone to give you different information. The information in this Prospectus Supplement or the accompanying Prospectus is only accurate as of the dates on their respective covers. The Notes will not be offered in any jurisdiction where it is not permitted.

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ANNEX B

Series of Notes Issued by the Issuer

Other Series of Notes

          [This Annex B sets forth the principal characteristics of the following outstanding series of Notes issued by the Issuer:

          Description of terms of Series 2003-1 Variable Funding Note.]

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$80.90
Blue Sky Fees and Expenses	*
Printing Expenses	*
Trustee Fees and Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Rating Agencies’ Fees	*
Miscellaneous	*

Total	*

*	Amounts to be filed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Set forth below are certain provisions of law and of the Certificate of Incorporation of Nissan Wholesale Receivables Corporation II. The general effect of such provisions is to provide indemnification to officers and directors of Nissan Wholesale Receivables Corporation II for actions taken in good faith.

          Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the corporation” as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligations to advance expenses (including attorney’s fees).

     Article Eight of the Amended and Restated Certificate of Incorporation of Nissan Wholesale Receivables Corporation II provides as follows:

     “Section 8.01. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

               (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               (iii) under Section 174 of the Delaware General Corporation Law; or

               (iv) for any transaction from which the director derived an improper personal benefit.

          (b) If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (c) Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such repeal or modification.

          (d) If the Corporation has outstanding any securities rated by any NRSRO, the Corporation’s obligation to pay any amount as indemnification or as an advancement of expenses (other than amounts received from insurance policies) shall be fully subordinated to payment of amounts then due on the rated securities and, in any case, (x) nonrecourse to any of the Corporation’s assets pledged to secure the rated securities, and (y) shall not constitute a claim against the Corporation to the extent funds are insufficient to pay such amounts.”

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Trust Agreement between Nissan Wholesale Receivables Corporation II and the Owner Trustee*

4.2	Form of Indenture between the Trust and the Indenture Trustee*

4.3	Form of Indenture Supplement between the Trust and the Indenture Trustee*

4.4	Form of Transfer and Servicing Agreement among the Trust, Nissan Wholesale Receivables Corporation II and Nissan Motor Acceptance Corporation*

4.5	Form of Receivables Purchase Agreement between Nissan Wholesale Receivables Corporation II and Nissan Motor Acceptance Corporation*

4.6	Form of Administration Agreement among the Trust, Nissan Motor Acceptance Corporation, the Indenture Trustee and the Owner Trustee*

5.1	Opinion of O’Melveny and Myers LLP regarding Notes*

8.1	Opinion of O’Melveny and Myers LLP with respect to tax matters*

23.1	Consent of O’Melveny and Myers LLP (included as part of Exhibit 5.1)*

23.2	Consent of O’Melveny and Myers LLP (included as part of Exhibit 8.1)*

24.1	Power of Attorney of Directors and Officers of the Registrant**

25.1	Statement of Eligibility on Form T-1 of Trustee under the Indenture

*	To be filed by amendment.

**	Included on signature pages commencing on page II-6.

ITEM 17. UNDERTAKINGS

(a)  As to Rule 415: The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)  As to Rule 430A: The undersigned registrant hereby undertakes that:

     (1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  As to qualifications of trust indentures under the Trust Indenture Act of 1939 for delayed offerings: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants certify that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on May 29, 2003.

NISSAN MOTOR OWNER TRUST RECEIVABLES
By:	NISSAN WHOLESALE RECEIVABLES CORPORATION II, as originator of Nissan Motor Owner Receivables Trust

By:	/s/ Steven R. Lambert Steven R. Lambert President and Chairman of the Board

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Jin W. Kim as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Steven R. Lambert Steven R. Lambert	Chairman of the Board, President and Principal Executive Officer	May 29, 2003

/s/ Joji Tagawa Joji Tagawa	Treasurer, Director, Principal Financial Officer and Principal Accounting Officer	May 29, 2003

/s/ Joy Murakami Crose Joy Murakami Crose	Director	May 29, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, May 29, 2003.

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Steven R. Lambert Steven R. Lambert President and Chairman of the Board

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Jin W. Kim as his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Steven R. Lambert Steven R. Lambert	Chairman of the Board, President and Principal Executive Officer	May 29, 2003

/s/ Joji Tagawa Joji Tagawa	Treasurer, Director, Principal Financial Officer and Principal Accounting Officer	May 29, 2003

/s/ Joy Murakami Crose Joy Murakami Crose	Director	May 29, 2003

Exhibit Index

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Trust Agreement between Nissan Wholesale Receivables Corporation II and the Owner Trustee*

4.2	Form of Indenture between the Trust and the Indenture Trustee*

4.3	Form of Indenture Supplement between the Trust and the Indenture Trustee*

4.4	Form of Transfer and Servicing Agreement among the Trust, Nissan Wholesale Receivables Corporation II and Nissan Motor Acceptance Corporation*

4.5	Form of Receivables Purchase Agreement between Nissan Wholesale Receivables Corporation II and Nissan Motor Acceptance Corporation*

4.6	Form of Administration Agreement among the Trust, Nissan Motor Acceptance Corporation, the Indenture Trustee and the Owner Trustee*

5.1	Opinion of O’Melveny and Myers LLP regarding Notes*

8.1	Opinion of O’Melveny and Myers LLP with respect to tax matters*

23.1	Consent of O’Melveny and Myers LLP (included as part of Exhibit 5.1)*

23.2	Consent of O’Melveny and Myers LLP (included as part of Exhibit 8.1)*

24.1	Power of Attorney of Directors and Officers of the Registrant**

25.1	Statement of Eligibility on Form T-1 of Trustee under the Indenture

*	To be filed by amendment.

**	Included on signature pages commencing on page II-6.